- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           SALICK HEALTH CARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                                  8099
     (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL
   OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)
                                  95-4333272
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
        8201 BEVERLY BOULEVARD                      LESLIE F. BELL
     LOS ANGELES, CALIFORNIA 90048             SALICK HEALTH CARE, INC.
            (213) 966-3400                      8201 BEVERLY BOULEVARD
   (ADDRESS, INCLUDING ZIP CODE, AND        LOS ANGELES, CALIFORNIA 90048
   TELEPHONE NUMBER, INCLUDING AREA                 (213) 966-3400
    CODE, OF REGISTRANT'S PRINCIPAL    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          EXECUTIVE OFFICES)                      TELEPHONE NUMBER,
                                          INCLUDING AREA CODE, OF AGENT FOR
                                        SERVICE FOR SALICK HEALTH CARE, INC.)

                                   COPY TO:
                             IRWIN G. BARNET, ESQ.
                    SANDERS, BARNET, GOLDMAN, SIMONS & MOSK
                          A PROFESSIONAL CORPORATION
                      1901 AVENUE OF THE STARS, SUITE 850
                         LOS ANGELES, CALIFORNIA 90067
                                --------------

                                   FORM F-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ZENECA GROUP PLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                ENGLAND                                  2834
     (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL
   OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)
                                     NONE
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
           15 STANHOPE GATE                       GLENN M. ENGELMANN
            LONDON, W1Y 6LN                          ZENECA INC.
          011-44-171-304-5000                     1800 CONCORD PIKE
   (ADDRESS, INCLUDING ZIP CODE, AND          WILMINGTON, DELAWARE 19897
      TELEPHONE NUMBER, INCLUDING                   (302) 886-3000
 AREA CODE, OF REGISTRANT'S PRINCIPAL     (NAME, ADDRESS, INCLUDING ZIP CODE,
          EXECUTIVE OFFICES)                AND TELEPHONE NUMBER, INCLUDING
                                         AREA CODE, OF AGENT FOR SERVICE FOR
                                                  ZENECA GROUP PLC)
                                   COPY TO:
                         WINTHROP B. CONRAD, JR., ESQ.
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of Atkemix Thirty-nine Inc. with and into Salick Health Care, Inc., pursuant to an Agreement and Plan of Merger, dated as of December 22, 1994, as amended, described in the enclosed Proxy Statement/Prospectus, have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. [   ]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                            PROPOSED
                                                                            MAXIMUM    PROPOSED MAXIMUM
                                                                            OFFERING      AGGREGATE       AMOUNT OF
                   TITLE OF EACH CLASS OF                    AMOUNT TO BE  PRICE PER       OFFERING      REGISTRATION
                SECURITIES TO BE REGISTERED                   REGISTERED    UNIT (2)       PRICE (2)         FEE(2)
- ---------------------------------------------------------------------------------------------------------------------
Callable Puttable Common Stock of Salick Health Care, Inc.
 (1).......................................................   5,171,003      $31.75      $164,179,345.25  $56,613.57
- ---------------------------------------------------------------------------------------------------------------------
Options to Purchase Shares of Callable  Puttable Common
 Stock of Salick  Health Care, Inc. (and shares of Callable
 Puttable Common Stock issuable  upon exercise thereof)
 (1).......................................................     543,153     $35.375      $19,214,037.38   $6,625.53
- ---------------------------------------------------------------------------------------------------------------------
Contingent Debt Obligations of Zeneca PLC (3)..............      --            $0              $0             $0
- ---------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) The number of shares represents the maximum number of shares of Callable Puttable Common Stock expected to be issued in the Merger, including shares thereof issuable upon exercise of options to purchase shares of Callable Puttable Common Stock which will be issued in connection with the Merger.
(2) Estimated solely for purposes of computing the registration fee. Pursuant to Rule 457(f), the registration fee was computed on the basis of the cash to be paid by the registrant and the market value of the Common Stock of Salick Health Care, Inc. to be exchanged in the Merger for the Callable Puttable Common Stock and was computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of the
    Common Stock of Salick Health Care, Inc. on the Nasdaq National Market on March 8, 1995. Pursuant to Rule 457(b), the registration fee has been reduced by $80,448.30 paid on February 9, 1995 upon the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the proxy materials of Salick Health Care, Inc. included herein. Therefore, no registration fee is payable upon the filing of this Registration Statement.
(3) Contingent Debt Obligations are issued together with the Callable Puttable Common Stock pursuant to the Merger, are not separable from the Callable Puttable Common Stock, will not trade separately from the Callable
    Puttable Common Stock and no additional consideration will be paid with respect to the Contingent Debt Obligations.
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                            SALICK HEALTH CARE, INC.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

 ITEM
  NO.      FORM S-4 CAPTIONS         LOCATION IN PROXY STATEMENT/PROSPECTUS
 ----      -----------------         --------------------------------------
 A.    INFORMATION ABOUT THE
       TRANSACTION
   1.  Forepart of Registration
        Statement and Outside
        Front cover Page of
        Prospectus.............   Facing Page of the Registration Statement;
                                   Outside Front Cover Page of Proxy Statement/
                                   Prospectus
   2.  Inside Front and Outside
        Back Cover Pages of
        Prospectus.............   AVAILABLE INFORMATION; INCORPORATION OF
                                   DOCUMENTS BY REFERENCE; Table of Contents
   3.  Risk Factors, Ratio of
        Earnings to Fixed
        Charges and Other
        Information............   SUMMARY; MERGER PROPOSAL--
                                   Investment Considerations;
                                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   4.  Terms of the Transaction.  SUMMARY--The Annual Meeting;
                                    --Opinions of Financial Advisors;--Certain
                                    Federal Income Tax Consequences;
                                    --Accounting Treatment; INTRODUCTION--
                                    Purpose of Annual Meeting; MERGER
                                    PROPOSAL--Background of and Reasons for
                                    the Merger;--Opinions of the Company's
                                    Financial Advisors;--Certain Federal
                                    Income Tax Consequences;--Accounting
                                    Treatment; THE MERGER AGREEMENT;
                                    DESCRIPTION OF THE SPECIAL COMMON STOCK
   5.  Pro Forma Financial
        Information............   UNAUDITED PRO FORMA FINANCIAL INFORMATION
   6.  Material Contacts with
        the Company Being
        Acquired...............   MERGER PROPOSAL--Background of and Reasons
                                   for the Merger
   7.  Additional Information
        Required for Reoffering
        by Persons and Parties
        Deemed to Be
        Underwriters...........   *
   8.  Interests of Named
        Experts and Counsel....   LEGAL MATTERS
   9.  Disclosure of Commission
        Position on
        Indemnification for
        Securities Act
        Liabilities............   *
 B.    INFORMATION ABOUT THE
        REGISTRANT
  10.  Information with Respect
        to S-3 Registrants.....   *
  11.  Incorporation of Certain
        Information by
        Reference..............   INCORPORATION OF DOCUMENTS BY REFERENCE

 ITEM
  NO.            FORM S-4 CAPTIONS                LOCATION IN PROXY STATEMENT/PROSPECTUS
 ----            -----------------                --------------------------------------
  12.  Information with Respect to S-3
        Registrants.........................   *
  13.  Incorporation of Certain Information
        by Reference........................   *
  14.  Information with Respect to
        Registrants Other Than S-3 or S-2
        Registrants.........................   *
 C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED
  15.  Information with Respect to S-3
        Companies...........................   *
  16.  Information with Respect to S-2 or S-
        3 Companies.........................   *
  17.  Information with Respect to Companies
        Other Than S-3 or S-2 Companies.....   *
 D.    VOTING AND MANAGEMENT INFORMATION
  18.  Information if Proxies, Consents or
        Authorizations are to be Solicited..   Forepart of Proxy Statement/ Prospectus;
                                                SUMMARY--The Annual Meeting;--Appraisal
                                                Rights;--Record Date; Vote Required;
                                                Forepart of INTRODUCTION; INTRODUCTION--
                                                Record Date; Voting Rights; Proxies;--
                                                Solicitation of Proxies;--Required Vote;
                                                MERGER PROPOSAL--Agreements Ancillary to
                                                Merger Agreement;--Interests of Certain
                                                Persons in the Merger; APPRAISAL RIGHTS;
                                                ELECTION OF DIRECTORS; STOCK OWNERSHIP;
                                                EXECUTIVE COMPENSATION; INTEREST OF
                                                MANAGEMENT AND OTHERS IN CERTAIN
                                                TRANSACTIONS
  19.  Information if Proxies, Consents or
        Authorizations are not to be
        Solicited or in an Exchange Offer...   *



- --------
  *Item is omitted because the answer is negative or the item is inapplicable.

                                ZENECA GROUP PLC

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                               LOCATION OR HEADING IN PROXY
 LOCATION OR ITEM NO. AND CAPTION                  STATEMENT/PROSPECTUS
 --------------------------------              ----------------------------
  1. Forepart of Registration
      Statement and Outside Front
      Cover Page of Prospectus......   Facing Page of the Registration Statement;
                                        Outside Front Cover Page of Proxy
                                        Statement/Prospectus
  2. Inside Front and Outside Back
      Cover Pages of Prospectus.....   AVAILABLE INFORMATION; INCORPORATION OF
                                        DOCUMENTS BY REFERENCE; Table of Contents
  3. Risk Factors, Ratio of Earnings
      to Fixed Charges and Other
      Information...................   SELECTED FINANCIAL DATA OF ZENECA PLC
  4. Terms of the Transaction.......   SUMMARY--The Annual Meeting;--Opinions of
                                        Financial Advisors;--Certain Federal
                                        Income Tax Consequences;--Accounting
                                        Treatment; INTRODUCTION--Purpose of Annual
                                        Meeting; MERGER PROPOSAL--Background of
                                        and Reasons for the Merger;--Opinions of
                                        the Company's Financial Advisors;--Certain
                                        Federal Income Tax Consequences;
                                        --Accounting Treatment; THE MERGER
                                        AGREEMENT; DESCRIPTION OF THE SPECIAL
                                        COMMON STOCK
  5. Pro Forma Financial
      Information...................   UNAUDITED CONDENSED PRO FORMA FINANCIAL
                                        INFORMATION OF ZENECA PLC
  6. Material Contacts with the
      Company Being Acquired........   MERGER PROPOSAL--Background of and Reasons
                                        for the Merger
  7. Additional Information Required
      for Preoffering by Persons and
      Parties Deemed to Be
      Underwriters..................   *
  8. Interests of Named Experts and
      Counsel.......................   *
  9. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities...................   *
 10. Information with Respect to F-3
      Registrants...................   *
 11. Incorporation of Certain
      Information by Reference......   AVAILABLE INFORMATION; INCORPORATION OF
                                        DOCUMENTS BY REFERENCE

                                                  LOCATION OR HEADING IN PROXY
 LOCATION OR ITEM NO. AND CAPTION                     STATEMENT/PROSPECTUS
 --------------------------------                 ----------------------------
 12. Information with Respect to F-2 or
      F-3 Registrants..................   *
 13. Incorporation of Certain
      Information by Reference.........   *
 14. Information with Respect to
      Registrants Other Than F-3 or F-2
      Registrants......................   *
 15. Information with Respect to F-3
      Companies........................   AVAILABLE INFORMATION; INCORPORATION OF
                                           DOCUMENTS BY REFERENCE
 16. Information with Respect to F-2 or
      F-3 Companies....................   *
 17. Information with Respect to
      Companies Other Than F-3 or F-2
      Companies........................   *
 18. Information if Proxies, Consents
      or Authorizations are to be
      Solicited........................   *
 19. Information if Proxies, Consents
      or Authorizations are not to be
      Solicited or in an Exchange
      Offer............................   *



- --------
*Omitted because inapplicable or answer is in the negative.

                      [LOGO OF SALICK HEALTH CARE, INC.]

                            SALICK HEALTH CARE, INC.
                             8201 BEVERLY BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 13, 1995

                               ----------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Salick Health Care, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 8201 Beverly Boulevard, Los Angeles, California 90048 on April 13, 1995 at 9:30 A.M., local time, for the following purposes:

    1. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of December 22, 1994, as amended (the "Merger Agreement"), among the Company, Zeneca Limited, an English company ("Zeneca"), and Atkemix Thirty-nine Inc., a Delaware corporation and an indirect wholly owned subsidiary of Zeneca ("Merger Subsidiary"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation, (ii) the certificate of incorporation of the Company will be amended by operation of the Merger to, among other things, authorize the issuance by the Company of Callable Puttable Common Stock, par value $.001 per share (the "Special Common Stock"), having the rights described in the Proxy Statement/Prospectus accompanying this Notice,(iii) each outstanding share of Common Stock, $.001 par value per share, of the Company (the "Shares") (other than Shares as to which appraisal rights have been perfected), will be converted pursuant to the Merger into the right to receive $18.875 in cash and, although no fractional shares will be issued, one-half share of Special Common Stock, and (iv) the outstanding common stock of Merger Subsidiary will be converted pursuant to the Merger into shares of the Common Stock of the Company representing immediately after the Merger fifty percent of the equity of the Company (assuming exercise in full of all options outstanding immediately prior to the Merger). Pursuant to the Merger Agreement, Zeneca will provide the aggregate cash consideration to be received by stockholders in the Merger in exchange for their Shares. All fractional shares of Special Common Stock that holders of Shares otherwise would be entitled to receive will be aggregated and sold and the net proceeds paid to such holders. Holders of the Special Common Stock will have the right to cause the Company to purchase all or some of the shares thereof during a twenty business day period commencing two and one-half years after the consummation of the Merger (the "Closing") at a price of $42.00 per share; and the Company will have the right to acquire all, but not less than all, of the Special Common Stock at any time during the four year period commencing with the Closing at the market price therefor (subject, during the first two years and seven months, to a minimum price of $42.00 per share, discounted from a date which is two years and six months from the effective time of the Merger, if called prior to that date, at a rate which, when compounded daily, is equal to four percent on an annualized basis, and a maximum price of $50.00 per share). As additional consideration for Shares converted in the Merger, the Company will make a distribution to all holders of record of Shares immediately prior to the effective time of the Merger in an aggregate amount of $0.625 per Share, to be paid in two equal installments of $0.3125 each, the first to be paid 180 days after the Closing and the second to be paid 360 days after the Closing.

  Approval of the Merger Proposal by the Company's stockholders will also constitute approval of the treatment and disposition of outstanding options under the Company's stock option and other plans as contemplated by the Merger Agreement, approval of revisions to the certificate of incorporation and by-laws of the Company and the election of ten nominees to serve as directors of the Company following the Merger.

    2. To elect two Class I directors to serve for a three year term and until their successors are duly elected and qualified (or, if the Merger is approved, until the consummation thereof).

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Holders of the Shares have the right to dissent from the Merger and obtain a judicial determination of the "fair value" of their Shares and to receive payment therefor by following the procedures prescribed in Section 262 of the Delaware General Corporation Law, which is attached as Annex D to, and summarized under "APPRAISAL RIGHTS" in, the accompanying Proxy
Statement/Prospectus.

  Detailed information relating to the Merger Proposal and related matters, as well as the other matters to be considered at the Annual Meeting, is contained in the accompanying Proxy Statement/Prospectus, and the annexes thereto, which form a part of this Notice.

  Only stockholders of record on March 3, 1995, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination at the principal executive offices of the Company located at 8201 Beverly Boulevard, Los Angeles, California 90048 at least ten days prior to the Annual Meeting.

  To assure that your interests will be represented, whether or not you expect to attend the Annual Meeting in person, it is important that you promptly complete, sign, date and return the proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          Leslie F. Bell
                                          Secretary

March 13, 1995
Los Angeles, California

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                            SALICK HEALTH CARE, INC.
                             8201 BEVERLY BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048

                               ----------------

                          PROXY STATEMENT RELATING TO
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 13, 1995

                      PROSPECTUS COVERING 5,714,156 SHARES
                       OF CALLABLE PUTTABLE COMMON STOCK

                               ----------------

                                ZENECA GROUP PLC
                                15 STANHOPE GATE
                                 LONDON W1Y 6LN

                                   PROSPECTUS

  This Proxy Statement/Prospectus ("Proxy Statement") constitutes the Proxy Statement of Salick Health Care, Inc., a Delaware corporation (the "Company"), and relates to the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") scheduled to be held on April 13, 1995, at 9:30 A.M., local time, at the Company's principal executive offices, located at 8201 Beverly Boulevard, Los Angeles, California 90048, and any adjournments or postponements thereof. This Proxy Statement and the related form of proxy are first being mailed to stockholders of the Company on or about March 15, 1995.

  At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of December 22, 1994, as amended (the "Merger Agreement"), among the Company, Zeneca Limited, an English company ("Zeneca"), and Atkemix Thirty-nine Inc., a Delaware corporation and an indirect wholly owned subsidiary of Zeneca ("Merger Subsidiary"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation,
(ii) the Company's certificate of incorporation will be revised by operation of the Merger to, among other things, authorize the issuance by the Company of Callable Puttable Common Stock, par value $.001 per share (the "Special Common Stock"), having the rights described in this Proxy Statement, (iii) each outstanding share of Common Stock, $.001 par value per share, of the Company (the "Shares") (other than Shares as to which appraisal rights have been perfected under Section 262 of the Delaware General Corporation Law (the "Delaware Law")), will be converted pursuant to the Merger into the right to receive $18.875 in cash (the "Cash Consideration") and, although no fractional shares will be issued, one-half share of Special Common Stock (the "Stock Consideration"; the Cash Consideration and the Stock Consideration are collectively referred to herein as the "Merger Consideration"), and (iv) the outstanding common stock of Merger Subsidiary will be converted pursuant to the Merger into shares of the Common Stock of the Company representing immediately after the Merger fifty percent of the equity of the Company (assuming exercise of all options outstanding immediately prior to the Merger). Pursuant to the Merger Agreement, Zeneca will provide the aggregate Cash Consideration to be received by stockholders in the Merger in exchange for their Shares. All fractional shares of Special Common Stock that holders of Shares otherwise would be entitled to receive will be aggregated and sold and the net proceeds paid to such holders. Holders of the Special Common Stock will have the right (the "Put") to cause the Company to purchase all or some of the shares thereof during a twenty business day period commencing two and one-half years after the Merger is effective (or earlier upon a change of control as defined in the Company's certificate of incorporation, as revised) at a purchase price of $42.00 per share (the "Put Price"), subject to having funds legally available therefor as described herein. If such funds are not legally available to the Company as set forth in the Merger Agreement,

Zeneca Group PLC, an English company of which Zeneca is a wholly owned subsidiary ("Zeneca PLC" ), will assume the obligations of the Company with respect to the Put. The Company will have the right (the "Call") to acquire, subject to having available funds as described herein, all, but not less than all, of the Special Common Stock at any time during the four year period commencing with the Closing at the market price therefor (subject, during the first two years and seven months, to a minimum price of $42.00 per share, discounted from the date which is two and one-half years from the Effective Time (defined below), if called prior to that date, at a rate which, when compounded on a daily basis, is equal to four percent on an annualized basis, and a maximum price of $50.00 per share; hereinafter, the "Call Price"). Holders of the Special Common Stock will have the right to elect five of the ten directors of the Company following the Merger with the remaining five directors to be elected by the holders of the Common Stock. Upon any liquidation, dissolution or winding up of the Company, prior to any distributions to the holders of the Common Stock, the holders of the Special Common Stock will be entitled to receive a liquidation preference, out of the assets of the Company, in the amount of $42.00 per share (plus interest under specified circumstances). See "DESCRIPTION OF THE SPECIAL COMMON STOCK-- Liquidation." The Merger will be effective on the date and at the time of the filing of a Certificate of Merger by the Company and Merger Subsidiary with the Secretary of State of the State of Delaware (the "Effective Time"). As additional consideration for Shares converted in the Merger, the Company will make a distribution, out of funds legally available therefor, to all holders of record of Shares immediately prior to the Effective Time in an aggregate amount of $0.625 per Share, to be paid in two equal installments of $0.3125 each, the first to be paid 180 days after the date of the Closing and the second to be paid 360 days after the date of the Closing. See the Merger Agreement, which is attached as Annex A to this Proxy Statement, and "THE MERGER AGREEMENT."

  Approval of the Merger Proposal by the Company's stockholders will also constitute approval of the treatment and disposition of outstanding options under the Company's Stock Option Plan (the "Stock Option Plan") and Non-Employee Director Stock Option Plan (the "Director Option Plan;" the Stock Option Plan and the Director Option Plan are collectively referred to herein as the "Plans") as contemplated by the Merger Agreement, approval of revisions to the certificate of incorporation and by-laws of the Company and the election of ten nominees to serve as directors of the Company immediately following the Merger. See "MERGER PROPOSAL--Agreements Ancillary to Merger Agreement" and "-- Conduct of the Company after the Merger," "THE MERGER AGREEMENT--Treatment of Stock Options" and "DESCRIPTION OF AMENDMENTS TO THE CHARTER DOCUMENTS OF THE COMPANY."

  At the Annual Meeting, the Company's stockholders will also be asked to elect two Class I directors who will serve for a three-year term expiring in 1998 (or, if the Merger is approved, until consummation thereof) and to transact such other business, if any, as may properly come before the Annual Meeting.

  This Proxy Statement also constitutes the Prospectus of the Company with respect to the shares of Special Common Stock to be issued pursuant to the Merger. The Company has filed a registration statement on Form S-4 (the "Registration Statement"), of which this Proxy Statement is a part, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Special Common Stock and options to purchase shares of Special Common Stock (and the shares of Special Common Stock issuable upon exercise thereof) to be issued pursuant to the Merger. Subsequent to the Merger, the Special Common Stock will be traded in the Nasdaq National Market under the symbol "SHCID."

  This Proxy Statement also constitutes the Prospectus of Zeneca PLC with respect to certain contingent obligations of Zeneca PLC described herein. Zeneca PLC has filed a registration statement on Form F-4 ("Form F-4 Registration Statement"), of which this Proxy Statement is a part, with the Commission under the Securities Act, covering such contingent obligations.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE COMMISSION  PASSED UPON THE ACCURACY OR THE
   ADEQUACY OF  THIS PROXY  STATEMENT/PROSPECTUS. ANY REPRESENTATION  TO THE
    CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is March 13, 1995.

                             AVAILABLE INFORMATION

  As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Registration Statement. For such information reference is made to the Registration Statement and the annexes thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Zeneca PLC as a foreign issuer of securities trading in the United States is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning Zeneca PLC's directors and officers, their remuneration, options granted to them, the principal holders of Zeneca PLC's securities and any material interest of such persons in transactions with Zeneca PLC is required to be disclosed in proxy statements distributed and filed with the Commission. The Registration Statement and the Form F-4 Registration Statement of which this Proxy Statement forms a part, as well as reports, proxy statements and other information filed by the Company and filed by Zeneca PLC, can be inspected and copied at the Commission's public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Kluczynski Federal Building, Suite 1400, 500 West Madison Avenue, Chicago, Illinois 60661 and copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 at prescribed rates.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS OF THE COMPANY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON RECEIVING THIS PROXY STATEMENT, FROM LESLIE F. BELL, SECRETARY OF THE COMPANY, SALICK HEALTH CARE, INC., 8201 BEVERLY BOULEVARD, LOS ANGELES, CALIFORNIA 90048, (213) 966-3400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 6, 1995.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS OF ZENECA PLC BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON RECEIVING THIS PROXY STATEMENT, FROM ZENECA PLC, IN CARE OF ANN V. BOOTH-BARBARIN, ZENECA INC., 1800 CONCORD PIKE, WILMINGTON, DELAWARE 19897. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 6, 1995.

  All information contained in this Proxy Statement concerning Zeneca, Merger Subsidiary or Zeneca PLC was provided by Zeneca. The Company assumes no responsibility for the accuracy of such information.

  All information contained in this Proxy Statement concerning the Company was provided by the Company. None of Zeneca PLC, Zeneca or Merger Subsidiary assumes any responsibility for the accuracy of such information.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended by Form 10K/A, Amendment No. 1, filed December 29, 1994;

    (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994;

    (c) The Company's Form 8-K, with date of earliest event reported being December 22, 1994; and

    (d) The description of Shares contained in the Company's Registration Statement on Form 8-B filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

  The following documents filed with the Commission by Zeneca PLC are incorporated by reference in this Proxy Statement:

    (a) Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993;
  and

    (b) Zeneca PLC's Form 6-K for the six months ended June 1994.

  All documents filed by the Company or Zeneca PLC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, reports furnished to the Commission on Form 6-K by Zeneca PLC, subsequent to the date hereof and prior to, in the case of the Company, the date of the Annual Meeting referred to herein and, in the case of Zeneca PLC, the date on which the Merger is consummated, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. If the Merger is consummated, the Company will continue to be required to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act.

  Zeneca PLC is an English public limited company. Substantially all of the directors and executive officers of Zeneca PLC named in this Proxy Statement or in the documents incorporated herein by reference are non-residents of the United States. A substantial portion of the assets of Zeneca PLC and a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon Zeneca PLC or such persons with respect to matters arising under the United States securities laws or to enforce against them judgments of United States courts predicated upon civil liability under United States federal securities laws. Zeneca PLC has been advised by G.H.R. Musker, Secretary and Solicitor of Zeneca PLC, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon United States federal securities laws. Zeneca PLC has consented to service of process in the State of New York for claims based upon the Zeneca Put Obligation (as defined below).

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   7
INTRODUCTION...............................................................  14
  Purpose of Annual Meeting................................................  14
  Record Date; Voting Rights; Proxies......................................  15
  Solicitation of Proxies..................................................  16
  Quorum...................................................................  16
  Required Vote............................................................  16
MERGER PROPOSAL............................................................  17
  Investment Considerations................................................  17
  Background of and Reasons for the Merger.................................  17
  Agreements Ancillary to Merger Agreement.................................  19
  Recommendation of the Company's Board of Directors.......................  24
  Opinions of the Company's Financial Advisors.............................  25
  Certain Projections......................................................  29
  Effects of the Merger....................................................  30
  Conduct of the Company after the Merger..................................  31
  Zeneca's Reasons for the Merger..........................................  33
  Interests of Certain Persons in the Merger...............................  33
  Certain Federal Income Tax Consequences..................................  33
  Accounting Treatment.....................................................  36
  Certain Regulatory Matters...............................................  36
THE MERGER AGREEMENT.......................................................  36
  General..................................................................  36
  The Merger...............................................................  37
  Effective Time...........................................................  37
  Conversion and Exchange of Shares........................................  37
  Surrender and Payment....................................................  37
  Fractional Shares........................................................  39
  Additional Cash Consideration............................................  39
  Obligations of Zeneca PLC Regarding Put..................................  39
  Convertible Subordinated Debentures......................................  39
  Appraisal Rights.........................................................  40
  Treatment of Stock Options...............................................  40
  Covenants; Representations and Warranties................................  41
  Conditions to Consummation of the Merger.................................  43
  Termination; Amendments; Assignment......................................  44
  Expenses; Termination Fee................................................  45
DESCRIPTION OF THE SPECIAL COMMON STOCK....................................  45
  Authorized Shares........................................................  46
  Call and Put Features of the Special Common Stock........................  46
  Voting Rights............................................................  48
  Election of Directors....................................................  49
  Special Voting Rights....................................................  50
  Liquidation..............................................................  50

                                                                            PAGE
                                                                            ----
APPRAISAL RIGHTS...........................................................  51
DESCRIPTION OF AMENDMENTS TO THE CHARTER DOCUMENTS OF THE COMPANY..........  54
  Certificate of Incorporation.............................................  54
  By-Laws..................................................................  54
ZENECA.....................................................................  55
SELECTED FINANCIAL DATA OF THE COMPANY.....................................  56
MARKET PRICES FOR SHARES...................................................  57
UNAUDITED PRO FORMA FINANCIAL INFORMATION..................................  58
SELECTED FINANCIAL DATA OF ZENECA PLC......................................  62
ELECTION OF DIRECTORS......................................................  66
STOCK OWNERSHIP............................................................  68
  Principal Stockholders...................................................  68
  Management...............................................................  69
EXECUTIVE COMPENSATION.....................................................  70
  Employment Agreements....................................................  71
  Stock Option Plan........................................................  71
  Employee Qualified Stock Purchase Plan...................................  72
  Salary Savings Plan......................................................  73
  Management Incentive Compensation Plan...................................  73
  Stock Performance Graph..................................................  75
  Compensation Committee Report on Executive Compensation..................  76
  Compensation Committee Interlocks and Insider Participation..............  77
CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS...............................  78
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS..................  78
INDEPENDENT ACCOUNTANTS....................................................  79
STOCKHOLDER PROPOSALS......................................................  79
LEGAL MATTERS..............................................................  79
EXPERTS....................................................................  80
OTHER MATTERS..............................................................  80

UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION
 OF ZENECA PLC.......................................................... F-1-F-7

Annex A      Agreement and Plan of Merger
Annex B      Certificate of Incorporation
Annex C      By-Laws
Annex D      Section 262 of the Delaware General Corporation Law
Annex E      Opinion of Goldman, Sachs & Co.
Annex F      Opinion of Lazard Freres & Co.

                                    SUMMARY

  The following is a brief summary of the more detailed information contained in this Proxy Statement with respect to the Merger discussed herein. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto and other documents referred to in this Proxy Statement. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Proxy Statement. Cross references in this Summary are to the captions of sections of this Proxy Statement.

  Stockholders are urged to read this Proxy Statement and the Annexes hereto in their entirety.

THE COMPANY

  Salick Health Care, Inc. provides disease-specific health care services and risk-based products for health care payors, principally in the areas of the diagnosis and treatment of cancer and the treatment of kidney failure. The Company was organized in 1983 as a California corporation, but changed its state of incorporation to Delaware in 1991. The principal executive offices of the Company are located at 8201 Beverly Boulevard, Los Angeles, California 90048 and its telephone number at that address is (213) 966-3400.

ZENECA

  Zeneca is a wholly owned subsidiary of Zeneca PLC. Zeneca holds substantially all of the operating assets of Zeneca PLC. Zeneca PLC is a major international bioscience business engaged in the research, development, manufacture and marketing of ethical (prescription) pharmaceuticals, agricultural chemicals, specialty chemicals, seeds and biological products. Zeneca and Zeneca PLC's principal executive offices are located at 15 Stanhope Gate, London W1Y 6LN, United Kingdom, and the telephone number is 011-44-171-304-5000. Zeneca PLC and its consolidated subsidiaries are referred to hereinafter as "Zeneca Group" or "Group." Merger Subsidiary is an indirect wholly owned subsidiary of Zeneca. Merger Subsidiary has not conducted any business other than in connection with the Merger Proposal. Zeneca and Zeneca PLC are English companies and Merger Subsidiary is a Delaware corporation. The principal executive offices of Merger Subsidiary are located at 1800 Concord Pike, Wilmington, Delaware 19897 and the telephone number is (302) 886-3000.

THE ANNUAL MEETING

  The Annual Meeting will be held on April 13, 1995 at 9:30 A.M., local time, at the Company's principal executive offices located at 8201 Beverly Boulevard, Los Angeles, California 90048. At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon the Merger Proposal, the election of two Class I Directors and such other matters as may properly come before the Annual Meeting.

  The Merger Agreement provides for the merger of Merger Subsidiary with and into the Company, with the Company being the surviving corporation. The Merger Agreement also provides that, in the Merger, each Share (other than Shares as to which appraisal rights under Section 262 of the Delaware Law have been perfected) will be converted into the right to receive: (i) $18.875 in cash and
(ii) although no fractional shares will be issued, one-half share of Special Common Stock of the Company. The shares of common stock of Merger Subsidiary will be converted into shares of the Common Stock of the Company representing immediately after the Merger fifty percent of the equity of the Company (assuming exercise in full of all options outstanding immediately prior to the Merger), in exchange for which Zeneca will provide all the cash consideration to be received by stockholders in the Merger in exchange for their Shares. All fractional shares of Special Common Stock that holders of Shares otherwise would be entitled to receive will be aggregated and sold and the net proceeds paid to such holders. Holders of the Special Common Stock may exercise the Put during a twenty business day period commencing two and one-half years after the Effective Time (or earlier upon a change of control as defined in the Certificate of Incorporation) and sell all or some of their shares of the Special Common Stock to the Company at the Put Price, subject to having funds legally available therefor as described herein. If such funds are not legally available to the Company as set forth in the Merger Agreement, Zeneca PLC will assume the obligations of the Company with respect to the Put. The Company will have the right to Call, subject to having available funds therefor as described herein, all, but not less than all, of the Special Common Stock at any time during the four year period commencing with the Closing at the Call Price. As additional consideration for Shares converted in the Merger, the Company will make a distribution, out of funds legally available therefor, to all holders of record of Shares immediately prior to the Effective Time in an aggregate amount of $0.625 per Share, to be paid in two equal installments of $0.3125 each, the first to be paid 180 days after the Closing and the second to be paid 360 days after the Closing. See "THE MERGER AGREEMENT--Conversion and Exchange of Shares," "--Surrender and Payment," "--Fractional Shares," "-- Additional Cash Consideration" and "--Obligations of Zeneca PLC Regarding Put."

  Shares with respect to which appraisal rights shall have been perfected will be converted in the Merger into the right to receive the amount to which the holder thereof is entitled upon appraisal. See "MERGER PROPOSAL--Appraisal Rights" and "APPRAISAL RIGHTS."

  Approval of the Merger Proposal will also constitute approval of amendments to the Company's certificate of incorporation to, among other things, authorize ten members for the Board of Directors, five of whom are to be elected by the holders of the Common Stock and five of whom are to be elected by the holders of the Special Common Stock. From the Effective Time, the Board of Directors will consist of Robert C. Black, Dr. Michael G. Carter, John G. Goddard, Dr. Thomas F.W. McKillop and Dr. Clifford Richard Guy who have been designated by Zeneca and Bernard Salick, M.D., Leslie F. Bell, Michael T. Fiore, Barbara Bromley-Williams and Thomas Mintz, M.D., who have been designated by the Company and currently serve on the Company's Board of Directors.

  Additionally, approval of the Merger Proposal by the Company's stockholders will also constitute approval of (i) revisions to the Company's certificate of incorporation to, among other things, authorize the issuance by the Company of Special Common Stock, (ii) revisions to the Company's existing by-laws, and
(iii) the treatment and disposition of outstanding options under the Plans, as contemplated by the Merger Agreement. Pursuant to the Merger Agreement, outstanding options granted under the Plans will, in connection with the Merger, be exchanged for options to purchase shares of Special Common Stock, with appropriate upward (but not downward) adjustments to the exercise price and appropriate downward (but not upward) adjustments to the number of shares of Special Common Stock subject to such options so that the spread between the value (determined as set forth in the Merger Agreement) of the shares of Special Common Stock and the exercise price under the Replacement Options will not exceed the spread immediately prior to the Effective Time between the value of the Shares and the exercise price under the Company Options for which the Replacement Options are exchanged. See "THE MERGER AGREEMENT--Treatment of Stock Options" and "DESCRIPTION OF AMENDMENTS TO THE CHARTER DOCUMENTS OF THE COMPANY."

  Additionally, at the Annual Meeting, the Company's stockholders will be asked to elect two Class I directors to serve for a three year term and until their successors are duly elected and qualified. If the Merger is approved, such persons will serve as Class I directors only until the consummation thereof.

RECORD DATE; VOTE REQUIRED

  Only holders of records of Shares at the close of business on March 3, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, there were 10,342,006 Shares outstanding and entitled to vote.

  Under the Company's certificate of incorporation, subject to certain exceptions, each Share entitles the holder thereof to ten votes on each matter to be considered at the Annual Meeting, except that no holder is entitled to exercise more than one vote on any such matter in respect of any Share with respect to which there has been a change of beneficial ownership after August 27, 1991 or, except for Shares issued on conversion of the Company's 7 1/4% Convertible Subordinated Debentures Due 2000 (the "Debentures") or exercise of options held on that date, Shares which were issued after that date. The number of votes to which a holder of Shares is entitled to ten votes cannot, however, exceed that percentage of the votes entitled to be cast at the Annual Meeting which is equal to that percentage of the total outstanding Shares which such Shares represented as of August 27, 1991.

  Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that the holders of approximately 40% of the Shares will be entitled (subject to the limitation described in the preceding sentence) to exercise ten votes per Share at the Annual Meeting, the holders of the remainder of the outstanding Shares will be entitled to one vote per Share and Dr. Salick, Chairman of the Board and Chief Executive Officer of the Company, who beneficially owned approximately 21.2% of the outstanding Shares on the Record Date (excluding Shares issuable upon exercise of presently exercisable options), will be entitled (after application of the limitation described in the preceding sentence) to approximately 39.7% of the votes entitled to be cast at the Annual Meeting (see "STOCK OWNERSHIP-- Management"). The actual voting power of each holder of Shares, including Dr. Salick, will be based on information possessed by the Company at the time of the Annual Meeting. Under the Company's certificate of incorporation shares held in "street" or "nominee" name are presumed to have had a change in beneficial ownership after August 27, 1991 and are, absent satisfactory evidence to the contrary, entitled to one vote per Share.

  As of the Record Date, directors and executive officers of the Company and their affiliates owned beneficially an aggregate of 2,318,252 Shares (excluding Shares issuable upon exercise of presently exercisable options) or approximately 22.4% of the Shares outstanding on such date. Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that such persons are entitled (after application of the above-described limitation on the number of votes) to cast approximately 41.8% of the votes entitled to be cast on the Merger. Dr. Salick has entered into a Voting and Standstill Agreement with Zeneca pursuant to which he has agreed to vote the Shares beneficially owned by him over which he has voting power in favor of the Merger. See "MERGER PROPOSAL--Agreements Ancillary to the Merger Agreement."

  There is no cumulative voting.

  The presence in person or by properly executed proxy of holders of a majority of all of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Delaware Law, the affirmative vote of holders of Shares possessing a majority of the votes entitled to be cast at the Annual Meeting is required to approve the Merger Proposal. Abstentions and broker non-votes will not be voted for or against the approval and adoption of the Merger Agreement but will have the effect of a negative vote because the affirmative vote of holders of a majority of the votes entitled to be cast is required to approve the Merger Proposal.

  The candidates for election of directors receiving the highest number of affirmative votes of the Shares present at the Annual Meeting entitled to vote on the election of directors will be the directors elected. Any vote against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect or effect on the vote with respect to the election of directors.

  Shares represented by properly executed proxies timely received by the Company will be voted in accordance with the instructions indicated thereon. If no instructions are so indicated, such Shares will be voted FOR approval of the Merger Proposal and FOR the election of the two Class I director nominees. See "INTRODUCTION--Record Date; Voting Rights; Proxies."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the Company and its stockholders and unanimously recommends approval of the Merger Proposal to the

Company's stockholders. See "MERGER PROPOSAL--Background of and Reasons for the Merger," "--Recommendation of the Company's Board of Directors," "--Effects of the Merger," and "--Interests of Certain Persons in the Merger."

EFFECTIVE TIME AND CONDITIONS TO THE MERGER; TERMINATION

  The Merger will become effective on the day and at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to the Delaware Law. It is currently expected that, if all conditions to the Merger have been met or waived, the filing will take place on the date of the Annual Meeting, or as soon thereafter as practicable. See "MERGER PROPOSAL--Certain Regulatory Matters" and "THE MERGER AGREEMENT-- Conditions to Consummation of the Merger."

  Stockholders should not send certificates representing their Shares to the Company or the Exchange Agent for the Merger prior to receipt of a Letter of Transmittal that will be sent to stockholders following the Annual Meeting. See "THE MERGER AGREEMENT--Surrender and Payment."

  The obligations of the Company, Zeneca and Merger Subsidiary to consummate the Merger are subject to certain conditions including, among other things, the approval of the Merger Proposal by the stockholders of the Company in accordance with the Delaware Law, the expiration or termination of any applicable waiting period (including any extensions thereof) under the HSR Act, the execution and delivery of certain Employment Agreements, the consent of certain parties and the absence of any injunction or other legal prohibition to consummation of the Merger. On January 13, 1995, the Company and Zeneca were notified that the requisite waiting period under the HSR Act had been terminated. Additionally, the Merger Agreement required the Company to call for redemption and redeem the Debentures not converted into Shares. The Debentures were called in December 1994 and all outstanding Debentures were converted into Shares. See "MERGER PROPOSAL--Regulatory Matters" and "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger" and "--Convertible Subordinated Debentures."

  The Merger Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Merger Proposal by the stockholders of the Company): (i) by mutual written consent of the Company and Zeneca, (ii) by either the Company or Zeneca, if the Merger has not been consummated by June 30, 1995, (iii) by either the Company or Zeneca, if there is any law, regulation or final judgment, injunction, order or decree that makes consummation of the Merger illegal or otherwise prohibited, (iv) by Zeneca, upon the occurrence of certain specified events, (v) by Zeneca, if any representation or warranty of the Company in the Merger Agreement was not true and correct in all material respects when made or deemed made or the Company has failed to observe or perform, in any material respect, any of its obligations under the Merger Agreement, (vi) by the Company, if any representation or warranty of Zeneca or Merger Subsidiary in the Merger Agreement was not true and correct in all material respects when made or deemed made or Zeneca or Merger Subsidiary has failed to observe or perform in any material respect its obligations under the Merger Agreement, and (vii) by either the Company or Zeneca, if the stockholders of the Companyfail to approve and adopt the Merger Proposal at the Annual Meeting. See "THE MERGER AGREEMENT--Termination; Amendments; Assignment."

  The Merger Agreement provides that the Company will pay Zeneca a termination fee of $11 million (plus up to an additional $1 million as reimbursement for all reasonable fees payable and expenses incurred) if the Merger Agreement is terminated pursuant to the provisions described in clause (iv) above. Such termination fee was required by Zeneca as a condition to its willingness to enter into the Merger Agreement. See "THE MERGER AGREEMENT--Termination; Amendments; Assignment" and "--Expenses; Termination Fee."

SPECIAL COMMON STOCK

  Effective upon consummation of the Merger, the Company's certificate of incorporation will be amended by operation of the Merger to, among other things, authorize the issuance of the Special Common Stock. Shares of Special Common Stock will be substantially identical to the Shares, except that (i) for a period of four years after the Effective Time, the Company has the right (the
Call) to acquire, subject to having available funds therefor as described herein, all, but not less than all, of the shares of the Special Common Stock at the fair market value thereof subject to a floor of $42.00 per share (discounted from the date which is two and one-half years from the Effective Time, if called prior to that date, at a rate which, when compounded on a daily basis, is equal to four percent on an annualized basis), and a ceiling of $50.00 per share during the two years and seven month period from and after the Effective Time, (ii) for a twenty-business day period commencing two and one-half years after the Effective Time (or earlier upon a change of control as defined in the Certificate of Incorporation), the holders of the Special Common Stock have the right (the Put) to require the Company to purchase all or some of their shares thereof at $42.00 per share, subject to having funds legally available therefor as described herein, and (iii) the holders of shares of Special Common Stock will be entitled to receive a $42.00 per share preferential distribution upon any liquidation, dissolution or winding up of the Company prior to any distribution being made to the holders of the Common Stock. See "DESCRIPTION OF THE SPECIAL COMMON STOCK." In addition, until the end of the Put Period, the holders of the Special Common Stock will have the right to elect five of the ten directors of the Company following the Merger, with the remaining five directors to be elected by the holders of the Common Stock. Certain of the shares of the Special Common Stock will be entitled to ten votes per share when voting separately as a class. See "DESCRIPTION OF THE SPECIAL COMMON STOCK--Voting Rights."

OPINIONS OF FINANCIAL ADVISORS

  Goldman Sachs and Lazard Freres acted as financial advisors to the Company in connection with its consideration of the Merger transaction. Goldman Sachs and Lazard Freres each provided to the Board of Directors of the Company its written opinion, dated December 22, 1994, that, as of the date thereof, the consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair to such holders. Each of the financial advisors confirmed in writing to the Company's Board of Directors such opinion as of the date of mailing of this Proxy Statement. The full text of the written opinion of each of Goldman Sachs and Lazard Freres, dated December 22, 1994, which sets forth the assumptions made, the matters considered and the scope of reviews undertaken in connection therewith, is set forth in Annex E and F, respectively, to this Proxy Statement and should be read in its entirety. See "MERGER PROPOSAL--Opinions of the Company's Financial Advisors."

APPRAISAL RIGHTS

  Under the Delaware Law, any holder of record of Shares who votes against or abstains from voting in favor of the Merger and delivers a demand for appraisal prior to the vote of the Company's stockholders on the Merger, has the right to obtain cash payment for the "fair value" of his, her or its Shares (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, a stockholder must strictly comply with all the procedural requirements of Section 262 of the Delaware Law, a description of which is provided in "THE MERGER AGREEMENT--Appraisal Rights" and "APPRAISAL RIGHTS" and the full text of which is attached as Annex D to this Proxy Statement. Section 262 should be read in its entirety. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to comply strictly with all of the requirements of
Section 262 may result in a loss of appraisal rights.

MARKET PRICES

  The Shares are traded on the Nasdaq National Market under the symbol "SHCI." The following table sets forth, for the periods indicated, the high and low closing prices of the Shares on the Nasdaq National Market as reported by
NASDAQ:

                                                                 HIGH     LOW
                                                                ------- -------
      1st quarter ended November 30, 1992...................... $14 3/4 $ 9 3/4
      2nd quarter ended February 28, 1993...................... $  16   $10 3/4
      3rd quarter ended May 31, 1993........................... $13 3/8 $10 1/2
      4th quarter ended August 31, 1993........................ $14 1/4 $11 3/4
      1st quarter ended November 30, 1993...................... $16 1/2 $  13
      2nd quarter ended February 28, 1994...................... $17 1/4 $  14
      3rd quarter ended May 31, 1994........................... $  19   $15 1/2
      4th quarter ended August 31, 1994........................ $18 1/2 $14 1/4
      1st quarter ended November 30, 1994...................... $25 1/4 $17 3/4
      2nd quarter ended February 28, 1995...................... $35 3/8 $23 1/2

  On December 21, 1994, the last full trading day prior to the announcement that the Merger Agreement had been executed, the closing price per Share, as reported on the Nasdaq National Market, was $29.25. On March 10, 1995, the closing sale price per Share, as reported on the Nasdaq National Market, was $35 1/2.

  Based upon security position listings and the Company's belief, it is estimated there were more than 1,500 holders of the Shares as of March 3, 1995.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  A portion of each Share exchanged by a stockholder in the Merger will be considered to have been sold to Zeneca and the remainder will be considered to have been exchanged with the Company for the Special Common Stock and the right to the Distribution. An exchanging stockholder will recognize gain or loss on the exchange of that portion of each Share considered to have been sold to Zeneca measured by the difference between the consideration received from Zeneca and such stockholder's basis in such portion of the Share. Any gain on the exchange of that portion of each Share considered to have been exchanged with the Company (measured by the excess of the value of the Special Common Stock and the right to the Distribution over the basis in such portion of the Share) will be recognized only to the extent of the value of the right to the Distribution. An exchanging stockholder will not recognize any loss on the exchange of that portion of each Share considered to have been exchanged with the Company.

  If the Special Common Stock were treated as preferred stock for purposes of
Section 305 of the Code, holders of Special Common Stock would be required to include in gross income the excess of the Put Price over the fair market value of such share at issuance during the period starting at the Effective Time and ending during the Put Period. While there is no authority directly on point, and the issue is not free from doubt, special counsel to the Company believes that the Special Common Stock should not be recharacterized as preferred stock for this purpose and the Company intends to treat it accordingly. See "MERGER PROPOSAL--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  The proposed Merger will be accounted for as a recapitalization of the Company. The net carrying amount of the Debentures has been credited to stockholders' equity upon the conversion thereof. The Common Stock issued to Zeneca will be capitalized in an amount equal to the Cash Consideration to be received by existing stockholders of the Company in exchange for their Shares. The cash proceeds paid to existing stockholders in exchange for their Shares (including the Distribution payable by the Company) will be charged to stockholders' equity. The Special Common Stock issued to existing stockholders will be capitalized at par value. Cash consideration paid to existing stockholders upon exercise of the Put and/or the Call will be charged against stockholders' equity at the date of exercise. Cash consideration received by the Company from Zeneca to fund the Put and/or the Call will be credited to stockholders' equity. The proposed accounting treatment will result in an increase in total stockholders' equity as a result of the conversion of the Debentures and assumed exercise of outstanding stock options, offset by the Merger transaction expenses and accrual of the Distribution payable by the Company. See "MERGER PROPOSAL--Accounting Treatment" and "THE MERGER AGREEMENT--Convertible Subordinated Debentures."

SELECTED FINANCIAL DATA

  The following table sets forth selected consolidated financial information regarding the Company's operating results and financial position for each of the five fiscal years in the period ended August 31, 1994 and for each of the three month periods ended November 30, 1993 and 1994. The selected consolidated financial information for the Company for the five years shown below has been derived from the audited consolidated financial statements of the Company. The historical data are not necessarily indicative of results to be expected after consummation of the Merger and should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company incorporated herein by reference.

  The interim unaudited financial information for the Company for the three months ended November 30, 1993 and 1994 reflect, in the opinion of the Company's management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information for such interim periods. The results of operations of such interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                                         THREE MONTHS
                                    YEAR ENDED AUGUST 31,             ENDED NOVEMBER 30,
                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)       (UNAUDITED)
                          ------------------------------------------ --------------------
                           1990    1991     1992     1993     1994       1993      1994
                          ------- ------- -------- -------- -------- ------------ -------
Operating revenues, net.  $64,775 $73,773  $95,056 $115,893 $131,529    $29,463   $35,965
Operating income........  $ 7,420 $ 9,134  $11,686 $ 14,418 $ 16,679    $ 3,658   $ 4,606
Income before taxes and
 extraordinary item.....  $ 6,100 $ 7,236  $11,252 $ 14,387 $ 16,882    $ 3,797   $ 4,890
Extraordinary item, net
 of income tax effect...  $   528
Net income..............  $ 4,150 $ 4,518 $  6,920 $  8,976 $ 10,380    $ 2,392   $ 2,960
Earnings per share:
 Primary:
  Income before extraor-
   dinary item..........  $  0.65 $  0.80 $   0.94 $   1.05 $   1.19    $  0.28   $  0.34
  Extraordinary item....  $  0.09
                          ------- ------- -------- -------- --------   --------   -------
Net earnings per share..  $  0.74 $  0.80 $   0.94 $   1.05 $   1.19    $  0.28   $  0.34
                          ======= ======= ======== ======== ========   ========   =======
Fully diluted:
 Income before extraor-
  dinary item...........  $  0.65 $  0.75 $   0.88 $   0.98 $   1.10    $  0.26   $  0.31
 Extraordinary item.....     0.07
                          ------- ------- -------- -------- --------   --------   -------
Net earnings per share..  $  0.72 $  0.75 $   0.88 $   0.98 $   1.10    $  0.26   $  0.31
                          ======= ======= ======== ======== ========   ========   =======
                                          AUGUST 31,                 NOVEMBER 30,
                                        (IN THOUSANDS)               (UNAUDITED)
                          ------------------------------------------ ------------
                           1990    1991     1992     1993     1994       1994
                          ------- ------- -------- -------- -------- ------------
Working capital.........  $28,866 $26,719 $ 58,732 $ 63,503 $ 67,940   $ 65,331
Total assets............  $77,858 $87,819 $131,018 $146,401 $166,082   $173,039
Long-term debt and capi-
 talized leases.........  $32,393 $32,541 $ 33,676 $ 37,231 $ 39,548   $ 38,414
Stockholders' equity....  $34,690 $39,262 $ 82,214 $ 91,431 $102,295   $105,282

                                  INTRODUCTION

  This Proxy Statement is furnished to stockholders of the Company in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held at 9:30 A.M., local time, on Thursday, April 13, 1995, at the Company's principal executive offices, and any adjournments or postponements thereof. The Company's principal executive offices are located at 8201 Beverly Boulevard, Los Angeles, California 90048 and the telephone number therefor is (213) 966-3400.

PURPOSE OF ANNUAL MEETING

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the Merger Proposal. Approval of the Merger Proposal will constitute approval and adoption of the Merger Agreement (including the revisions to the Company's certificate of incorporation and by-laws to be made pursuant thereto), approval of the treatment and disposition of outstanding options under the Plans and the election of ten nominees to serve as directors of the Company following the Merger. If the Merger Proposal is approved, the size of the Company's Board of Directors will be increased from 8 to 10 members, five of whom have been designated by the Company's current Board of Directors and five of whom have been designated by Zeneca. Information with respect to such persons is set forth under "MERGER PROPOSAL--Conduct of the Company After the Merger" and "ELECTION OF DIRECTORS."

  Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company being the surviving corporation, and each Share then issued and outstanding (other than Shares as to which appraisal rights have been perfected under Section 262 of the Delaware Law) will be converted into the right to receive $18.875 in cash and, although no fractional shares will be issued, one-half share of Special Common Stock. In the Merger, the shares of common stock of Merger Subsidiary will be converted into a number of shares of the Company's Common Stock such that Zeneca will own fifty percent of the equity of the Company outstanding following the Merger (assuming exercise in full of all options outstanding immediately prior to the Merger), in exchange for which Zeneca will provide all the cash consideration to be received by stockholders in the Merger in exchange for their Shares. All fractional shares of Special Common Stock that holders of Shares otherwise would be entitled to receive will be aggregated and sold and the net proceeds paid to such holders. Holders of the Special Common Stock will have the right to cause the Company to purchase all or some of the shares thereof during a period of twenty business days commencing two and one-half years after the Closing at $42.00 per share, subject to having funds legally available therefor as described herein. If such funds are not legally available to the Company as set forth in the Merger Agreement, Zeneca PLC will assume the obligations of the Company with respect to the Put. The Company will have the right to acquire, subject to having available funds therefor as described herein, all, but not less than all, of the Special Common Stock at any time during the four year period commencing with the Closing at the market price therefor (subject, during the first two years and seven months, to a minimum price of $42.00 per share, discounted from the date which is two and one-half years from the Effective Time, if called prior to that date, at a rate which, when compounded on a daily basis, is equal to four percent on an annualized basis, and a maximum price of $50.00 per share). As additional consideration for Shares converted in the Merger, the Company will make a distribution out of funds legally available therefor to all holders of record of Shares immediately prior to the Effective Time of the Merger in an aggregate amount of $0.625 per share, to be paid in two equal installments of $0.3125 each, the first to be paid 180 days after the Closing and the second to be paid 360 days after the Closing. See "THE MERGER AGREEMENT--Conversion and Exchange of Shares," "--Surrender and Payment," "--Fractional Shares" and "--Additional Cash Consideration."

  Approval of the Merger Proposal by the Company's stockholders will also constitute approval of the treatment and disposition of outstanding options under the Plans as contemplated by the Merger Agreement, approval of amendments to the Company's certificate of incorporation (to read in its entirety as set forth in Annex B to this Proxy Statement; the "Certificate of Incorporation") and by-laws (to read in their entirety as set forth in Annex C to this Proxy Statement; the "By-Laws") and the election of ten nominees to serve as directors of the Company following the Merger. Subject to the fulfillment or waiver of the other conditions of the Merger Agreement, the Merger is expected to become effective as soon as practicable following approval of the Merger Proposal by the stockholders of the Company. See "MERGER PROPOSAL--Conduct of the Company after the Merger," "THE MERGER AGREEMENT--Treatment of Stock Options" and "DESCRIPTION OF AMENDMENTS TO THE CHARTER DOCUMENTS OF THE COMPANY."

  The Annual Meeting will also be held for the purpose of electing two Class I directors who will serve for a three year term expiring in 1998 (or, if the Merger is approved, until consummation thereof) and transacting such other business, if any, as may properly come before the Annual Meeting.

RECORD DATE; VOTING RIGHTS; PROXIES

  Only holders of Shares of record on March 3, 1995, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the Company had 10,342,006 Shares outstanding.

  Under the Company's certificate of incorporation, subject to certain exceptions, each Share entitles the holder thereof to ten votes on each matter to be considered at the meeting, except that no holder is entitled to exercise more than one vote on any such matter in respect of any Share with respect to which there has been a change of beneficial ownership after August 27, 1991 or Shares which were issued after that date (except for Shares issued on conversion of the Debentures or exercise of options held on that date). The number of votes to which a holder of Shares entitled to ten votes cannot, however, exceed that percentage of the votes entitled to be cast at the meeting which is equal to that percentage of the total outstanding shares of Common Stock which such Shares represented as of August 27, 1991. Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that the holders of approximately 40% of the Shares will be entitled (subject to the limitation described in the preceding sentence) to exercise ten votes per Share at the meeting, the holders of the remainder of the outstanding Shares will be entitled to one vote per Share and Bernard Salick, M.D., Chairman of the Board and Chief Executive Officer of the Company ("Dr. Salick"), who beneficially owned approximately 21.2% of the outstanding Shares on the Record Date (excluding Shares issuable upon exercise of presently exercisable options), will be entitled (after application of the limitation described in the preceding sentence) to approximately 39.7% of the votes entitled to be cast at the meeting. As of the Record Date, directors and executive officers of the Company and their affiliates owned beneficially an aggregate of 2,318,252 Shares (excluding Shares issuable upon exercise of presently exercisable options) or approximately 22.4% of the Shares outstanding on such date. Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that such persons are entitled (after application of the above-described limitation on the number of votes) to cast approximately 41.8% of the votes entitled to be cast on the Merger. See "STOCK OWNERSHIP--Management." The actual voting power of each holder of Shares, including Dr. Salick, will be based on information possessed by the Company at the time of the meeting. Under the Company's certificate of incorporation Shares held in "street" or "nominee" name are presumed to have had a change in beneficial ownership after August 27, 1991 and are, absent satisfactory evidence to the contrary, entitled to one vote per Share.

  IF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING BELIEVE THEY ARE THE OWNERS OF SHARES ENTITLED TO TEN VOTES PER SHARE, THEY MUST FURNISH EVIDENCE SATISFACTORY TO THE COMPANY WHICH MAY BE IN THE FORM OF A COPY OF THE STOCK CERTIFICATE, BROKERAGE ACCOUNT OR TRADE TICKET SHOWING THEIR OWNERSHIP OF THE SHARES AS OF AUGUST 27, 1991.

  There is no cumulative voting.

  All Shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such Shares will be voted (1) FOR approval of the Merger Proposal, (2) FOR the election of the Board's two nominees as Class I directors of the Company, and (3) in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. Stockholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company at 8201 Beverly Boulevard, Los Angeles, California 90048 so that it is received by no later than the closing of the polls at the Annual Meeting for the vote with respect to Proposal 1 (the Merger Proposal) on the enclosed proxy card or by attending the Annual Meeting in person and voting thereat or by executing a later dated proxy delivered prior to the closing of the polls at the Annual Meeting for the vote with respect to such Proposal 1. Unless so revoked, the Shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein by the stockholder.

SOLICITATION OF PROXIES

  The expense of preparing, printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, facsimile or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Shares held in their names. The Company will reimburse such persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of all of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

REQUIRED VOTE

  The approval of the Merger Proposal requires the vote of the holders of at least a majority of the total votes entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will not be voted for or against the approval and adoption of the Merger Proposal but will have the effect of a negative vote because the affirmative vote of holders of a majority of the votes entitled to be cast is required to approve such proposal.

  The candidates for election as Class I Directors receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors are the directors elected. Any votes against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

  THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                MERGER PROPOSAL
                           (PROPOSAL 1 ON PROXY CARD)

  In considering the Merger Proposal, stockholders should be aware of certain factors regarding the Merger Proposal, which are set forth below or which are discussed elsewhere in this Proxy Statement.

INVESTMENT CONSIDERATIONS

  If the Merger is approved and consummated, each Share outstanding at the Effective Time will be converted into the right to receive cash in the amount of $18.875 and (although no fractional shares will be issued) one-half share of the Special Common Stock. Additionally, the holders of Shares will be entitled to receive $0.625 per Share, payable in two equal installments one hundred eighty days and three hundred sixty days, respectively, after the Closing. See "THE MERGER AGREEMENT--Conversion and Exchange of Shares" and "--Additional Cash Consideration." Since holders of Shares will be receiving Special Common Stock as partial consideration for their Shares, the holders should consider the attributes and limitations of the Special Common Stock. See "DESCRIPTION OF THE SPECIAL COMMON STOCK" below. Because of the Put and Call rights of the Special Common Stock (see "DESCRIPTION OF THE SPECIAL COMMON STOCK" below), participation by the holders of the Special Common Stock in increases in value of the Company may be limited and, following the expiration of the period in which the Put is exercisable, the Special Common Stock may have limited marketability (see "Effects of the Merger" and "Recommendation of the Company's Board of Directors"). Such factors as well as tax consequences relating to the Merger Proposal and the Special Common Stock (see "Certain Federal Income Tax Consequences" below) should be considered (together with the information provided elsewhere in this Proxy Statement) in evaluating the Merger Proposal.

BACKGROUND OF AND REASONS FOR THE MERGER

  In 1993 the health care industry began undergoing a process of rapid and major consolidation in both the provider and payor segments. Considering these factors, the Company believed it had to develop plans for accelerated expansion in order to assure the Company's competitive advantages and position. The Company's management initially explored expanding the business of the Company through the expansion of its existing facilities and services as well as through development of new disease-specific entities. The Company's management recognized that, to enable it to achieve those plan objectives, the Company would require substantially more capital at better rates and terms than the Company might be able to obtain on its own, additional skilled and other support personnel and a substantial increase in its investment in information systems and personnel.

  By early 1994 the Company's management had concluded that the best interests of the Company and its stockholders would be served by concentrating efforts in the expansion, domestically and internationally, of the Company's cancer centers and related programs and services, increasing the number of agreements with hospitals for cancer services, providing inpatient services, and concentrating efforts in the Company's recently commenced managed care subsidiary, SalickNet, rather than in the development of new disease-specific entities.

  To deal with these considerations in a manner determined to be in the Company's best interest while preserving and fostering the quality of the Company's operations and patient care services, the Company's management considered various possibilities. These included strategic alliances (such as partnerships or joint ventures), raising additional capital through debt or equity offerings either on a public or private placement basis, acquisition(s) of other entities and the merger and/or sale of the Company.

  In the spring of 1994, the Company began to investigate various possible strategic alliances with companies engaged in, among others, the health care, information systems and certain manufacturing and distribution industries. The purpose of the investigation was to determine the initial level of interest that some of these companies might have in becoming partners with the Company, either directly or indirectly through an investment in the Company.

  By July 1994, the Company determined that the best way to achieve its goals would be to enter into a financial transaction (not involving a partnership or a joint venture) with another party that had sufficient capital, market presence, and skilled personnel to participate in the Company's accelerated expansion efforts. The party would have to be committed to the Company's programs and services and plans for growth and to providing patients with the quality of patient care for which the Company was recognized and would have to be willing to pay a premium to the Company's stockholders for the opportunity. To assist the Company in reviewing its available alternatives, in July 1994, the Company engaged the services of Goldman, Sachs & Co. ("Goldman Sachs") and Lazard Freres & Co. ("Lazard Freres"), which entity had been working with the Company in a limited capacity, to act as its financial advisors. Together with the Company, the financial advisors identified companies with the potential to meet the Company's requirements. Through December 1994, the Company and its financial advisors solicited indications of interest from a substantial number of entities that were identified as possibly having an interest in doing a financial transaction with the Company and conducted confidential conversations with certain of these entities.

  In May and June 1994, the Company had initial, general discussions with Zeneca regarding potential transactions between them. Following the engagement of the financial advisors, the Company's management determined to explore a transaction with Zeneca. Between July and October 1994, the Company's financial advisors had several meetings and discussions with Zeneca's financial advisors. Although the management of the Company had several telephonic discussions with representatives of Zeneca during the period from July through October 1994, no additional meetings were held between them until November 1994. Until a definitive agreement was executed, the Company continued to meet and discuss possible transactions with other entities.

  In November 1994, Zeneca proposed a transaction whereby it would acquire fifty percent of the equity of the Company on terms and conditions to be defined in further discussions. The Company's management informed Zeneca that any potential transaction would also have to provide the Company's stockholders with the ability to readily liquidate their holdings in the Company, and Zeneca informed the Company's management that any potential transaction would have to allow Zeneca to acquire such holdings. To accomplish this result, the transaction was structured to create the Special Common Stock with the Put and Call features described herein. See "DESCRIPTION OF THE SPECIAL COMMON STOCK" below. Zeneca insisted as a condition to the transaction that Dr. Salick enter into a Voting and Standstill Agreement by which he would agree to vote his Shares in favor of the transaction and that each of Dr. Salick and Messrs. Bell and Fiore enter into employment agreements and agreements not to compete. See "Agreements Ancillary to Merger Agreement." Although, despite the Company's request, Zeneca did not commit to make capital available to the Company as may be necessary to fund its anticipated expansion and maintain the Company's quality of care and operations, the Company's Board of Directors was subsequently satisfied that Zeneca would assist the Company in obtaining the required capital. See "Recommendation of the Company's Board of Directors."

  The Company's management determined that the goals of the Company, taking into account Zeneca's stated interest in initially acquiring only fifty percent of the Company, could best be accommodated by the transaction structure. The structure provides for a strategic alliance and immediate cash payment to the stockholders, combined with the possibility that either the stockholders (through the Put mechanism) or Zeneca (through the Call mechanism) would be able to convert the strategic relationship into a controlling or complete acquisition by Zeneca. The Company's management determined that the immediate cash payment as part of the Cash Consideration, the possibility of the participation in the growth of the Company resulting from the strategic alliance with Zeneca and the certainty of the premium over the market price at which the holders of the Shares could dispose of their remaining equity in the Company in two and one-half years, outweighed the limitations on the participation in the growth of the Company which would result from the potential exercise of the Call by Zeneca.

  Thereafter and through December 21, 1994 (and while discussions were taking place with other entities), the agreements relating to the terms and conditions of the Merger, the Special Common Stock, the governance provisions, the Company's charter documentation and the ancillary documents were negotiated.

  Throughout the entire process beginning in late 1993 the Company's Board of Directors was regularly advised of and consulted with concerning the efforts by the Company's management to develop its strategy in light of the new competitive situation. During the month of December 1994, the Company's Board of Directors held six meetings to discuss and evaluate the activities of the Company's management and financial advisors in seeking a financial transaction, issues regarding the Merger and the negotiations thereof and the fairness of the consideration to be received in the Merger. In December 1994, the independent directors engaged the law firm of Buchalter, Nemer, Fields and Younger to act as their special counsel to advise them as to their various duties and responsibilities concerning their review and evaluation of the Merger Proposal.

  The Board believed that the Merger Consideration (including the Distribution) would provide the stockholders with a fair price for the Shares. Since the Call allowed Zeneca to purchase all of the Special Common Stock at a maximum price of $50.00 per share during the two years and seven months following the Effective Time, the Board felt it was of primary importance that there be a minimum Call Price in the event that the Call was exercised prior to the Put Period, that the stockholders of the Company have the absolute right to be able to sell the Special Common Stock at $42.00 per share (discounted from the beginning of the Put Period at a rate which, when compounded daily, is equal to four percent on an annualized basis) and that such right be protected.

  At a meeting held by conference telephone on December 21, 1994, at which all members of the Board and legal counsel for the independent directors were present, each of Goldman Sachs and Lazard Freres advised the Company's Board of Directors that, in its opinion as a financial advisor to the Company, the Merger Consideration (including the Distribution) was, as of that date, fair to the holders of the Shares and that they were prepared to deliver their opinion to that effect. In considering the Merger Proposal, the Board considered a variety of factors. See "Recommendation of the Company's Board of Directors." The Board of Directors then unanimously approved the Merger Proposal, authorized the execution and delivery of the Merger Agreement and ancillary agreements and recommended adoption of the Merger Proposal by the stockholders of the Company.

  On December 22, 1994, the Company, Zeneca and Merger Subsidiary executed the Merger Agreement. Additionally, the Company, Zeneca and Dr. Salick executed a Governance Agreement and Agreement Not to Compete (to become effective at the Effective Time); Zeneca and Dr. Salick executed a Voting and Standstill Agreement; the Company and Dr. Salick executed a Second Amended and Restated Employment Agreement; and the Company, Merger Subsidiary and Dr. Salick and his spouse executed a letter regarding the lease or sale of the real property upon which the Company's corporate headquarters are located. For a description of the terms of the Merger Agreement and such other agreements, see "Agreements Ancillary to Merger Agreement" and "THE MERGER AGREEMENT" below.

  On December 22, 1994, each of Goldman Sachs and Lazard Freres delivered to the Company's Board of Directors its opinion as to the fairness of the Merger Consideration.

  On December 22, 1994, the Company and Zeneca issued a joint press release regarding the Merger Proposal.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

AGREEMENTS ANCILLARY TO MERGER AGREEMENT

  Pursuant to the Merger Proposal, the Company's certificate of incorporation will be amended to, among other things, provide that the holders of the Common Stock will be entitled to elect five directors (the "Common Stock Directors") and the holders of the Special Common Stock will be entitled to elect five directors (the "Special Common Stock Directors"). Notwithstanding the terms of the Governance Agreement (described below), the Certificate of Incorporation provides that, under certain specified default or insolvency circumstances, the authorized number of directors of the Company will automatically increase by a number which will, together with the authorized number of Special Common Stock Directors, represent a majority of the Board. In that event, the Special Common Stock Directors will have the sole right to fill the vacancies created thereby and, thereafter, the holders of Special Common Stock will be entitled to elect a majority of the Board until such defaults are cured. See "Governance Agreement" and "DESCRIPTION OF THE SPECIAL COMMON STOCK--Election of Directors" below.

  Concurrently with the execution of the Merger Agreement, the Company entered into several ancillary agreements discussed below. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the specific agreements, copies of which are on file with the Commission.

  Governance Agreement. The Company is party to a Governance Agreement, dated as of December 22, 1994, as amended (the "Governance Agreement"), with Zeneca and Dr. Bernard Salick, the provisions of which become effective immediately upon the consummation of the Merger and terminates upon the earlier of the date upon which (1) the Company has exercised the Call and has paid to the Depositary (as defined below) the aggregate Call Price and (2) the Put Period has expired and the Company has paid the Depositary the Put Price for all shares of Special Common Stock with respect to which the Put has been exercised (the "Termination Date").

  The Governance Agreement provides (and the By-Laws will provide) that the Company will not take or agree to take (nor permit its subsidiaries to take or agree to take), directly or indirectly, certain specified actions without the approval of a majority of the Board present and voting at the meeting. The majority must include at least one Common Stock Director who at such time is an employee of Zeneca (or certain of its affiliates) and at least one Special Common Stock Director who was an executive officer of the Company prior to the Merger. Those actions include, without limitation (and, in certain cases, subject to specified exceptions): (i) adoption, repeal or modification of any business plan of the Company (as a business plan for fiscal year 1995, the Governance Agreement contemplates a business plan consistent with the Company's 1995 budget, projections derived from which are set forth under "MERGER PROPOSAL--Certain Projections"); (ii) authorization, sale, distribution or other issuance of, or the granting of rights with respect to, any securities of the Company, except for any issuances of Special Common Stock pursuant to the terms of the Replacement Options (as defined below), (iii) a repurchase, redemption or exchange of any shares of capital stock of the Company, other than as contemplated by the terms of the Special Common Stock or in connection with the exercise of the Replacement Options, (iv) amendment of the Certificate of Incorporation or the By-Laws of the Company, (v) incurrence of debt (see "Recommendation of the Company's Board of Directors"), (vi) the liquidation of (or investment in) marketable securities, (vii) acquisition or sale of any interest in a business or assets exceeding certain dollar thresholds, (viii) the execution or amendment of certain agreements creating a liability, or requiring payments, over certain dollar thresholds, (ix) entry into a line of business other than providing diagnostic and therapeutic services to patients with complex chronic illnesses requiring sophisticated long-term care, (x) the making of any investment in or entry into joint ventures or partnerships, (xi) the initiation or settlement of certain litigation matters, (xii) the taking of certain extraordinary corporate actions (such as the sale of all or substantially all of the Company's assets, a merger or recapitalization of the Company, filing of a bankruptcy petition and the like), (xiii) except for any transaction contemplated by, authorized by or described in the Employment Agreements (defined below), the appointment or removal of or transactions by the Company or its subsidiaries with any senior officer of the Company or any transactions by the Company with any of its directors or any of its subsidiaries or their affiliates or with any of Zeneca or certain of its affiliates, (xiv) the creation and composition of any committee of the Board of Directors, (xv) the adoption or amendment of any employee plan or arrangement or the execution or amendment of or supplement to any collective bargaining or union contract, (xvi) the payment of dividends or distributions, other than as contemplated by the Merger Agreement, (xvii) licensing or sublicensing of material intellectual property, (xviii) any change in the Company's fiscal year, and (xix) the appointment or termination of the engagement of the Company's accountants.

  Pursuant to the terms of the Governance Agreement, Zeneca is required to designate the persons who will serve as the five initial Common Stock Directors, at least one of whom must be an independent director (as defined in Section 6(c) of Schedule D to the By-laws of the National Association of Securities Dealers, Inc. ("NASD")). Thereafter, Zeneca may (but is not required) to nominate those persons who will stand for election as the successors to the Common Stock Directors, at least one of whom at all times will be an independent director. The five persons designated by Zeneca to serve as the initial Common Stock Directors are Robert C. Black, Dr. Michael G. Carter, John G. Goddard, Dr. Thomas F.W. McKillop and Dr. Clifford Richard Guy. See "Conduct of the Company After the Merger." Pursuant to the Governance Agreement, the Company has designated Dr. Salick, Leslie F. Bell, Michael T. Fiore, Barbara Bromley-Williams and Thomas Mintz, M.D. as the persons to serve as the five initial Special Common Stock Directors. See "ELECTION OF DIRECTORS." Thereafter, a majority of the Special Common Stock Directors in office will nominate those persons who will stand for election as the successors to the Special Common Stock Directors, at least one of whom will, at all times, be an independent director.

  Upon the expiration of the term of directorship of those persons constituting the Board immediately after the Effective Time, and thereafter upon the expiration of the term of directorship of each successor thereto, the Company will nominate the persons (and only those persons) selected in the manner described above as the group of nominees proposed by the Board of Directors of the Company for election to the Board at each meeting of the stockholders of the Company being held for the election of directors, will recommend to the stockholders of the Company each such nominee's election to the Board and solicit proxies for each such nominee from all holders of voting securities of the Company entitled to vote thereon.

  The Governance Agreement further provides that the Company will have an executive committee, an audit committee and a compensation committee, each consisting of an equal number of Common Stock Directors and Special Common Stock Directors. The Governance Agreement further requires (and the By-Laws will permit) the establishment of an operational committee, also consisting of an equal number of Common Stock Directors and Special Common Stock Directors, to which committee the Board of Directors may delegate the power to approve the taking of certain of the specified actions described above, as the Board determines is appropriate, which approval otherwise requires approval by a majority of the Board, including one Common Stock Director who is then an employee of Zeneca or certain of its affiliates and one Special Common Stock Director who was an executive officer of the Company prior to the Merger.

  The Governance Agreement further provides that, at the written request of Zeneca, the Company will take any action required to allow Zeneca to exercise the Call. The members of the Board will use their best efforts, consistent with their fiduciary duties to the Company, to do all necessary and useful actions in connection with the exercise by Zeneca of the Call.

  Zeneca has the right (but not the obligation) under the Governance Agreement to designate (subject to the Company's approval) up to three employees of Zeneca or its affiliates to be employed by the Company after the Closing, one of whom would be an executive officer and the other two of whom would be staff-level employees in the area of financial management and management information systems. The salary and benefits of one staff-level employee will be paid by the Company and the salary and benefits of the other two employees will be paid by Zeneca, subject to review of the arrangements within one year after the Merger.

  Under the Governance Agreement, the Company will be subject to certain continuing covenants including without limitation advising and consulting with Zeneca as to the business of the Company and permitting Zeneca (or a representative thereof) to visit and inspect any of the properties of the Company or any of its subsidiaries, at such reasonable times and as often as Zeneca may reasonably request. Further, the Company is required to deliver copies of its monthly, quarterly and year-end financial and other operating statements to Zeneca. Each of the parties to the Governance Agreement has agreed to hold in confidence and not use (and use its best efforts to cause its affiliates, shareholders, directors, officers, employees, accountants, counsel, consultants, advisors and other agents to hold in confidence and not use), subject to certain specified exceptions, all confidential documents and information received from the other parties to the Governance Agreement.

  Zeneca may assign its rights, but not its obligations, under the Governance Agreement to any Zeneca Group entity and may assign its rights and obligations under the Governance Agreement to Zeneca PLC or Zeneca Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Zeneca, without the consent of the Company or Dr. Salick or it may assign its rights and obligations under the Governance Agreement to any other Zeneca Group entity with the consent of both Dr. Salick and the Company, such consent not to be unreasonably withheld.

  Employment Agreements. The Company is presently party to employment agreements with each of Dr. Salick and Messrs. Bell and Fiore. The terms thereof are summarized under "EXECUTIVE COMPENSATION--Employment Agreements" below.

  In connection with the Merger Agreement, the Company and Dr. Salick have entered into a Second Amended and Restated Employment Agreement, dated as of December 22, 1994 (the "Salick Agreement"), which will, on the consummation of the Merger, supersede the existing employment agreement between the Company and Dr. Salick. The compensation and benefits under the Salick Agreement are substantially the same as those contained in Dr. Salick's existing employment agreement. See "EXECUTIVE COMPENSATION--Employment Agreements" below. The Salick Agreement provides that Dr. Salick will be employed as the Chairman of the Board, Chief Executive Officer and President and as Medical Director of the Company's facilities for a period of five years from the Closing. The Salick Agreement provides for an annual salary of $878,320 (increased annually by an amount at least equal to the annual increase in the All Urban Consumers Los Angeles-Long Beach-Anaheim consumer price index), an annual bonus equal to the greater of that determined by the Executive Compensation Committee, the Board of Directors of the Company or as calculated as set forth in the Salick Agreement (which formula provides that the first $300,000 of net profits of the Company are payable to Dr. Salick as a bonus), continued participation in the Company's Management Incentive Compensation Plan ("MICP"), and payment of certain professional fees, expenses and benefits. The Salick Agreement may be terminated by the Company for "Good Cause" as therein defined which includes, without limitation, misappropriation of Company funds; repeated willful misconduct or a single act of wanton and egregious misconduct; conviction of a felony; engaging in intentional acts of fraud; engaging in any business, profession or occupation which is competitive with the business of the Company; a violation of the Company's Employee Handbook or Personnel Policy & Procedure Manual or the Policy on the Ethical Conduct of Business developed by Zeneca; and breach of certain covenants regarding the transfer of any patentable inventions and the information with respect to the same which may be developed by Dr. Salick. The Salick Agreement may be terminated by Dr. Salick for "Good Reason" which includes, without limitation, a reduction in his base salary; a change in the principal offices of the Company (other than to facilities of a substantially similar size and quality in West Los Angeles or Santa Monica, California); a reduction in the Company's employees or working hours by at least thirty percent (which is not caused by a significant decline in the economic performance of the Company); a material adverse change in the operations, policies, funding, procedures, practices or professionalism relating to the overall quality of patient care by the Company which is inconsistent with the Company's past or existing practices; the name of the Company being changed to not include the name "Salick;" certain reductions in benefits to Dr. Salick or a change in the calculations of his bonus; a breach by the Company of the Salick Agreement; a change in control of the Company during the first thirty months after the Closing; and the reasonable determination by Dr. Salick that, as a result of changes initiated by Zeneca that significantly adversely affect his position, he is unable to exercise the nature or scope of his authority, duties, powers, or functions that he exercised at the time of execution of the Salick Agreement. If Dr. Salick's employment is terminated during the term thereof for any reason other than Good Cause or if Dr. Salick terminates the Salick Agreement for Good Reason, then he will be entitled to severance pay in an amount equal to 299% of his "Base Salary" (as therein defined). The Company has agreed to indemnify Dr. Salick for any liabilities or losses incurred by him in connection with any litigation relating to actions or omissions prior to the Effective Time to which he is a party by reason of being an officer, director, employee or agent of the Company or based on or arising out of his serving in such capacities, other than litigation with respect to which Dr. Salick had actual knowledge and did not disclose pursuant to the Merger Agreement. As to actions taken or omitted to be taken after the Effective Time, the

Company will indemnify Dr. Salick for any liabilities or losses incurred by him in connection with any litigation to which he is made a party by reason of, or based on or arising out of his services as, an officer, director, employee or agent of the Company or out of certain tax audits, other than any litigation arising from repeated willful misconduct by Dr. Salick.

  As required under the Salick Agreement, Dr. Salick and the Company entered into an Agreement Not to Compete which prohibits him, for a period of thirty months from the Closing, from being employed by or otherwise participating in any business which competes with the business of the Company within certain geographical limits and from soliciting employees or former employees without the prior written consent of the Company. Although entered into on December 22, 1994, the Agreement Not to Compete only becomes effective after the Effective Time and then only in the event that the employment of Dr. Salick is terminated by the Company for Good Cause or is terminated by him for any reason other than Good Reason (other than termination for Zeneca-initiated changes included within the definition of Good Reason).

  As a condition to the obligations of Zeneca to proceed with the Closing, the Company shall have also entered into employment agreements and agreements not to compete with each of Leslie F. Bell and Michael T. Fiore in substantially the same form as the Salick Agreement (collectively, the Salick Agreement and such other employment agreements are referred to herein as the "Employment Agreements"). The compensation and benefits under these agreements will be substantially the same as those contained in Messrs. Bell's and Fiore's existing employment agreements. See "EXECUTIVE COMPENSATION--Employment Agreements." The Employment Agreement to be entered into with Mr. Bell will provide for his employment as Executive Vice President, Chief Financial Officer, Secretary and General Counsel to the Company at an annual salary of $392,893 (with cost of living adjustments) and the Employment Agreement to be entered into with Mr. Fiore will provide for his employment as Executive Vice President and Chief Operating Officer of the Company at an annual salary of $307,528 (with cost of living adjustments). Each of Messrs. Bell and Fiore will be entitled to continued participation in the MICP. On the consummation of the Merger, the employment agreements between the Company and each of Messrs. Bell and Fiore will be superseded by the Employment Agreements.

  Voting and Standstill Agreement. The Company, Zeneca and Dr. Salick are parties to a Voting and Standstill Agreement, dated as of December 22, 1994 (the "Voting Agreement"), pursuant to which Dr. Salick has agreed to vote all Shares held by him as of December 22, 1994 and all Shares acquired by him after that date in favor of the Merger. Additionally, Dr. Salick has agreed not to vote any of such Shares in favor of any action or agreement which would result in a breach in any material respect of any covenant of the Company under the Merger Agreement. Furthermore, during the term thereof, Dr. Salick is prohibited from transferring any beneficial interest in such Shares without the prior written consent of Zeneca and from taking any action to solicit, initiate or encourage any Acquisition Proposal (as defined below) or, subject to his fiduciary duties as a director of the Company, to engage in negotiations concerning an Acquisition Proposal. The Voting Agreement further provides that, for a period of thirty months after the Closing of the Merger, Dr. Salick may not sell or otherwise dispose of any of his shares of the Special Common Stock except pursuant to Rule 144 promulgated under the Securities Act or the Call and Put features of the Special Common Stock. The Voting Agreement will terminate upon termination of the Merger Agreement.

  Real Property Agreement. The Company, Dr. Salick and his spouse are presently parties to a lease for the Company's corporate headquarters and related offices (the "Real Property"). See "Interests of Certain Persons in the Merger" below. The lease for the Real Property contains a provision which, in the event of certain changes of control of the Company and, among other things, a change in Dr. Salick's authority prior to the last two years of the term of the lease, permits Dr. Salick and his spouse, if then the lessors and at their option, to require the lessee of the Real Property to (a) purchase the Real Property at a formula purchase price, or (b) pay an assumption fee of $250,000. In light of this provision, Dr. and Mrs. Salick, the Company and Merger Subsidiary executed an agreement, dated December 22, 1994 (the "Real Property Agreement"), pursuant to which Dr. Salick and his spouse agreed that, prior to the Effective Time, they will elect to either (1) continue to own the Real Property and continue to lease it to the Company under the lease without amendment and without an assumption fee, provided that they waive any rights to require the Company to purchase the Real Property on account of Zeneca's obtaining control of the Company, or (2) sell the Real Property to the Company for an aggregate purchase price of $14,650,000 in cash, which purchase price is approximately $1,160,000 less than the formula purchase price in the lease.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  At its meeting on December 21, 1994, the Board of Directors of the Company determined that the Merger was in the best interests of the Company and its stockholders and unanimously recommended approval of the Merger Proposal to the Company's stockholders. In reaching this conclusion and making such recommendation, the members of the Company's Board of Directors considered a variety of factors, including the valuation of the Merger Consideration (including the Distribution) and the fact that it represented a substantial premium over historical trading prices. In addition, the Board considered the results of the process undertaken by the Company, with the assistance of its financial advisors, in soliciting indications of interest from a substantial number of entities that the Company, with the assistance of its financial advisors, had identified as possibly having an interest in doing a financial transaction with the Company. The results of this process indicated that the receipt of an offer more favorable to the stockholders of the Company than the Merger Proposal was unlikely to be obtained. Further, the Board considered the benefits and risks of the Company remaining independent, changes occurring in the health care industry and the advantages and disadvantages of being associated with Zeneca.

  The Board also considered the oral presentation of the Company's financial advisors to the Board and their opinions that the Merger Consideration (including the Distribution) was fair to the Company's stockholders. See "Opinions of the Company's Financial Advisors." The financial advisors presented to the Board various financial and other considerations deemed by them to be relevant in evaluating the Merger Consideration (together with the Distribution), including a net present value analysis, stock trading history analysis, a comparison of selected peer companies and an analysis of selected acquisitions.

  Additionally, the Board considered the terms and conditions of the Merger Agreement and the documents contemplated thereby (see "Agreements Ancillary to Merger Agreement"). In that regard, the Board took into account the fact that the Shares were not being purchased entirely for cash payable at the Effective Time but that a portion of the Merger Consideration was to be paid in shares of Special Common Stock which could be liquidated only through a market sale, which might not reflect the full value of such shares, or upon exercise of the Put two years and six months from the Effective Time.

  The Board considered the fact that Zeneca or Zeneca PLC would finance and stand behind the Company's obligation to purchase all of the shares of the Special Common Stock upon exercise of the Put (see "THE MERGER AGREEMENT-- Obligations of Zeneca PLC Regarding Put"), and the protections provided to the rights of the holders of Special Common Stock, some of which are contained in the Governance Agreement as well as changes to the Certificate of Incorporation and By-Laws which were designed for such purpose. These provisions, which expire at the end of the period during which the Put is exercisable, allow the holders of Special Common Stock to be represented on the Board by a number of directors equal to those elected by Zeneca, require approval of at least one director elected by the holders of Special Common Stock for certain transactions (see "Agreements Ancillary to Merger Agreement"), and require a class vote of holders of Special Common Stock for certain extraordinary transactions, including adversely amending the rights of the holders of the Special Common Stock (see "DESCRIPTION OF THE SPECIAL COMMON STOCK--Voting Rights"). In addition, the Board considered the fact that, if the Call was exercised prior to the Put Period, the stockholders would still be entitled to receive, at a minimum, an amount equal to $42.00 per share of Special Common Stock discounted from the date which is two years and six months from the Effective Time at a rate which, when compounded daily, is equal to four percent on an annualized basis. The Board also considered the fact that there is a ceiling of $50.00 per share on the Call Price and that the Put and Call could result in substantially all of the Special Common Stock being acquired by the Company on or prior to the end of the Put Period. See "DESCRIPTION OF THE SPECIAL COMMON STOCK--Call and Put Features of the Special Common Stock." As a result thereof, the holders of the Special Common Stock may not participate in any further increase in the value of the Company and its business. The Board also considered the taxable nature of the transaction but believed that the concerns with respect thereto were offset by the premium being paid to the Company's stockholders.

  Although Zeneca did not commit to do so, the Board was satisfied that Zeneca would assist the Company in obtaining capital necessary to fund the Company's anticipated expansion and maintain the Company's quality of care and operations. The Board considered the facts that Zeneca had approved the Company's planned capital expenditures for fiscal 1995 and 1996, including among other things the costs and expenses of the Merger, the payment of the Distribution and the purchase of the Real Property should Dr. and Mrs. Salick elect to sell the same to the Company (see "Agreements Ancillary to Merger Agreement") and that under the Governance Agreement the incurrence of debt which has previously been approved in principle for financing any approved business plan or budget, including these expenditures, requires Zeneca's approval only as to terms of the debt. If Zeneca does not approve such terms, it is obligated under the Governance Agreement to ensure, directly or indirectly, access to the same amount of debt on terms acceptable to it. The Board also believed that Zeneca would have the incentive to make the requisite capital available to the Company and enable the management of the Company to expand the Company's operations and to preserve the Company's quality of care for its patients based on various factors. Those factors included without limitation the financial statements of Zeneca; the size of the investment being made by Zeneca to acquire the Shares and fund the Put; the arrangements provided by the Governance Agreement pursuant to which, among other things, Zeneca is to provide information system personnel; the fact that, prior to the expiration of the Put Period or, if earlier, the exercise of the Call, any distribution to Zeneca must be approved by a majority of the Board, including one director elected by the holders of Special Common Stock who was an executive officer of the Company prior to the Merger; and the employment agreements with the three members of senior management, including that of Dr. Salick, under which each of them has the right to terminate his employment agreement without a covenant not to compete if, among other things, there is a material adverse change relating to the overall quality of patient care or substantial employee terminations or reductions. See "Agreements Ancillary to Merger Agreement." The Board also considered and believed that the affiliation of the Company with Zeneca which would result from the Merger would give the Company access to Zeneca's experience in biological sciences, information systems and technology, the anti-cancer pharmaceutical marketplace, managed care relationships and operations in a large number of diverse markets as well as in the global marketplace. The Board believed that such relationship would better enable the Company to fulfill its expansion plans and long-term potential, while preserving the quality of patient care, and would enhance the Company's ability to obtain credit, thus improving its ability to finance its expansion plans. The Board also believed that the relationship with Zeneca would give the Company access to Zeneca's relationships with oncologists and other practitioners domestically and internationally and with academic, teaching and urban medical centers. The Board considered Zeneca's commitment to clinical research and the applicability thereof to new treatment modalities.

  The Board also considered that Dr. Salick, the Company's largest stockholder, was willing, at the request of Zeneca, to sign an agreement to vote all of the Shares owned by him in favor of the Merger Proposal.

  During its deliberations regarding the Merger, the Board did not quantify or attempt to assign relative weights to the factors considered in determining to approve the Merger Proposal and recommending it to the Company's stockholders.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

OPINIONS OF THE COMPANY'S FINANCIAL ADVISORS

  As indicated above under the heading "Background of and Reasons for the Merger," the Company engaged Goldman Sachs and Lazard Freres to act as its financial advisors in connection with the Merger and to render opinions as to the fairness of the Merger Consideration (including the Distribution) to the

Company's stockholders. Although representatives from each of Goldman Sachs and Lazard Freres participated in the structuring and negotiation of the Merger Proposal, the Company and Zeneca determined the form and amount of the Merger Consideration (including the Distribution) and Goldman Sachs and Lazard Freres did not recommend the form or amount of consideration to be paid. On December 21, 1994, at the telephonic meeting of the Company's Board at which the Company's Board approved and adopted the Merger Agreement, Goldman Sachs and Lazard Freres each delivered an oral opinion, which was subsequently confirmed in writing, that the Merger Consideration (including the Distribution) is fair to the Company's stockholders. The written opinion of Goldman Sachs is attached as Annex E to this Proxy Statement and is incorporated herein by reference; the written opinion of Lazard Freres is attached as Annex F to this Proxy Statement and is incorporated herein by reference. The Company's stockholders are advised to read the opinions in their entirety for assumptions made, matters considered, the scope and limitations of the review undertaken and the procedures followed by the financial advisors. The assumptions made, matters considered and limits of review contained in each oral opinion delivered December 21, 1994 were substantially the same as those contained in the respective opinions attached hereto. No limitations were placed on either Goldman Sachs or Lazard Freres by the Company's Board of Directors with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

  In arriving at their respective written opinions, each financial advisor reviewed, among other things, (i) the Merger Agreement, (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended August 31, 1994, (iii) certain other communications from the Company to its stockholders and (iv) certain internal financial analyses and forecasts for the Company prepared by its management. In addition, they reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the health care services industry specifically and in other industries generally, and performed such other studies and analyses as each considered appropriate. They also held discussions with members of the senior management of the Company regarding its past and current business operations and financial condition and its future prospects, and with members of the management of Zeneca regarding the future operations of the Company.

  In arriving at their respective opinions, each financial advisor relied upon the accuracy and completeness of the financial and other information reviewed by it and did not independently verify such information. In addition, neither financial advisor performed an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and was not furnished with any such evaluation or appraisal.

  In connection with its oral and written opinions, each financial advisor performed a variety of financial analyses, including those summarized below. The following summary does not purport to be a complete description of the analyses performed by each financial advisor. In addition, each financial advisor believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the factors considered, without considering all such analyses and factors as a whole, could create an incomplete view of the process underlying its analyses and opinions. The preparation of fairness opinions is a complex process and is not susceptible to partial analysis or summary description. In its analyses, each financial advisor made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's or Zeneca's control. Any estimates contained in either financial advisor's analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. In providing their opinions, neither Goldman Sachs nor Lazard Freres expressed any view as to the prices at which the Special Common Stock may trade. In performing its analyses, each financial advisor assumed (i) that the stockholders of the Company who become holders of the Special Common Stock as a result of the Merger will exercise the Put to the extent they have not previously disposed of the Special Common Stock and (ii) that the obligation of Zeneca pursuant to Section 1.10 of the Merger Agreement is a valid and binding obligation of Zeneca. See "THE MERGER AGREEMENT--Obligations of Zeneca PLC Regarding Put."

  The financial advisors reviewed data relating to the financial performance and characteristics of the Company. These data included, but were not limited to, five year historical income statement, balance sheet and cash flow data and two years projected income statement data.

  For the purpose of valuing the Merger Consideration proposed to be paid to the Company's stockholders, including for this purpose the Distribution, the financial advisors assumed all stockholders would exercise the Put feature of the Special Common Stock when it becomes available. The financial advisors valued the Merger Consideration at the sum of cash received at Closing plus the discounted present value of the Distribution and the Special Common Stock (assuming that holders of the Shares who become holders of the Special Common Stock exercise the Put right when it becomes available), and they arrived at an estimated value of the Merger Consideration (including the Distribution) of $36.79 per Share.

  The following is a summary of the combined financial analyses performed by Goldman Sachs and Lazard Freres.

    (i) Net Present Value Analysis. The financial advisors calculated the present value of a Share assuming various price to earnings multiples applied to the 1999 estimated earnings per Share, discounted at various rates. The analysis incorporated forecasts of the Company's management for earnings of the Company during the 1995 to 1996 period and long-term growth rate for the 1996 to 1999 period of seventeen percent to twenty percent. The present value analysis suggested a range of valuation for the Company between $10.17 and $50.86 per Share.

    (ii) Stock Trading History. The financial advisors examined the history of the trading prices and volume for the Shares. This examination showed that during the six month period from June 16, 1994 to December 16, 1994, the trading price of the Company's Common Stock ranged from $14.25 per share to $27.63 per share. This range may be compared to the Merger Consideration. In addition, this examination showed that over the period from December 31, 1993 to December 16, 1994, the trading price of the Company's Common Stock ranged from $14.25 to $27.63, that over the period from December 13, 1991 to December 16, 1994, the trading price of the Company's Common Stock ranged from $9.00 to $27.63 and that over the period from November 30, 1989 to November 30, 1994, the trading price of the Company's Common Stock ranged from $4.50 to $25.13.

    (iii) Comparison of Selected Peer Companies. The financial advisors compared selected historical stock market, earnings and balance sheet data and financial ratios for the following groups of selected healthcare companies and the companies indicated within each such group: (a) Home Infusion group: Abbey Healthcare Group, Homecare Management, Homedco Group, Lincare Holdings, Surgical Care Affiliates, Tokos Medical; (b) Disease Specific-Renal group: Renal Treatment Centers, REN Corp.-USA, Vivra; (c) Disease Specific-Oncology group: Cancer Treatment Holdings, Physician Reliance Network, Response Technologies; (d) Physicians Practice Management group: Coastal Healthcare Group, Medaphis, PhyCor, Pacific Physicians Services; (e) Hospitals group: OrNda Healthcorp, Quorum Health Group, Universal Health Services; and (f) Temporary Care group: Advantage Health, HealthSouth Rehabilitation, NovaCare. Such data and ratios included, among other things, equity and levered market capitalization (current stock price multiplied by shares outstanding plus debt less cash and cash equivalents), levered market capitalization to latest twelve months ("LTM") revenues, LTM earnings before interest, tax, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"), as well as current stock prices to LTM earnings per share ("EPS"), current fiscal year estimated earnings per share (as estimated by International Broker's Estimate System ("IBES")) and next fiscal year estimated earnings per share (as estimated by IBES). In the case of the Company, LTM and current fiscal year results reflect actual results through August 31, 1994. An analysis of levered market capitalization to LTM revenues yielded a range of 0.5x to 4.6x compared to 2.0x for the Company at its closing price on December 16, 1994 and 2.8x at a price of $36.79 per Share. An analysis of levered market capitalization to LTM EBITDA yielded a range of 4.1x to 89.6x compared to 10.6x for the Company at its closing price on December 16, 1994 and 14.6x at a price of $36.79 per Share. An analysis of levered market capitalization to LTM EBIT yielded a range of 6.6x to 35.9x compared to 16.1x for the Company at its closing price on December 16, 1994 and 22.1x at a price of $36.79 per Share. An analysis of current stock price to LTM EPS yielded a range of 8.6x to 81.6x compared to 25.1x for the Company at its closing price on December 16, 1994 and 33.4x at a price of $36.79. An analysis of current stock price to current fiscal year estimated EPS yielded a range of 8.7x to 38.7x compared to 25.1x for the Company at its closing price on December 16, 1994 and 33.4x at a price of $36.79 per Share. An analysis of current stock price to next fiscal year estimated EPS yielded a range of 5.9x to 29.7x compared to 21.3x for the Company at its closing price on December 16, 1994 and 28.3x at a price of $36.79 per Share.

    (iv) Analysis of Selected Acquisitions. The financial advisors also reviewed publicly available information on certain merger market transactions involving the acquisition of all or part of certain health care services companies. The financial advisors calculated multiples based on levered acquisition value to LTM revenues, EBITDA and EBIT, and multiple(s) of equity acquisition value to the LTM net income. The analysis indicated a range of levered multiples of revenue of 0.3x to 16.2x, a range of levered multiples of EBITDA of 3.4x to 45.6x, a range of levered multiples of EBIT of 4.2x to 76.8x, and a range of multiples of LTM EPS to net income of 5.4x to 194.2x. The above multiples of revenues, EBITDA, EBIT and income are based on LTM results of the acquired companies and may be compared to the respective multiples for the Company of 2.8x, 14.6x, 22.1x and 33.4x.

  No company or transaction used in the analyses described in (iii) and (iv) above is identical to the Company or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are being compared.

  The summary set forth above does not purport to be a complete description of the analysis performed by either Goldman Sachs or Lazard Freres. As described above, the preparation of a fairness opinion is a highly complicated process, not generally susceptible to partial analysis or summary description. Selecting portions of either financial advisor's analysis of any of the factors considered by it, without considering all factors and the analysis as a whole, could create an incomplete view of the process underlying its opinion.

  Goldman Sachs and Lazard Freres both are internationally recognized investment banking firms engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated primary and secondary underwritings, private placements and valuations for corporate and other purposes. The Company selected Goldman Sachs and Lazard Freres as its financial advisors based upon each financial advisor's familiarity with the industry in which the Company operates and each financial advisor's experience, ability and reputation with respect to mergers and acquisitions.

  Assuming completion of the Merger, pursuant to the engagement letter between the Company, Goldman Sachs and Lazard Freres, the Company will pay Goldman Sachs approximately $3,000,000, and the Company will pay to Lazard Freres approximately $3,000,000. The Company has also agreed to reimburse each financial advisor for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify each financial advisor against certain expenses and liabilities incurred in connection with its engagement, including liabilities which may arise under federal securities laws.

  Lazard Freres acted as co-manager for the Company in connection with its secondary offering in 1992 and Lazard Freres received customary compensation. Lazard Freres has also advised the Company in connection with other proposed transactions and financings.

  Except as described above, no material relationship existed during the past two years between the Company and its affiliates and either Goldman Sachs and its affiliates or Lazard Freres and its affiliates.

CERTAIN PROJECTIONS

  Set forth below is certain projected financial information for fiscal 1995 prepared by the Company's management. The Company does not, as a matter of course, prepare projected information as to future revenues or earnings that is intended to be publicly disclosed, and this information is presented solely because it was provided to Goldman Sachs and Lazard Freres along with other information in connection with the rendering of their opinions as to the fairness of the Merger Consideration (including the Distribution) and was also delivered to Zeneca as part of Zeneca's due diligence.

  The projections discussed below were prepared for internal use and were not prepared with a view toward compliance with published guidelines of the Commission or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. Price Waterhouse LLP, independent accountants for the Company, has neither examined nor compiled the projections discussed below and accordingly does not express any opinion or any other form of assurance with respect thereto. These projections necessarily make numerous assumptions, some (but not all) of which are set forth below, with respect to industry performance, general business and economic conditions, health care specific issues, federal and state legislative and fiscal issues and other matters, many of which are beyond the control of the Company and may not have been, or may no longer be, accurate. Additionally, these projections do not reflect revised prospects for the Company's businesses, changes in general or health care business and economic conditions, federal and state legislative and fiscal issues or any other transaction or event that has occurred subsequent to their preparation or that may occur after the date hereof and that was not anticipated at the time of preparation. Accordingly, the 1995 projections are not necessarily indicative of current realization or values or future performance, which may be significantly more or less favorable than as set forth below, and should not and cannot be regarded as representations that they will be achieved. There can be no assurance that the results of operations reflected in the projections will be realized or that actual results will not be significantly higher or lower than those projected. Because of these inherent uncertainties, neither the Company nor any other person assumes any responsibility for their accuracy, and the inclusion of the following projections in this Proxy Statement is not to be regarded as an indication that the Company or any advisor to the Company considers such information to be reasonable, accurate or reliable. The Company has not represented to Zeneca that these projections are reasonable, accurate or reliable. The Company does not intend to update or supplement these projections.

              PROJECTIONS ($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                          1995
                                                                         ------
      Net Revenues...................................................... $155.5
      Operating Income..................................................   20.5
      Net Income........................................................   12.4
      Primary Earnings Per Share........................................   1.43
      Fully Diluted Earnings Per Share..................................   1.29
      Capital Expenditures..............................................   31.0

  The foregoing projections were based upon numerous assumptions, including, but not limited to, the following:

    (1) The 1995 projections do not assume the opening of any new cancer centers.

    (2) The 1995 projections assume an average increase in expenses of four percent over 1994.

    (3) The 1995 projections assume various increases in the contractual discounts applicable to payments for certain services from 1994 depending upon the service, which increases average approximately five percent.

  At the time the financial advisors were preparing their opinions, the most current projections available were projections for fiscal 1996 prepared by management in the spring of 1993 and the projections for fiscal 1995 which were derived from the 1995 budget prepared in the summer of 1994. The assumptions upon which the 1996 projections were based were not updated and the 1996 projections did not reflect changes in circumstances after their preparation. It was management's view, which was expressed to and acknowledged by both the financial advisors and Zeneca, that the assumptions used in preparing the 1996 forecast were more optimistic than those which management believed to be applicable in the fall of 1994. Accordingly, the 1996 projections are not included herein.

EFFECTS OF THE MERGER

  The transaction has been structured as a merger of Merger Subsidiary into the Company with the Company as the surviving entity in order to effectuate the purposes described herein and to preserve to the extent possible the Company's existing contractual arrangements with third parties.

  The Merger Consideration (including the Distribution) was negotiated between representatives of the Company and Zeneca. The closing sales price per share of the Shares on the last full trading day prior to the announcement of the Merger Agreement, as reported by NASDAQ, was $29.25.

  As a result of the Merger, the present holders of Shares will hold only Special Common Stock. Zeneca may exercise the Call at any time during the four year period after the Closing at the market price for the Special Common Stock (subject to a minimum and a maximum price (see "DESCRIPTION OF THE SPECIAL COMMON STOCK--Call and Put Features of the Special Common Stock") during the first two years and seven months after the Effective Time) and, except in the case of a change of control of Zeneca PLC (see "DESCRIPTION OF THE SPECIAL COMMON STOCK--Call and Put Features of the Special Common Stock"), the holders of the Special Common Stock may exercise the Put only during a twenty business day period commencing two and one-half years after the Closing. It is unlikely that, following the Merger, the Special Common Stock will trade at a price higher than $50.00 per share, the maximum Call Price during the two year and seven month period following the Effective Time. If the Special Common Stock trades at prices in excess of the Put Price, it is unlikely that Zeneca will exercise the Call prior to the Put Period. If the Call is not previously exercised, it is likely that holders will exercise the Put and that, by virtue thereof, the number of outstanding shares of Special Common Stock will be substantially reduced. In such event, there may not thereafter be an active market in the Special Common Stock and it may be difficult for a holder to sell shares of Special Common Stock in the market at the fair value thereof. Upon the exercise of the Call, there will be no shares of the Special Common Stock outstanding and the holders thereof will no longer have an equity interest in the Company and will no longer share in any future earnings or growth of the Company or the risks associated with achieving any such earnings or growth.

  Both the voting restrictions and the capital structure of the Company as set forth in the Certificate of Incorporation, including the Call on the Special Common Stock, will give Zeneca an effective veto with respect to, among other things, extraordinary transactions which may discourage a future attempt by any party (other than Zeneca and its affiliates) to acquire control of the Company. As a result, holders of the Special Common Stock may not have an opportunity to participate in any such transactions and receive for their shares any amount in excess of the Put Price or Call Price.

  As described above, the Governance Agreement and By-Laws will require that certain extraordinary actions involving the Company be approved by a majority of the Board, including at least one Common Stock Director who is then an employee of Zeneca (or certain of its affiliates) and one Special Common Stock Director who was an executive officer of the Company prior to the Merger. These provisions give effective veto power to each class of directors over the actions specified and may result in deadlocks on the Board.

  Subsequent to the Merger, the registration of the Shares under the Exchange Act will be terminated. However, the Special Common Stock will be registered thereunder and the Company will continue to file reports with the Commission. Subsequent to the Merger, the Special Common Stock will be traded on the Nasdaq National Market under the symbol "SHCID."

  Pursuant to the Merger Agreement, outstanding options granted under any of the Plans or other compensation arrangements and outstanding at the Effective Time (the "Company Options") will, in connection with the Merger, be exchanged for options to purchase shares of Special Common Stock (the "Replacement Options"), with appropriate upward (but not downward) adjustments to the exercise price and appropriate downward (but not upward) adjustments to the number of shares subject to such options so that the spread immediately after the Effective Time between the average of the highest bid price of the Special Common Stock on each of the ten trading days immediately following the day in which the Effective Time occurs and the exercise price under the Replacement Options will not exceed the spread immediately prior to the Effective Time between the average of the highest bid price of the Shares on each of the ten days immediately preceding the day in which the Effective Time occurs and the exercise price under the options for which the Replacement Options are exchanged. This formula will prevent the holder of Replacement Options from sharing in any upside in the event that, immediately after the Merger, the Special Common Stock trades at a price higher than the price at which the Shares traded immediately before the Merger but will not protect the holder thereof from any downside risk in the event that, immediately after the Merger, the Special Common Stock trades at a price lower than the price at which the Shares traded immediately before the Merger. Since holders of Company Options will not be record holders of Shares immediately prior to the Effective Time, they will not be entitled to receive the Distribution. Persons exercising their stock options prior to the Effective Time will be entitled to receive the Distribution with respect to Shares received upon exercise of such options. For a more complete description of the treatment of stock options, see "THE MERGER AGREEMENT--Treatment of Stock Options."

  Holders of Shares have the right to demand appraisal of, and obtain payment for, the "fair value" of their shares by following the procedures prescribed in
Section 262 of the Delaware Law, a copy of which is attached as Annex D to this Proxy Statement, and is summarized under "APPRAISAL RIGHTS" below. Failure to take any of the steps required under Section 262 on a timely basis could result in the loss of appraisal rights.

CONDUCT OF THE COMPANY AFTER THE MERGER

  As of the Effective Time, the authorized number of directors of the Company will be ten and the Company's certificate of incorporation will be amended to delete the classification of the directors into three classes. As provided in the Certificate of Incorporation and the Governance Agreement, from the Effective Time until the Termination Date, the Board will be comprised of five persons elected by the holders of the Common Stock, voting separately as a class, at least one of whom will be an independent director (as defined in Section 6(c) of Schedule D to the By-Laws of the NASD) and five persons elected by the holders of the Special Common Stock, voting separately as a class, at least one of whom will be an independent director.

  The five initial Common Stock Directors will consist of the following five persons:

  Robert C. Black. Mr. Black has been President of Zeneca Pharmaceuticals Group, a business unit of Zeneca Inc. since 1991 and a Vice President of Sales and Marketing from 1986 to 1988 and then since 1990. He is a member of the Board of the Pharmaceuticals Research and Manufacturers of America, the Anesthesiology Patient Safety Foundation of the American Anesthesiology Association and the Industry's Coalition Against Cancer and an associate member board of the National Wholesale Druggists Association. Mr. Black is a trustee of the Wilmington Medical Center. He serves on the Advisory Committee of the University of Delaware School of Nursing and is a member of the Editorial Advisory Board of "Pharmaceutical Executive" magazine. Mr. Black is also a member of the Board and treasurer of Pharmaceuticals Research and Manufacturers of America Foundation.

  Dr. Michael G. Carter. Dr. Carter has been International Marketing Director and Chairman Commercial Development Committee of Zeneca Pharmaceuticals, a business unit of Zeneca, since 1990. He previously was International Medical Director from 1986 until December 1989. Dr. Carter has been a member of the executive business team of ICI Pharmaceuticals and then Zeneca Pharmaceuticals since 1986. Dr. Carter has been a member of the Medicines Commission since 1986 and a member of the Policy Board, Office Health Economics since 1992. He is a Fellow of the Royal Pharmaceutical Society and the Faculty of Pharmaceutical Medicine of the Royal College of Physicians.

  John G. Goddard. Mr. Goddard has been Finance Director of Zeneca Pharmaceuticals, a business unit of Zeneca PLC since April 1993. He was previously Chief Financial Officer of ICI Asia Pacific from 1991 until 1993 and a Finance Director of ICI Japan from 1988 until October 1991. From January 1986 through January 1988 he was Assistant Chief Accountant of ICI Agrochemicals. Before joining ICI, he was European Treasurer of Bell & Howell, Ltd. from 1979 until 1985. Mr. Goddard is a chartered accountant. He is a member of the Association of Corporate Treasurers.

  Dr. Thomas F.W. McKillop. Dr. McKillop has been Chief Executive Officer of Zeneca Pharmaceuticals, a business unit of Zeneca since July 1994. He was appointed Deputy Chief Executive Officer of ICI Pharmaceuticals in May 1992 and was Technical Director of ICI Pharmaceuticals from 1989 until April 1992. He is a Non-Executive Director of Amersham International.

  Dr. Clifford Richard Guy. Dr. Guy has been Vice President since 1986 and Medical Director since 1983 of Winston-Salem Health Care Plan, Inc. His practice area is internal medicine and cardiovascular diseases. Dr. Guy has been certified by the National Board of Medical Examiners, American Board of Internal Medicine, Subspecialty of Cardiovascular Disease, and American Board of Medical Management, in each case for over five years. He is on courtesy staff at Forsyth Memorial Hospital and Baptist Hospital and on honorary staff at St. Vincent's Medical Center. He teaches at the University of Florida College of Pharmacy, Bowman Gray School of Medicine and Babcock School of Management, Wake Forest University. He is a member of the Board of Winston-Salem Health Care Plan, Inc. and on the National Development Advisory Board, University of Florida, Advisory Board, National Managed Health Care Congress, Advisory Board, Center for Pharmaceutical Outcomes Research, University of North Carolina and Medical Directors Advisory Board, Codman Research Group. He is also a member of numerous professional organizations and has served on numerous committees of such organizations.

  The five initial Special Common Stock Directors will be Dr. Salick, Messrs. Bell and Fiore, Barbara Bromley-Williams and Thomas Mintz, M.D., all of whom are currently directors of the Company. For biographical information regarding the Special Common Stock Directors, see "ELECTION OF DIRECTORS" below.

  After the Merger and until the Termination Date, the authorized number of directors may only be changed by an amendment to the Certificate of Incorporation, approved by the holders of record of a majority of the shares of Common Stock, voting separately as a class, and the holders of record of a majority of the votes entitled to be cast by the Special Common Stock, voting separately as a class, with certain holders of Special Common Stock being entitled to ten votes per share. See "DESCRIPTION OF THE SPECIAL COMMON STOCK-- Voting Rights."

  As of the Closing, the current employment agreements between the Company and each of Dr. Salick and Messrs. Bell and Fiore will be terminated and the Employment Agreements and agreements not to compete between the Company and each of Dr. Salick and Messrs. Bell and Fiore will become effective. It is not anticipated that there will be any immediate change in the officers of the Company as a result of the Merger.

  After the Merger, although the Stock Option Plan will continue in effect, it is not presently anticipated that any options will be granted thereunder. The Director Plan will be terminated immediately following the Merger. The MICP will continue in effect and it is anticipated that additional cash (although not stock) awards will be made thereunder. The Company's 1988 Qualified Stock Purchase Plan (the "Purchase Plan") is an "employee stock purchase plan" intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provides participants with an opportunity to purchase Shares on the open market at a discount, subject to certain limitations and restrictions. See "EXECUTIVE COMPENSATION--Employee Qualified Stock Purchase Plan" below. Approximately 260 employees of the Company are participants in the Purchase Plan. It is presently anticipated that the Purchase Plan will be terminated immediately following the Merger.

ZENECA'S REASONS FOR THE MERGER

  Zeneca's management believes the Merger will enable Zeneca through its affiliation with the Company strategically to expand its business and broaden its business from pharmaceutical products into disease management and provision of health care services. Historically, Zeneca has conducted its business with a view towards long-term growth of profits, which is largely dependent on pharmaceutical innovation. As a major developer of cancer-related pharmaceuticals, Zeneca has a commitment to the treatment of cancer and to understanding and meeting the needs of its customers. The Merger will allow Zeneca through its affiliation with the Company strategically to expand its business in one of the major core areas for Zeneca's pharmaceutical business, cancer, beyond its traditional pharmaceutical products and into the management and provision of care for the disease.

  Zeneca believes the Company is a leader in alternate-site diagnosis, treatment and management of cancer with its comprehensive approach to the delivery of care which is uniquely focused on anticipating and meeting the needs of the patient. The resultant relationships and flows of data and expertise between the technology-led research and development phase and the service-oriented care delivery business should bring competitive advantage to both Zeneca's pharmaceuticals business and the Company.

  Zeneca, through its affiliation with the Company's provision of disease-specific health care services to patients with cancer and other complex, chronic illnesses, aims to compete better in the rapidly growing managed-care, including capitation, systems in the United States.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The Company leases the Real Property from Dr. Salick and his spouse for a period expiring in 2011, in a building developed for the Company, the present monthly rental for which, on a triple net basis, is $85,634. Dr. and Mrs. Salick, the Company and Merger Subsidiary have entered into the Real Property Agreement. See "Agreements Ancillary to Merger Agreement--Real Property Agreement."

  Dr. Salick has entered into the Salick Agreement, the term of which commences with the Closing, and the related Agreement Not to Compete. Effective as of the Closing, each of Leslie F. Bell and Michael T. Fiore will become parties to new employment agreements and agreements not to compete with the Company. See "Agreements Ancillary to Merger Agreement" above.

  Under the Merger Agreement, for six years after the Effective Time, the Company will indemnify the present officers and directors of the Company (and its former officers and directors) in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's existing certificate of incorporation and by-laws or under their existing indemnification agreements. Additionally, the Company has agreed to obtain an extension of the Company's existing officers' and directors' liability policy (or a replacement therefor) in respect of acts or omissions occurring prior to the Effective Time which extension (or replacement) will permit claims to be made under the policy for two years from the Effective Time. If the cost for such insurance exceeds $300,000, the Company may reduce the coverage thereunder so that the cost does not exceed $300,000. Zeneca has agreed to guarantee the performance by the Company of these indemnification and insurance obligations.

  Certain of the officers and directors of the Company own Shares and/or hold options to purchase Shares. Pursuant to and in accordance with the terms of the Merger Agreement, such persons will be entitled to receive, on the same terms as all other stockholders and option holders of the Company, only the Merger Consideration and/or Replacement Options therefor. See "STOCK OWNERSHIP" below.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Company, are of the opinion that the following are the material United States federal income tax consequences, under currently applicable law, of the Merger as well as of the ownership of the Special Common Stock, to the holders of Shares who are United States citizens or resident individuals and who hold such Shares as capital assets and will hold Special Common Stock as a capital asset. It should be noted that an opinion of counsel is not binding on the Internal Revenue service and that no ruling will be requested from the Internal Revenue Service on these or any other issues. The following discussion may not be applicable with respect to other categories of stockholders, including corporate and foreign stockholders and stockholders who acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation. Such discussion does not address the tax consequences of the Merger to holders of options.

  The Merger. A portion of each Share exchanged by a stockholder in the Merger will be considered to have been sold to Zeneca and the remainder will be considered to have been exchanged with the Company for the Special Common Stock (including any fractional shares constructively received) and the right to the Distribution. A stockholder who exchanges shares in the Merger (an "Exchanging Stockholder") will recognize capital gain (or loss) with respect to each Share so exchanged (the "Sale Gain") equal to the amount by which the amount of cash received with respect to such share exceeds (or is exceeded by) such stockholder's basis for the portion of such share deemed exchanged for cash. While there is no authority clearly on point, counsel believes that the basis for the portion of each Share deemed exchanged for cash (the "Sale Basis") should be that proportion of the basis for the entire Share which the amount of such cash bears to the value at the Effective Time of the total consideration (including the right to the Distribution) received in respect of such Share in the Merger. Except as discussed in the next paragraph (or a sale by the Exchange Agent with respect to fractional shares), an Exchanging Stockholder will not recognize gain or loss with respect to that portion of a Share deemed exchanged for the Special Common Stock and the right to the Distribution.

  An Exchanging Stockholder will recognize gain (but not loss) in the Merger as a result of receiving the right to the Distribution. Such gain (if any) will be equal to the lesser of (i) the value (at the Effective Time) of the right to the Distribution and (ii) such stockholder's otherwise unrecognized gain on the portion of such Share deemed exchanged with the Company for consideration other than cash in the Merger. If, with respect to any Share, the amount described in clause (i) of the preceding sentence exceeds the amount described in clause
(ii), the excess will be treated as a return of capital, reducing the Exchanging Stockholder's basis in the Special Common Stock received in exchange therefor.

  Gain or loss recognized by an Exchanging Stockholder with respect to cash received in the Merger and gain, if any, recognized with respect to the receipt of the right to the Distribution will be long-term capital gain (or loss) if, at the time of the exchange, the exchanged Share has been held for more than one year. An Exchanging Stockholder's basis for the Special Common Stock will be equal to his, her or its basis for the portion of the Share exchanged in the Merger for the Special Common Stock and the right to receive the Distribution reduced by the amount, if any, that the right to receive the Distribution is treated as a return of capital as discussed above. The holding period of the Special Common Stock received in the exchange will include the period during which the Share surrendered in the exchange was held by the Exchanging Stockholder.

  It is expected that the right to receive the Distribution will not be treated as a return of capital for most Exchanging Stockholders who did not purchase their Shares recently in contemplation of the transaction. Thus, the consequences to most Exchanging Stockholders for each Share exchanged in the Merger are the following: (i) gain recognition equal to the sum of (A) the value of the right to the Distribution plus (B) the Sale Gain (as defined above) with respect to such Share and (ii) the basis of the Special Common Stock treated as exchanged for a portion of such Share will equal the excess of the basis of such Share over the Sale Basis (as defined above) with respect to such Share.

  Pursuant to the Merger Agreement, Zeneca PLC has undertaken certain obligations (the "Zeneca Put Obligation") to the Company with respect to the stockholders' rights to put the Special Common Stock to the Company. See "THE MERGER AGREEMENT--Obligations of Zeneca PLC Regarding Put" below. Counsel believes that the Zeneca Put Obligation should be treated as an integral and incidental part of the Special Common Stock. This issue is not free from doubt, however, and if the Zeneca Put Obligation were to be considered a property right separate from the Special Common Stock, it could be treated as additional taxable consideration received by the Exchanging Stockholders in the Merger from Zeneca PLC. Under this approach, the value, if any, of the Zeneca Put Obligation at the Effective Time could be treated as if it were additional cash consideration received by the Exchanging Stockholders.

  The right to receive the Distribution will be treated as a debt instrument subject to the rules governing the creation and taxation of original issue discount. As a result, a cash-basis Exchanging Stockholder will recognize ordinary income upon receipt of each of the two installments of the Distribution equal in the aggregate to the excess of the total amount due under the Distribution over the fair market value at the Effective Time of the right to receive the Distribution.

  The Special Common Stock. Distributions, if any, paid with respect to the Special Common Stock will be taxable dividends to the extent of the Company's applicable earnings and profits. To the extent that distributions of the Special Common Stock exceed the Company's applicable earnings and profits, the amount distributed will be applied to reduce the tax basis in such Special Common Stock and, to the extent that any such amount distributed exceeds such tax basis, will constitute long-term or short-term capital gain depending on the holding period for such Special Common Stock.

  Because of the Put and Call rights to which the Special Common Stock is subject, the Special Common Stock could be viewed, for federal income tax purposes, as not "participating in corporate growth to any significant extent" in which case it would be treated as preferred stock for purposes of Section 305 of the Code. In that event, a holder of Special Common Stock would be required, during the period starting at the Effective Time and ending during the Put Period, to include currently in gross income, to the extent of the Company's applicable earnings and profits, for each share of Special Common Stock a portion (determined by analogy to the original issue discount rules for debt instruments) of the excess of $42.00 (the Put Price) over the fair market value of such share at issuance. While there is no authority directly on point and the issue is not free from doubt, counsel believes that the Special Common Stock should not be recharacterized as preferred stock for this purpose and the Company intends to treat it accordingly.

  Gain or loss on the sale of Special Common Stock (including a redemption pursuant to the Call by the Company, a Put by the stockholder of all the Special Common Stock he, she or it holds or is considered to hold through the application of certain ownership attribution rules or a sale by the Exchange Agent on behalf of holders who would otherwise be entitled to receive fractional shares) will be long- or short-term capital gain or loss depending on such stockholder's holding period. The redemption of the Special Common Stock pursuant to a Put by a stockholder to the Company of less than all the Special Common Stock such stockholder holds or is considered to hold through the application of certain ownership attribution rules will be subject to the stock redemption rules of Section 302 of the Code. Under those rules, the entire cash proceeds received will be treated as a distribution taxable as a dividend (to the extent of the Company's available earnings and profits), unless the redemption is "substantially disproportionate" with respect to the stockholder or is "not essentially equivalent to a dividend" with respect to the stockholder.

  The Special Common Stock will not be "Section 306 stock" within the meaning of Section 306(c) of the Code nor will it constitute a "conversion transaction" within the meaning of Section 1258(c) of the Code. Consequently, the provisions of Sections 306 and 1258 of the Code, which, generally, would increase the amount of ordinary income and decrease the amount of capital gain recognized by a stockholder as a result of exchanging Shares in the Merger and holding or disposing of the Special Common Stock, will not be applicable to the Special Common Stock.

  Backup Withholding. Under certain circumstances, a holder of Shares or Special Common Stock may be subject to "backup withholding." This withholding applies only if the holder, among other things, (i) has failed to furnish the Company with his or her taxpayer identification number, (ii) has furnished the Company with an incorrect taxpayer identification number, (iii) has failed properly to report interest or dividends, or (iv) under certain circumstances fails to provide the Company or his or her securities broker with a certified statement, under penalty of perjury, that he or she is not subject to withholding. The backup withholding rate is 31% of "reportable payments," such as cash proceeds received in the Merger and the Distribution.

Reports will be furnished to the holders of Shares and Special Common Stock and the Internal Revenue Service for each calendar year stating the amount of reportable payments paid during such year and the amount of tax withheld, if any, with respect thereto.

  EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER AND THE OWNERSHIP, EXCHANGE, REDEMPTION OR SALE OF THE SPECIAL COMMON STOCK INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN FEDERAL TAX LAWS.

ACCOUNTING TREATMENT

  The proposed Merger will be accounted for as a recapitalization of the Company. The net carrying amount of the Debentures has been credited to stockholders' equity upon the conversion thereof. The Common Stock issued to Zeneca will be capitalized in an amount equal to the Cash Consideration to be received by existing stockholders of the Company in exchange for their Shares. The cash proceeds paid to existing stockholders in exchange for their Shares (including the Distribution payable by the Company) will be charged to stockholders' equity. The Special Common Stock issued to existing stockholders will be capitalized at par value. Cash consideration paid to existing stockholders upon exercise of the Put and/or the Call will be charged against stockholders' equity at the date of exercise. Cash consideration received by the Company from Zeneca to fund the Put and/or the Call will be credited to stockholders' equity. The proposed accounting treatment will result in an increase in total stockholders' equity as a result of the conversion of the Debentures and assumed exercise of outstanding stock options, offset by the Merger transaction expenses and accrual of the Distribution payable by the Company.

CERTAIN REGULATORY MATTERS

  Certain acquisition transactions such as the Merger are reviewed by the Antitrust Division of the U.S. Department of Justice (the "Justice Department") or the Federal Trade Commission (the "FTC") to determine whether such transactions comply with applicable antitrust laws. Under the provisions of the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the Merger may not be consummated until certain information has been furnished to the Justice Department and the FTC and certain waiting period requirements of the HSR Act have been satisfied. Certain information was filed with the Justice Department and the FTC under the HSR Act by the Company and by Zeneca PLC on December 29, 1994. On January 13, 1995, the Company and Zeneca PLC were notified that the requisite waiting period had been terminated.

  Notwithstanding the termination of the HSR waiting period, at any time before or after consummation of the Merger, either the Justice Department or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or the divestiture of substantial assets of Zeneca or the Company. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. Consummation of the Merger is conditional upon, among other things, the absence of any provisions of any applicable law or regulation and any judgment, injunction, order or decree that will prohibit the consummation of the Merger.

  Except as disclosed herein, neither the Company nor Zeneca is aware of any federal, state or foreign governmental or regulatory approval that is required in order to consummate the Merger. Should any such approval be required, it is currently contemplated that such approval would be sought.

                              THE MERGER AGREEMENT

GENERAL

  The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference. All stockholders are urged to read the Merger Agreement in its entirety.

THE MERGER

  The Merger Agreement provides that, subject to the adoption of the Merger Agreement by the stockholders of the Company and the satisfaction or waiver of the other conditions to the Merger, Merger Subsidiary will be merged with and into the Company in accordance with the Delaware Law, whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation. At the Effective Time, the conversion of Shares and the conversion of shares of Merger Subsidiary common stock pursuant thereto, will be effected as described in "Conversion and Exchange of Shares" below.

EFFECTIVE TIME

  Following the adoption of the Merger Agreement and subject to satisfaction or waiver of certain terms and conditions, including conditions to the Closing, contained in the Merger Agreement, the Merger will become effective on such date and at such time as a certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger. The date and time at which the Merger is effective is referred to herein as the "Effective Time." It is currently anticipated that the filing of the Certificate of Merger will be made as soon as practicable after all conditions contemplated by the Merger Agreement have been satisfied or waived. See "Conditions to Consummation of the Merger." The consummation of the Merger is referred to herein as the "Closing" and the date of the Closing is referred to herein as the "Closing Date."

CONVERSION AND EXCHANGE OF SHARES

  At the Effective Time: (i) each Share held by the Company as treasury stock prior to the Effective Time will be cancelled, and no payment will be made with respect thereto; (ii) the shares of common stock of Merger Subsidiary, $1.00 par value, outstanding immediately prior to the Effective Time will be converted into and become the number of shares of Common Stock equal to the sum of (1) the number of shares of Special Common Stock that will be outstanding immediately after the Effective Time plus (2) the number of shares of Special Common Stock issuable upon the exercise of all Replacement Options; and (iii) each Share outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock or Shares as to which appraisal rights have been perfected under Section 262 of the Delaware Law) will be converted into the right to receive (although no fractional shares will be issued) one-half share of Special Common Stock and $18.875 in cash without interest. The formula for determining the total number of Shares to be received in exchange for the common stock of Merger Subsidiary will result in Zeneca acquiring fifty percent of the total equity of the Company that will be outstanding immediately following the Merger (assuming exercise in full of all outstanding Company Options).

  As of the Effective Time, present holders of Shares will cease to have any rights as holders of such Shares, but will have the rights of holders of Special Common Stock. From and after the Effective Time, there shall be no further registration of Shares outstanding prior to the Effective Time.

SURRENDER AND PAYMENT

  The Merger Agreement provides that, prior to the Effective Time, Zeneca will appoint a bank or trust company having offices in Los Angeles, California as agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Prior to the Effective Time, Zeneca will deposit in trust with the Exchange Agent the Cash Consideration to be paid in respect of the Shares and the Company will deposit in trust with the Exchange Agent the Stock Consideration to be paid in exchange for the Shares. For purposes of determining the Merger Consideration to be made available, it will be assumed that no holder of Shares will perfect his, her or its right to appraisal of his, her or its Shares. Promptly after the Effective Time, Zeneca and the Company will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal in customary form for use in such exchange (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the Effective Time, each such certificate will, until so surrendered, represent for all purposes only the right to receive such Merger Consideration.

  UNDER THE FEDERAL INCOME TAX LAWS, THE EXCHANGE AGENT WILL BE REQUIRED TO WITHHOLD 31% OF THE AMOUNT OF ANY PAYMENTS MADE TO CERTAIN STOCKHOLDERS PURSUANT TO THE MERGER. TO PREVENT SUCH BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO PAYMENT OF THE PURCHASE PRICE OF SHARES, A STOCKHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH THE STOCKHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT THE STOCKHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. IF THE STOCKHOLDER IS A NONRESIDENT ALIEN OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, THE STOCKHOLDER MUST GIVE THE EXCHANGE AGENT A COMPLETED FORM W-8 CERTIFICATE OF FOREIGN STATUS.

  STOCKHOLDERS OF THE COMPANY SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE COMPANY OR TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE LETTER OF TRANSMITTAL.

  Pursuant to the Merger Agreement, any portion of the Stock Consideration or the Cash Consideration deposited with the Exchange Agent pursuant to the Merger Agreement that remains unclaimed by the holders of Shares six months after the Effective Time will be returned to Zeneca (as to the Cash Consideration) and the Company (as to the Stock Consideration), upon demand, and any such holder who has not exchanged his, her or its Shares for the Merger Consideration prior to that time will thereafter look only to Zeneca and the Company, respectively, for payment of the Merger Consideration in respect of his, her or its Shares, but will have no greater rights against Zeneca and the Company than may be accorded to their general creditors under applicable law. However, neither Zeneca nor the Company will be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any portion of the Cash Consideration or the Stock Consideration remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Zeneca (with respect to the Cash Consideration) or the Company (with respect to the Stock Consideration), free and clear of any claims or interest of any person previously entitled thereto.

  The Merger Agreement provides that any portion of the Stock Consideration or the Cash Consideration deposited with the Exchange Agent pursuant to the Merger Agreement to pay for Shares for which appraisal rights have been perfected shall be returned to Zeneca (with respect to the Cash Consideration only) or the Company (with respect to the Stock Consideration only) upon demand. No dividends, interest or other distributions with respect to the Stock Consideration will be paid to a holder of unsurrendered certificates for Shares until such certificates are surrendered. Thereafter, the Company will pay, without interest, all dividends, interest or other distributions payable in respect of such securities to the person in whose name the certificates representing the Stock Consideration into which such Shares were converted are registered.

FRACTIONAL SHARES

  Fractional shares of Special Common Stock will not be issued. All fractional shares of Special Common Stock that holders of Shares would otherwise be entitled to receive as a result of the Merger will be aggregated and, within ten days after the Effective Time, sold by the Exchange Agent on behalf of all such holders. Each holder that would otherwise receive a fractional share of Special Common Stock as a result of the Merger will, in lieu thereof, be entitled to receive from the Exchange Agent a cash amount equal to such holder's proportionate interest in the net proceeds from such sale.

ADDITIONAL CASH CONSIDERATION

  The Merger Agreement provides that, as additional consideration for the Shares to be converted in the Merger, the Company will make a distribution (the "Distribution") out of funds legally available therefor to all holders of Shares of record immediately prior to the Effective Time in an aggregate amount of $0.625 per Share payable in two equal installments of $0.3125 each. The first payment is to be paid on the date which is 180 days after the Closing Date (or, if such day is not a business day, the next succeeding business day) and the second payment is to be paid on the date which is 360 days after the Closing Date (or if such day is not a business day, the next succeeding business day).

OBLIGATIONS OF ZENECA PLC REGARDING PUT

  Section 1.10 of the Merger Agreement requires Zeneca to, or to cause one or more of its affiliates to, pay to the Company immediately prior to the time that such amounts become due and payable all amounts, if any, that, assuming that such payments could be made without violating Section 160 of the Delaware Law, any bankruptcy or insolvency law or other law or regulation for the protection of creditors, will be due and payable to the holders of the Special Common Stock pursuant to the Put feature of the Special Common Stock. In exchange for such payment, the Company will issue to Zeneca (or to its designated affiliates) a number of shares of Common Stock equal to the number of shares of the Special Common Stock acquired thereby by the Company. Section 160 of the Delaware Law provides that a Delaware corporation may not purchase any shares of its capital stock when the capital of the corporation is impaired or when such purchase would cause any impairment of the capital of the corporation. The maximum amount Zeneca is obligated to pay to the Company is the product of the Put Price multiplied by the total number of shares of the Special Common Stock with respect to which the Put is exercised. If the Company consummates the purchase of the Special Common Stock in contravention of
Section 160 of the Delaware Law or any other law for the protection of creditors, Zeneca will indemnify and hold harmless the directors of the Company against any liabilities arising out of such purchase. If Zeneca or the Company determines that the Company may be unable to consummate the purchase of all of the Special Common Stock at the Put Price per share in accordance with the Certificate of Incorporation or the Company is unable to pay the Put Price with respect to all such shares in accordance with the Certificate of Incorporation, in either case, without violating Section 160 of the Delaware Law, any bankruptcy or insolvency law or other law or regulation for the protection of creditors, then the obligation of Zeneca to pay, or cause one or more of its affiliates to pay, the amounts set forth above will terminate. In lieu thereof, Zeneca will (or will cause one of its affiliates to) purchase, and make all arrangements necessary to purchase, during the Put Period, directly from the holders of the Special Common Stock at the Put Price, the Special Common Stock which such holders elect or have elected to require the Company to purchase. As permitted under the Merger Agreement, Zeneca has assigned to Zeneca PLC all of the obligations of Zeneca to purchase Special Common Stock described in the preceding sentence. The holders of the Special Common Stock will have the right to enforce against Zeneca PLC the obligation of Zeneca (or its affiliates) to pay the amounts set forth above.

CONVERTIBLE SUBORDINATED DEBENTURES

  The Merger Agreement required the Company to call for redemption and redeem all of its outstanding 7 1/4% Convertible Subordinated Debentures Due 2001 (the "Debentures") not converted into Shares. The Debentures were called in December 1994 and all outstanding Debentures were converted into Shares.

APPRAISAL RIGHTS

  The Merger Agreement provides that notwithstanding the conversion and exchange provisions of the Merger Agreement, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the Delaware Law will not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his, her or its right to appraisal, such Shares will be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company will give Zeneca prompt notice of any demands received by the Company for appraisal of Shares, and Zeneca will have the right to participate in all negotiations and proceedings with respect to such demands. The Company will not, except with the prior written consent of Zeneca, make any payment with respect to, or settle or offer to settle, any such demands. Zeneca will reimburse the Company for one-half of any payment the Company makes with respect to such demands or on account of Shares for which appraisal rights have been perfected. See "APPRAISAL RIGHTS."

TREATMENT OF STOCK OPTIONS

  All of the Company Options outstanding at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Company Options will, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by the Company in such manner that the Company is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or, to the extent Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. Each Replacement Option will be fully exercisable as of the Effective Time, will be exercisable for that whole number of shares of the Special Common Stock (rounded downward to the nearest whole share) equal to the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by a ratio equal to the quotient obtained by dividing (A) the average of the highest bid price of Shares on each of the ten trading days immediately preceding the day in which the Effective Time occurs by (B) the average of the highest bid price of the Special Common Stock on each of the ten trading days immediately following the day in which the Effective Time occurs (the "Ratio"). Additionally, the Replacement Option will have an option price per share of the Special Common Stock in an amount equal to the option price per Share applicable to such Company Option in effect immediately prior to the Effective Time divided by the Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). However, in no event will the number of shares of the Special Common Stock covered by a Replacement Option be increased above the number of Shares subject to the Company Option to which the Replacement Option relates nor will the option price per share under the Replacement Option be decreased below the option price of the Company Option to which the Replacement Option relates pursuant to the foregoing adjustments. Since holders of Company Options will not be record holders of Shares immediately prior to the Effective Time, they will not be entitled to receive the Distribution. Persons exercising their stock options prior to the Effective Time will be entitled to receive the Distribution with respect to Shares received upon exercise of such options. The Replacement Options will, by their terms, provide that upon exercise by the Company of the Call, all of the Replacement Options, to the extent not previously exercised, will be deemed exercised by the holder thereof, the Replacement Options will be cancelled and the holders thereof will be paid in cash the amount determined by multiplying (i) the excess (if any) of the Call Price per share over the option price by (ii) the number of shares of the Special Common Stock covered by such Replacement Options.

  Prior to the Closing, the Company will obtain any consents from holders of Company Options and make any amendments to the terms of the Plans that are necessary to give effect to the transactions contemplated by the Merger Agreement. Payment may be withheld in respect of any Company Option until necessary consents are obtained.

  This Proxy also constitutes the prospectus of the Company with respect to the Replacement Options and the shares of Special Common Stock issuable upon exercise thereof.

COVENANTS; REPRESENTATIONS AND WARRANTIES

  Pursuant to the Merger Agreement, the Company has agreed that from the date thereof until the Effective Time (the "Interim Period"), except as contemplated by the Merger Agreement, the Company and its subsidiaries will conduct their business in the ordinary course substantially consistent with past practice and will use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses will not be impaired in any material respect. During the Interim Period, except as disclosed to Zeneca or pursuant to the Real Property Agreement, the Company has further agreed that, among other things, (i) it will not adopt or propose any change in the certificate of incorporation or in its by-laws, except as required pursuant to the Merger Agreement; (ii) it will not merge or consolidate with any other person or, except in the ordinary course of business or pursuant to existing commitments or agreements, acquire a material amount of assets in any other person; (iii) it will not sell, lease, license or otherwise dispose of any assets or property material to the business of the Company and its subsidiaries taken as a whole, except (1) pursuant to existing contracts or commitments, (2) in the ordinary course consistent with past practices or (3) the liquidation of marketable securities under specified circumstances; (iv) it will not take or agree or commit to take any action that it reasonably expects would make any representation or warranty of the Company under the Merger Agreement inaccurate in any material respect at the Effective Time; (v) it will not declare or pay any dividend or other distribution with respect to the Shares, or subdivide, reclassify, recapitalize, split, combine or exchange any of the Shares (other than in connection with the exercise of Company Options); (vi) it will not incur any material amount of indebtedness for borrowed money or make any loans or advances, except in the ordinary course of business or as required to comply with existing agreements or commitments; except that the Company may renew or replace all or a part of its existing line of credit on substantially similar terms; (vii) except for the Employment Agreements, it will not increase the compensation payable or to become payable to any of Dr. Salick or Messrs. Bell or Fiore (the "Executive Officers"), or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or Executive Officer of the Company, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or policy; and (viii) it will not encumber or subject to any lien any of its properties or assets that are material to it and its subsidiaries taken as a whole, except for liens in connection with certain specified transactions. Furthermore, the Company has agreed that it will not permit any of its subsidiaries to take any of the actions described in clauses (i) through (iv) or (vi) through (viii) of the preceding sentence nor permit any of its subsidiaries which are not wholly owned by the Company to take any of the actions described in clause (v) of the preceding sentence.

  Pursuant to the Merger Agreement, the Company has also agreed that, from December 22, 1994 until the termination of the Merger Agreement, the Company and its subsidiaries and the directors, Executive Officers and vice presidents of the Company will not, directly or indirectly, (i) take any action to solicit, initiate or (except as set forth in clause (ii) following) encourage any Acquisition Proposal (as defined below) or (ii) subject to the fiduciary duties of the Board of Directors as advised by counsel, engage in negotiations concerning an Acquisition Proposal with or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to any person that may be considering making, or has made, an Acquisition Proposal. The Company's agreement will not prohibit it from complying with its obligations under Rule 14e-2 promulgated under the Exchange Act. The Merger Agreement further provides that the Company will promptly notify Zeneca after receipt of any Acquisition Proposal or any indication that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal and will keep Zeneca informed of any such Acquisition Proposal, indication or request. The term "Acquisition Proposal" as used in the Merger Agreement means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or certain of its subsidiaries or the acquisition of more than 10% of the outstanding voting securities in, or a substantial portion of the assets of, the Company or certain of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

  The Company will promptly notify Zeneca of: (i) any written notice or other written communication to any Executive Officer from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement; (ii) any written notice or other written communication to any Executive Officer from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Merger Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries of which any Executive Officer has knowledge and which, if pending on the date of the Merger Agreement, would have been required to have been disclosed pursuant to the Merger Agreement or which relate to the consummation of the transactions contemplated by the Merger Agreement.

  During the Interim Period (and subject to restrictions contained in agreements with third parties, prohibitions required by law or privileged communications), the Company will give Zeneca, its counsel, financial advisors, auditors and other authorized representatives full access within normal business hours to the offices, properties, books and records of the Company and will furnish to Zeneca and such representatives such financial and operating data and such other information as such persons may reasonably request.

  The Merger Agreement provides that (i) the Company will take certain actions with respect to the preparation of this Proxy Statement and the convening of the Annual Meeting and (ii) subject to their fiduciary duties, the directors of the Company will recommend approval and adoption of the Merger Agreement and the Merger by the Company's stockholders and use best efforts to obtain the necessary approvals by its stockholders of the Merger Agreement and the transactions contemplated thereby. Additionally, the Company has agreed to indemnify the present officers and directors of the Company (and its former officers and directors) in respect of acts or omissions prior to the Effective Time and to obtain an extension of the Company's existing officers' and directors' liability policy (or a replacement therefor) in respect of such acts or omissions. See "MERGER PROPOSAL--Interest of Certain Persons in the Merger."

  The Merger Agreement contains certain representations and warranties of the parties. Zeneca has made representations regarding its organization and qualification, authority relative to the Merger Agreement, information in this Proxy Statement, finder's fees, certain reports filed by Zeneca PLC with the Commission, financial statements of Zeneca and Zeneca PLC, absence of any material adverse events, occurrences or developments, litigation and regulatory compliance. Zeneca has also represented to the Company that it has or will have, prior to the Closing, sufficient funds, investments and credit facilities available to it to pay the Cash Consideration and all related fees and expenses. Zeneca has also made representations and warranties regarding Merger Subsidiary's organization, capitalization and authority relative to the Merger Agreement.

  The Company has made representations regarding, among other things, its organization and qualification, its capitalization, its subsidiaries and investments, its authority relative to the Merger Agreement, certain reports filed with the Commission, its financial statements, absence of certain material adverse events, occurrences or developments, litigation, information in this Proxy Statement, taxes, employee benefits plans, employee options, finder's fees, environmental matters, regulatory compliance and certain intellectual property.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of the Company, Zeneca and Merger Subsidiary to consummate the Merger are subject to the satisfaction of certain conditions, including (i) the approval and adoption of the Merger Proposal by the stockholders of the Company in accordance with the Delaware Law; (ii) the expiration or termination of any applicable waiting period (including any extensions thereof) under the HSR Act relating to the Merger; (iii) the absence of any provision of any applicable law or regulation or judgment, injunction, order or decree prohibiting the consummation of the Merger; and (iv) the making or obtaining of all actions by or in respect of, or filings with, any governmental body, agency, official, or authority required to permit the consummation of the Merger.

  The obligation of the Company to consummate the Merger is also subject to the satisfaction of other conditions, including without limitation the following:
(i) the performance by Zeneca and Merger Subsidiary in all material respects of all their respective obligations under the Merger Agreement required to be performed by them at or prior to the Closing, and the representations and warranties of Zeneca and Merger Subsidiary contained in the Merger Agreement and any officer's certificate delivered by Zeneca or Merger Subsidiary pursuant thereto being true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak only as of an earlier date); (ii) the deposit by Zeneca of the Cash Consideration with the Exchange Agent; and (iii) the receipt by the Company's Board of Directors of an updated opinion from each of Goldman Sachs and Lazard Freres as of the date of mailing of this Proxy Statement and as of the Closing Date reaffirming its opinion to the Company's Board of Directors that the consideration to be paid in the Merger is fair to the Company's stockholders.

  The obligations of Zeneca and Merger Subsidiary to consummate the Merger are also subject to the satisfaction of other conditions including without limitation the following: (i) the performance by the Company in all material respects of all its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in the Merger Agreement and in any officer's certificate delivered by the Company pursuant thereto being true in all material respects at and (except to the extent that such representations and warranties speak only as of an earlier date) as of the Effective Time as if made at and as of such time; (ii) there not being issued any order by any court, arbitrator or governmental body, agency or official nor there being any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its subsidiaries, taken as a whole, after the Effective Time; (iii) there being no proceeding (1) challenging the Merger Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the Merger; (2) seeking to restrain or prohibit Zeneca's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Zeneca and its subsidiaries, or to compel Zeneca or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, (3) seeking to impose or confirm material limitations on the ability of Zeneca or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock owned by Zeneca or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (4) seeking to require divestiture by Zeneca or any of its subsidiaries or affiliates of any shares of Common Stock; (iv) there being no action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act (including any extensions thereof), in effect at the Closing that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (1) through (4) of clause (iii) of this sentence; (v) Zeneca or Merger Subsidiary not having received any communication from the Department of Justice or Federal Trade Commission (each, an "HSR Authority") (which communication shall be confirmed to the other parties to the Merger Agreement by the HSR Authority) that causes Zeneca or Merger Subsidiary reasonably to believe that any HSR Authority has authorized the institution of litigation challenging, impairing or diminishing the benefits with respect to any of the transactions contemplated by the Merger Agreement; (vi) Zeneca having received or being satisfied that it or the Company will receive all consents and approvals contemplated by the Merger Agreement or otherwise material in connection with the consummation of the Merger or to enable the Company to continue to carry on the business of the Company and its subsidiaries as presently conducted in all material respects; and (vii) the Company having entered into the Employment Agreements and agreements not to compete with each of Dr. Salick, Leslie F. Bell and Michael
T. Fiore. The Company and Dr. Salick entered into the required agreements on December 22, 1994. See "MERGER PROPOSAL--Agreements Ancillary to Merger Agreement" above.

TERMINATION; AMENDMENTS; ASSIGNMENT

  The Merger Agreement provides that it may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Proposal by the stockholders of the Company) (i) by mutual written consent of the Company and Zeneca, (ii) by either the Company or Zeneca, if the Merger has not been consummated by June 30, 1995, (iii) by either the Company or Zeneca, if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Zeneca or the Company from consummating the Merger becomes final and nonappealable, (iv) by either Zeneca or the Company, if the Annual Meeting has been held and the stockholders of the Company have failed to approve and adopt the Merger Agreement and the Merger,
(v) by the Company, on the one hand, or by Zeneca, on the other hand, if any representation or warranty made by the other in the Merger Agreement was not true and correct in all material respects when made or such party has failed to observe or perform in any material respect any of its agreements or obligations under the Merger Agreement (and such breach of any representation, warranty, agreement or obligation is not timely cured), (vi) by Zeneca, if (1) the Company has entered into, or has publicly announced its intention to enter into an agreement or agreement in principle with respect to any Acquisition Proposal, (2) any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than Dr. Salick, Zeneca or any of their affiliates, has become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least forty percent of the outstanding Shares or has acquired, directly or indirectly, at least forty percent of the assets of the Company or (3) the Board of Directors of the Company has withdrawn or materially modified its approval or recommendation of the Merger Agreement or the transactions contemplated thereby (the events specified in clause (1) through (3) of this clause (vi) are hereinafter referred to as the "Termination Fee Events").

  If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be null and void and of no effect with no liability on the part of the Company, Zeneca or Merger Subsidiary. However, the agreements regarding confidentiality and the parties' agreements regarding fees (see "Expenses; Termination Fee" below) will survive such termination of the Merger Agreement. Additionally, if the Merger Agreement is terminated because the representations or warranties of a party were not true in all material respects when made or a party failed to observe or perform in any material respect any of its agreements or obligations under the Merger Agreement (and any such breach of representation, warranty, agreement or obligation, to the extent curable, was not timely cured), then the party entitled to terminate is also entitled to liquidated damages in an amount (not to exceed $1,000,000) equal to the reasonable fees and expenses incurred by that party in connection with the Merger Agreement and the transactions contemplated thereby; provided, however, that if the other party wilfully breached its material agreements or obligations, the terminating party is, in lieu of liquidated damages, entitled to such legal remedies as are available to it.

  Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Zeneca and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of the Merger Agreement by the stockholders of the Company, no such amendment or waiver will, without the further approval of such stockholders, alter or change (1) the amount or kind of consideration to be received in exchange for any shares of the capital stock of the Company, (2) any term of the Certificate of Incorporation of the Company as the surviving corporation in the Merger or (3) any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holder of any shares of the capital stock of the Company. The Company intends to notify stockholders in the event that any material provision of the Merger Agreement is amended or waived in any material respect, independent of whether such amendment or waiver occurs prior to or after stockholder approval of the Merger Agreement. The Company expects that any such notification would be given through issuance of a press release or, if appropriate, a supplement to this Proxy Statement.

  Zeneca may transfer its rights and obligations under the Merger Agreement or assign its rights and obligations, in whole or from time to time in part, to one or more of its wholly owned subsidiaries (whether direct or indirect) or to Zeneca PLC but any such transfer or assignment will not relieve Zeneca of its obligations under the Merger Agreement.

EXPENSES; TERMINATION FEE

  All costs and expenses incurred in connection with the Merger Agreement are to be paid by the party incurring such costs or expenses, except as described below.

  As a condition to Zeneca's willingness to enter into the Merger Agreement, the Company agreed to pay to Zeneca a fee, in immediately available funds, in the event the Merger Agreement is terminated for certain reasons described below. The fee will be equal to the sum of $11,000,000 plus (if no liquidated damages, as described above, were previously paid) up to an additional $1,000,000 reimbursement for all reasonable fees payable and expenses incurred by Zeneca or any of its affiliates (including, without limitation, the fees and expenses of its financial advisors, auditors and counsel) in connection with the Merger Agreement and the transactions contemplated thereunder. The fee will become payable, if at all, promptly, but in no event later than two business days, after the termination of the Merger Agreement as a result of the occurrence of any of the following:

    (i) the occurrence of any of the Termination Fee Events (see
  "Termination; Amendments; Assignment" above);

    (ii) Zeneca terminates the Merger Agreement because a representation or warranty of the Company was not true in all material respects at the time made or because the Company failed to observe or perform in any material respect any of its agreements or obligations under the Merger Agreement and within nine months of the termination of the Merger Agreement (A) the Company enters into, or publicly announces its intention to enter into, an agreement or an agreement in principle providing for merger of the Company or (B) any person or group (as defined in Section 13(d)(3) of the Exchange
  Act), other than Dr. Bernard Salick, Zeneca or any of their affiliates, shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least forty percent of the outstanding Shares or shall have acquired, directly or indirectly, at least forty percent of the assets of the Company; or

    (iii) the Company elects not to consummate the Merger on account of not receiving updated opinions from Goldman Sachs or Lazard Freres reaffirming their opinions to the Company's Board of Directors that the consideration to be paid in connection with the Merger is fair to the Company's stockholders.

                    DESCRIPTION OF THE SPECIAL COMMON STOCK

  In the Merger, each outstanding Share will be converted into the right to receive $18.875 in cash and, although no fractional shares will be issued, one-half share of Special Common Stock. Pursuant to the Merger Agreement and effective upon consummation of the Merger, the Company's certificate of incorporation will be amended by operation of the Merger to, among other things, authorize the issuance of the Special Common Stock and establish the terms thereof. Under Article FOURTH of the Certificate of Incorporation ("Article

Fourth"), effective upon the Merger, the preferences, rights and qualifications, limitations, and restrictions of the Special Common Stock and the Common Stock will be identical in all respects, except as specifically set forth in Article Fourth and except for the right of each class to elect five directors as provided in Article FIFTH of the Certificate of Incorporation. Set forth below is a description of the terms of the Special Common Stock, including the differences between such terms and the terms of the Common Stock as set forth in Article Fourth. The following description of the terms of the Special Common Stock does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Incorporation which is attached to this Proxy Statement as Annex B and is incorporated herein by reference.

AUTHORIZED SHARES

  The Company's certificate of incorporation currently provides for authorized capital of 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share. By operation of the Merger, Article Fourth of the Certificate of Incorporation will provide for authorized capital of 27,500,000 shares, of which 15,000,000 shares will be designated Common Stock, 7,500,000 shares will be designated Callable Puttable Common Stock and 5,000,000 shares will be designated Preferred Stock, each with a par value of $.001 per share. There are no shares of the Preferred Stock presently issued or outstanding and there will not be any shares thereof issued or outstanding immediately following the Merger.

CALL AND PUT FEATURES OF THE SPECIAL COMMON STOCK

  The Company has no right to redeem the Common Stock. The Company will not have the right to call or redeem any shares of the Special Common Stock and will not purchase or otherwise acquire for value any outstanding shares of the Special Common Stock, except as provided in the Certificate of Incorporation.

  Call. The Company will have the option (the "Call") to purchase, subject to having available funds therefor as described herein, effective as of a date (the "Call Date") fixed by the Company within a period commencing with the Effective Time and ending on the close of business on the last day of the forty-eighth month thereafter (the "Call Period"), at the applicable price per share (the "Call Price"), all, but not less than all, of the outstanding shares of Special Common Stock by (1) giving written notice of the exercise of the Call (the "Call Notice") in accordance with the terms of the Certificate of Incorporation at any time during the Call Period and (2) making the deposit described below with a bank or trust company meeting certain criteria (the "Depositary"), prior to the Call Date, with irrevocable instructions to the Depositary to pay the Call Price for all shares of Special Common Stock surrendered. The Call Notice will set forth, among other things, the Call Date and instructions as to how to obtain the Call Price for the Special Common Stock and will be accompanied by a letter of transmittal for use by a holder of Special Common Stock in surrendering certificates for the Special Common Stock and obtaining the Call Price therefor. The Call may only be exercised by the Company upon the affirmative vote (or written consent) of a majority of the holders of the shares of Common Stock, voting separately as a class; provided, however, that, regardless of such vote, the Company will only exercise the Call if the purchase of all of the shares of Special Common Stock pursuant to the exercise of the Call would not be in violation of Section 160 of the Delaware Law or any other law for the protection of creditors.

  The Call Price is the market price of the Special Common Stock, subject, during the first two years and seven months after the Effective Time, to a minimum and maximum price therefor. The maximum price per share is $50.00. The minimum price is $42.00 per share, discounted from the date which is two and one-half years from the Effective Time at a rate which, when compounded on a daily basis, is equal to four percent on an annualized basis if the Call is made before two and one-half years from the Effective Time. By way of illustration, assuming that the Company calls the Special Common Stock on the date which is (a) 183 days after the Effective Time, the minimum Call Price would be $38.77 per share, (b) 365 days after the Effective Time, the minimum Call Price would be $39.55 per share, (c) 548 days (or approximately one and one-half years) after the Effective Time, the minimum Call Price would be $40.35 per share and (d) 730 days (or two years) after the Effective Time, the minimum Call Price would be $41.17 per share.

  At least ten and no more than fifteen days prior to the Call Date (which period may be extended if required under the Exchange Act or the regulations promulgated thereunder), the Company will mail the Call Notice to each holder of Special Common Stock at such holder's address as it appears on the transfer books of the Company and to each holder of a Replacement Option at the address for such holder set forth in the records of the Company. On the date of mailing of the Call Notice, the Company will give a similar notice by publication in a newspaper of general circulation in Los Angeles, California.

  Put. Unless the Call has been previously exercised, during a period commencing with the date which is the earlier of thirty calendar months from the Effective Time or the date upon which there is a change in control (defined as a transfer or other disposition of shares by Zeneca PLC or its affiliates or the issuance of additional shares, the result of which is that Zeneca PLC or its affiliates no longer own, directly or indirectly, more than fifty percent of the outstanding shares of Common Stock or voting equity securities of the Company) and ending on the close of business on the twentieth business day after the date which is thirty calendar months from the Effective Time (or such later date as may be required under the Exchange Act and the rules and regulations promulgated thereunder) (the "Put Period"), each holder of the Special Common Stock shall have the option (the "Put") to require the Company to purchase all or a part of the shares of the Special Common Stock held by such holder at a purchase price of $42.00 per share (the "Put Price"), subject to having funds legally available therefor as described herein. If such funds are not legally available to the Company as set forth in the Merger Agreement, Zeneca PLC will assume the obligations of the Company with respect to the Put. See "THE MERGER AGREEMENT--Obligations of Zeneca PLC Regarding Put." Holders who desire to exercise their Put must deliver written notice thereof (the "Put Notice") during the Put Period to the Company or the Depositary electing to have shares of Special Common Stock purchased by the Company and specifying therein the whole number of shares of Special Common Stock which such holder has elected to cause the Company to purchase, together with a certificate or certificates representing such shares. At least ten and not more than thirty days prior to the beginning of the Put Period, the Company will mail a written notice (the "Put Notification") to each holder of Special Common Stock at such holder's address as it appears on the transfer books of the Company and to each holder of an option to purchase shares of the Special Common Stock at the address for such holder set forth in the records of the Company informing each such holder of his, her or its right to exercise the Put, the date of the commencement and termination of the Put Period, the Put Price, the identity and address of the Depositary and instructions as to how to exercise their Put. A notice similar to the Put Notification will be given by the Company by publication in a newspaper of general circulation in Los Angeles, California at least ten and not more than thirty days prior to the beginning of the Put Period. If the Company fails to give the Put Notification to the holders of Special Common Stock at least ten days prior to the beginning of the Put Period as provided herein, the rights of the holders of the Special Common Stock will not be prejudiced thereby and the Put will nevertheless become exercisable at the beginning of the Put Period as herein provided but the expiration of the Put Period will be extended to that date which is twenty-five business days from the date the Put Notification is given to holders of the Special Common Stock.

  Surrender and Payment. Prior to the date the Company gives the Put Notification (or prior to the beginning of the Put Period, if the Company does not timely give the Put Notification) or the Call Notice, as the case may be, the Company will appoint the Depositary. Prior to the Call Date, the Company will deposit with the Depositary an amount of cash sufficient to pay in full the Company's obligations pursuant to the Call, assuming for purposes thereof that all outstanding shares of Special Common Stock are to be purchased pursuant to the Call. In the case of the exercise of the Call, each holder of shares of Special Common Stock and, in the case of the exercise of the Put, each holder who has exercised the Put, will be paid, within two business days following the surrender of the certificate or certificates representing such shares to the Depositary or the Company together with a properly executed letter of transmittal, in the case of the exercise of the Call, or the Put Notice, in the case of the exercise of the Put, covering such shares of stock, the Call Price or the Put Price for such shares, as the case may be. In no event, however, will the Call Price be payable prior to the Call Date. As certificates representing shares of Special Common Stock with respect to which the Put has been properly exercised are surrendered to the Depositary or the Company, the Company will immediately deposit with the Depositary cash necessary to pay in full the Put Price for such shares. Upon such payment, each surrendered certificate so paid for will be transferred to the Company, canceled and retired. In the event of the exercise of the Put for less than all of the shares of Special Common Stock represented by a certificate, a new certificate representing the shares of Special Common Stock not purchased pursuant to the exercise of the Put will be issued to the holder of such shares. Following the Put Period, any monies deposited by the Company with the Depositary for purchases of shares upon exercise of the Put which are not required to be used for the purchase of shares of Special Common Stock pursuant to the exercise of the Put will revert to the general funds of the Company. Any monies deposited with the Depositary for purchase of shares pursuant to the exercise of the Call and unclaimed at the end of two years from that date which is twenty-one business days following the Call Date will revert to the general funds of the Company. After such reversion of funds, any holder of shares of Special Common Stock may look only to the Company for the payment of the Call Price. If the Call Notice is given and funds are deposited (together with irrevocable instructions to the Depositary to pay the Call Price) as set forth in the Certificate of Incorporation, from and after the Call Date, all of the shares of Special Common Stock, other than the shares issued upon the exercise of certain Replacement Options (as described below), will no longer be deemed outstanding and all rights of the holders of such shares will cease and terminate.

  If the Call Date occurs prior to the date which is fourteen months from the Closing (the "Option Share Termination Date") and the Company has complied with all of the requirements with respect to the exercise of the Call, the holders of shares of Special Common Stock acquired within two months after the Effective Time upon the exercise of Replacement Options which are incentive stock options within the meaning of Section 424 of the Code, which shares have not been disposed by the person who exercised such Replacement Option prior to the Call Date (the "Option Shares"), will be required to surrender the certificates therefor to the Company or the Depositary on the Option Share Termination Date together with a properly executed letter of transmittal. Upon such surrender, such holders will be paid the Call Price for the Option Shares. Upon payment in full of the Call Price for the Option Shares, the surrendered certificates will be transferred to the Company, canceled and retired. From and after the Option Share Termination Date, the Option Shares will no longer be deemed outstanding and all rights of the holders of the Option Shares will cease and terminate.

  If the Company fails to make the deposit or promptly pay the purchase price for shares of the Special Common Stock as provided in Article Fourth, the Call Price or Put Price, as the case may be, for such shares will thereafter be increased by an amount equal to interest thereon (the "Default Interest") from the date of surrender of the certificates pursuant to Article Fourth at an annual rate equal to two percentage points in excess of the rate of interest publicly announced from time to time by the Bank of America NT&SA in San Francisco, California, as its reference rate until the purchase price therefor, together with the Default Interest, is paid in full and, until such payment in full, the shares of Special Common Stock will continue to be outstanding and owned by the record owner thereof. The right of the holders of the Special Common Stock to exercise the Put will accelerate and the Put will be exercisable immediately upon the occurrence of certain specified insolvency events and until the end of the Put Period (without giving effect to acceleration of the commencement date thereof) and, immediately upon the occurrence of such acceleration, the Call will be null and void and of no further force or effect.

VOTING RIGHTS

  Except as may be required by law and as described below, the holders of record of shares of Common Stock and the holders of record of the Special Common Stock will be entitled to one vote per share for all purposes and will vote together on all matters and not as a separate class or series. For matters to be voted on by the Common Stock and the Special Common Stock together and not as a separate class or series, the presence in person or by proxy of the holders of record as of the applicable record date of a majority of the total number of shares of Common Stock and shares of the Special Common Stock will constitute a quorum. For matters to be voted on by the Common Stock as a separate class, the presence in person or by proxy of the holders of record of a majority of the total number of shares outstanding as of the applicable record date will constitute a quorum of the Common Stock voting separately as a class. For matters to be voted on by the Special Common Stock as a separate class, the presence in person or by proxy of the holders of record of shares of Special Common Stock representing a majority of all of the votes entitled to be cast by the holders of the Special Common Stock outstanding as of the applicable record date will constitute a quorum of the Special Common Stock voting separately as a class.

  For matters to be voted on by the Special Common Stock as a separate class, and only on such matters, consistent with the rights of the present holders of Shares, a holder of record of a share of the Special Common Stock will be entitled to ten votes on each matter submitted to a vote (whether at a meeting or by written consent) by holders of the Special Common Stock, voting separately as a class, for each such share thereof held of record by such holder on a record date if, with respect to such share, each and every beneficial owner thereof was (1) the beneficial owner of the Shares exchanged therefor in the Merger (the "Premerger Shares") on August 27, 1991, the date of the reincorporation of the Company in the State of Delaware (the "Reincorporation Date"), and at all times until exchanged for shares of Special Common Stock pursuant to the Merger and (2) the beneficial owner of such share of Special Common Stock immediately following the Effective Time and at all times since the Effective Time, subject to certain presumptions set forth in Article Fourth. Although the number of votes to which a present holder of Shares entitled to ten votes cannot exceed that percentage of the votes entitled to be cast which is equal to that percentage of the total outstanding Shares which such Shares represented on August 27, 1991, there is no such limit on the votes entitled to be cast by the holders of the Special Common Stock which has the effect of increasing the percentage of votes to which holders of Premerger Shares beneficially owned as of the Reincorporation Date, including Dr. Salick, are entitled. See "INTRODUCTION--Record Date; Voting Rights; Proxies." Consistent with the Company's certificate of incorporation, the holders entitled to ten votes per share of Special Common Stock will be entitled to make certain transfers thereof without losing the ten-vote right. Holders of shares of the Special Common Stock not entitled to ten votes per share on matters to be voted on by the holders of the Special Common Stock, voting separately as a class, are entitled to one vote per share.

  Additionally, a beneficial owner of any share of the Special Common Stock beneficially owned by reason of participation in any employee stock option or employee stock purchase plan or other similar individual account employee benefit plan or arrangement of the Company will be deemed for purposes of the ten-vote rights to have been the beneficial owner of the Premerger Shares at the Reincorporation Date and such share of Special Common Stock at the Effective Time if (a) as of the Reincorporation Date, the Premerger Shares for which the Special Common Stock were exchanged, and as of the Effective Time such share of Special Common Stock, was allocated to the account of such beneficial owner under such plan or arrangement, or (b) at the Reincorporation Date and the Effective Time such beneficial owner was the holder, as the case may be, of an option or right to acquire Premerger Shares and the Replacement Option substituted therefor in the Merger, respectively. The distribution of such share to such beneficial owner pursuant to such plan or arrangements, or the purchase by such beneficial owner of such share upon the exercise of an option or a right, as the case may be, will not be deemed to be a change in beneficial ownership and such beneficial owner will be entitled to ten votes per share.

  Each share of Special Common Stock, whether at any particular time the beneficial owner thereof is entitled to ten votes or less, will be identical to all other shares of Special Common Stock in all other respects and together all shares of Special Common Stock will constitute a single class of shares of the Company.

ELECTION OF DIRECTORS

  From the Closing Date until the Termination Date, the holders of shares of Common Stock, voting separately as a class, will be entitled to elect five Common Stock Directors and the holders of the Special Common Stock, voting separately as a class, will be entitled to elect five Special Common Stock Directors. The absence of a quorum of the holders of the shares of Common Stock will not prevent the election of the Special Common Stock Directors. Conversely, the absence of a quorum of the holders of the Special Common Stock will not prevent the election of the Common Stock Directors. In the absence of either or both quorums, a majority of the holders present in person or by proxy of the class which lacks a quorum will have the power to adjourn for a period of up to thirty days the meeting for the election of the directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum of such class shall be present. From and after the Termination Date, the holders of the Common Stock and the holders of the Special Common Stock will vote together for the election of directors and not as a separate class or series and the right of a holder of Special Common Stock to be entitled to ten votes per share as described above will be of no further force or effect.

  If the Company fails to deposit funds with the Depositary and promptly pay the purchase price for shares of Special Common Stock upon exercise of the Put or Call, as the case may be, or upon the occurrence of certain insolvency events specified in Article Fourth, then the authorized number of directors constituting the Board, immediately and automatically, without further action of the Board or the stockholders of the Company, will be increased by a number which will, together with the number of Special Common Stock Directors, represent a majority of the authorized number of directors of the Company. In such event, the Special Common Stock Directors then in office will have the sole and exclusive right to elect to the Board the persons to fill all of the new directorships created by such increase in the authorized number of directors. Thereafter, the holders of the Special Common Stock will be entitled to elect, at all subsequent meetings of stockholders at which directors are elected, a number of directors representing a majority of then authorized number of directors of the Company. Such rights of the holders of the Special Common Stock will continue until such time as the aggregate Put Price and/or the Call Price, as the case may be, together with the Default Interest thereon has been paid in full to the holders of Special Common Stock. However, such rights will be of no force or effect if Zeneca or Zeneca PLC purchases and pays for, in accordance with the Merger Agreement, all of the shares of Special Common Stock with respect to which the Put has been exercised. See "THE MERGER AGREEMENT--Obligations of Zeneca PLC Regarding Put" above.

SPECIAL VOTING RIGHTS

  Except as otherwise required by law, until the Termination Date, without (1) the affirmative vote (or written consent) of holders of record of a majority of all of the votes entitled to be cast by the holders of the outstanding Special Common Stock, voting separately as a class, and (2) the affirmative vote (or written consent) of holders of record of a majority of the total number of outstanding shares of Common Stock, voting separately as a class, the Company will not take certain actions including, without limitation, the issuance of securities senior to, or on parity with, the Special Common Stock or the Common Stock, or any securities convertible or exercisable therefor; any merger, consolidation, or recapitalization of the Company; any sale, transfer or other disposition of all or substantially all of the Company's assets to any person; any liquidation, dissolution, winding up or other cessation of the business or operations of the Company; or any amendments to certain provisions of the Certificate of Incorporation (including Article Fourth).

LIQUIDATION

  Upon any liquidation, dissolution or winding up of the Company, prior to any distributions to holders of Common Stock, the holders of shares of Special Common Stock will be entitled to receive, out of the assets of the Company, $42.00 per share or, if appropriate, following a default in payment of the Call Price or the Put Price, the amount of the Call Price or the Put Price, as the case may be, increased by an amount equal to the Default Interest. If the assets of the Company are insufficient to permit the payment to the holders of the Special Common Stock of the full preferential amounts to which they are entitled, then the entire assets will be distributed ratably among the holders of the Special Common Stock then outstanding until payment in full of such amount per share.

  After payment or distribution to the holders of the Special Common Stock of the full liquidation preference to which they are entitled, the holders of shares of Common Stock will be entitled to receive out of the assets of the Company an amount equal to $42.00 per share thereof before any further payment is made or assets are distributed to the holders of Special Common Stock. If the assets distributable to the holders of shares of Common Stock will be insufficient to permit the payment to them of $42.00 per share, such assets will be distributed ratably among the holders of shares of Common Stock then outstanding until payment in full of such amount per share. After the payment to the holders of shares of Common Stock of $42.00 per share, the remaining assets of the Company available for distribution to stockholders shall be distributed ratably to the holders of shares of the Special Common Stock and the holders of shares of Common Stock then outstanding.

                                APPRAISAL RIGHTS

  Holders of record of Shares who comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the Delaware Law ("Section 262"). A person having a beneficial interest in the Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

  The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Law and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex D to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of Shares as to which appraisal rights are asserted.

  The failure of a stockholder to vote against the Merger will not, in and of itself, constitute a waiver of such stockholder's appraisal rights under
Section 262.

  Under the Delaware Law, holders of Shares who follow the procedures set forth in Section 262 will be entitled to have their Shares appraised by the Delaware Chancery Court (the "Chancery Court") and to receive payment in cash of the "fair value" of such shares at the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

  Stockholders who desire to exercise their appraisal rights must deliver to the Company, before the taking of the vote on the Merger Proposal, a written demand for appraisal of their Shares. This written demand for appraisal of Shares must be in addition to and separate from any proxy vote abstaining from or voting against the Merger Proposal. Voting against, abstaining from voting or failing to vote on the Merger Proposal will not constitute a demand for appraisal within the meaning of Section 262.

  Stockholders electing to exercise their appraisal rights under Section 262 must not vote for approval of the Merger Proposal. If a stockholder returns a signed proxy but does not specify a vote against approval of the Merger Proposal or a direction to abstain, the proxy will be voted for approval of the Merger Proposal, which will have the effect of waiving that stockholder's appraisal rights.

  A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the Share certificate. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the Shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

  A record owner, such as a broker, who holds Shares as a nominee for others may exercise his right of appraisal with respect to the Shares for all or less than all beneficial owners of Shares as to which he or she is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly mentioned, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

  A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Leslie F. Bell, Secretary, Salick Health Care, Inc., 8201 Beverly Boulevard, Los Angeles, California 90048. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its Shares. Within ten days after the Effective Time, the Company must notify each stockholder of the Company who has complied with Section 262 and has not voted in favor of or consented to the Merger Proposal of the date upon which the Effective Time occurred.

  Within 120 days after the Effective Time, any stockholder who has satisfied the requirements of Section 262 may deliver to the Company a written demand for a statement listing the aggregate number of Shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

  Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Chancery Court demanding a determination of the value of the Shares of all stockholders demanding appraisal rights. The Company has no present intention to file such a petition if demand for appraisal is made.

  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the Company which shall, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their Shares and with whom agreements as to the value of their Shares have not been reached by the Company. If the petition shall be filed by the Company, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Chancery Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Company and to the stockholders shown on the list at the address therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Chancery Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Chancery Court and the costs thereof shall be borne by the Company.

  If a petition for an appraisal is filed in a timely fashion, after a hearing on such petition, the Chancery Court shall determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the stockholders who have demanded an appraisal for their Shares represented by certificates to submit such certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceeding as to such stockholder.

  After determining the stockholders entitled to an appraisal, the Chancery Court shall appraise the Shares owned by such stockholders, determining their fair value, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair rate of interest, the Chancery Court may consider all relevant factors, including the rate of interest the Company would have had to pay to borrow money during the pendency of the proceeding. In determining fair value of such shares, the Court is to take into account all relevant factors. In Weinberger
v. UOP, Inc. et al., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of the Company. . . ." The Delaware Supreme Court stated
that in making this determination of fair value the Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court held that the "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

  The Chancery Court shall direct payment of the fair value of the Shares, together with interest, if any, by the Company to the stockholders entitled thereto.

  Stockholders considering seeking appraisal of their Shares should note that the fair value of their Shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares. The costs of the appraisal proceeding may be determined by the Chancery Court and taxed upon the parties as the Chancery Court deems equitable in the circumstances. Upon application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to an appraisal. In the absence of such a determination or assessment, each party bears his, her or its own expenses.

  From and after the Effective Time, no stockholder who has demanded appraisal rights as provided in Section 262 shall be entitled to vote such Shares for any purpose or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date which is prior to the Effective Time.

  Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the Merger Agreement. After this period the stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its Shares as provided in the Merger Agreement only with the written approval of the Company. If no petition for appraisal is filed with the Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease and stockholders will be entitled to receive the Merger Consideration as provided for in the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditional upon such terms as the Chancery Court deems just.

  Zeneca has agreed in the Merger Agreement to reimburse the Company for one-half of any payment made in respect to any demand received by the Company for the appraisal of Shares. Pursuant to the Merger Agreement, the Company will give Zeneca prompt notice of any such demands received by the Company, and Zeneca will have the right to participate in all negotiations and proceedings with respect to such demands. The Company will not, except with the prior written consent of Zeneca, make any payment with respect to, or settle or offer to settle, any such demands.

  There will be no appraisal rights arising as a result of exercise of the Call of the Special Common Stock.

                        DESCRIPTION OF AMENDMENTS TO THE
                        CHARTER DOCUMENTS OF THE COMPANY

  The Merger Agreement requires that, as of the Effective Time, the certificate of incorporation and by-laws of the Company be revised to read in the form attached hereto as Annex B and C, respectively. In addition to the authorization of the Special Common Stock and the establishment of the preferences, rights and qualifications, limitations and restrictions thereon which are described above, including without limitation the Put and Call features and special voting requirements, the Certificate of Incorporation revises certain other provisions of the existing certificate of incorporation of the Company. The following description of the amendments which will be effected to the Company's existing certificate of incorporation and by-laws by virtue of the Merger does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and By-Laws attached to this Proxy Statement as Annex B and C, respectively, each of which is incorporated herein by reference. See "DESCRIPTION OF THE SPECIAL COMMON STOCK."

CERTIFICATE OF INCORPORATION

  The existing certificate of incorporation of the Company provides for a Board of Directors divided into three classes, each consisting of approximately one-third of the members of the Board. The term of office of each director is for three years. The Merger amends the Company's existing certificate of incorporation to delete the Board classification requirements and to provide for a one year term for directors. Until the Termination Date, the holders of the Common Stock are entitled to elect five directors and the holders of the Special Common Stock are entitled to elect five directors. In case any vacancy occurs among the Common Stock Directors, that vacancy will be filled by the remaining Common Stock Directors. Likewise, if a vacancy occurs among the Special Common Stock Directors, that vacancy will be filled by the remaining Special Common Stock Directors.

  The certificate of incorporation of the Company provides for a vote of 66 2/3% of all votes entitled to be cast for the approval of certain extraordinary transactions to be taken by the Company with interested persons, as therein defined, and for amendments to certain provisions of the certificate of incorporation. The Certificate of Incorporation does not contain any provisions regarding interested party transactions or require a supermajority vote for certain amendments to the Certificate of Incorporation but does require until the Termination Date the affirmative vote of a majority of the shares of Common Stock, voting separately as a class, and a majority of the votes entitled to be cast by the holders of the Special Common Stock, voting separately as a class, to approve certain extraordinary transactions, including amendments to certain provisions of the Certificate of Incorporation.

  The certificate of incorporation prohibits the taking of any action by written consent of the stockholders of the Company, limits the calling of special meetings of the stockholders to only the Board of Directors or the Chairman of the Board and requires advance notice (in the manner provided in the by-laws) of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting. The Certificate of Incorporation does not contain any of such restrictions.

BY-LAWS

  The existing by-laws of the Company set forth specific notice and other requirements that stockholders must comply with in respect of the nomination of persons to stand for election of directors and proposals of business to be considered by stockholders at an annual meeting. Special meetings of the stockholders may only be called by the Board of Directors or the Chairman of the Board.

  The By-Laws do not contain specific requirements with respect to nominations and proposals to be considered by the stockholders. Special meetings of the holders of the Common Stock, voting separately as a class, may be called by the holders of at least twenty-five percent of the then outstanding shares of the

Common Stock. Special meetings of the holders of the Special Common Stock, voting separately as a class, may be called by the holders of shares of the Special Common Stock representing at least twenty-five percent of the votes of the then outstanding shares of the Special Common Stock. Special meetings of the holders of the Common Stock and the Special Common Stock, voting together as a class, may be called by the Board of Directors or the Chairman of the Board.

  The By-Laws set forth a list of actions that may only be taken by the Board by action of a majority thereof, including at least one Common Stock Director who is at the time an employee of Zeneca or certain affiliates thereof and one Special Common Stock Director who was an executive officer of the Company prior to the Merger. The existing by-laws of the Company do not contain any such provisions.

  The existing by-laws have no restrictions on the directors who may serve on committees of the Board. The By-Laws require that any committee be made up of an equal number of Common Stock Directors and Special Common Stock Directors. In case any vacancy occurs on any committee among the members thereof who are Common Stock Directors, such vacancy will be filled only by a majority of the Common Stock Directors who are then in office. In case any vacancy occurs on any committee among the members thereof who are Special Common Stock Directors, such vacancy shall be filled only by a majority of the Special Common Stock Directors.

                                     ZENECA

  Zeneca is a wholly owned subsidiary of Zeneca PLC. Zeneca holds substantially all of the operating assets of Zeneca Group including, directly or indirectly, the interest in other Zeneca Group companies. Zeneca is an English company formed in 1992. Merger Subsidiary is a Delaware corporation and an indirect wholly owned subsidiary of Zeneca.

  Zeneca Group was created by separating the pharmaceuticals, agricultural chemicals, specialty chemicals, seeds and biological products businesses of Imperial Chemical Industries PLC ("ICI") from ICI's other chemical operations, with effect from January 1, 1993.

  Zeneca Group is a major international bioscience business engaged in the research, development, manufacture and marketing of ethical (prescription) pharmaceuticals, agricultural chemicals, specialty chemicals, seeds and biological products. These business classes are research and technology intensive and have extensive international development and marketing skills and a strong common science base.

  Zeneca Group's pharmaceuticals business is a large innovative ethical pharmaceuticals business with an established record of new product invention and commercialization. It has leading positions in the sale of products in the cardiovascular and anti-cancer therapy areas and intravenous anaesthetics, as well as a strong presence in hospital antiseptics.

  Zeneca Group's agrochemicals business is one of the world's largest suppliers of agricultural chemicals. Its products comprise mainly herbicides, insecticides and fungicides; other products include rodenticides and plant growth regulators. The agrochemicals class of business also includes the seeds business which aims to produce new products that are effective in increasing crop yields, quality or flavor, or overcoming unfavorable growing conditions such as disease, drought or adverse temperatures.

  Zeneca Group's specialties' businesses are grouped by core technical competencies in organic chemistry, coatings and biotechnology. The organic chemicals businesses include colors, biocides and fine chemicals. The coatings businesses consist mainly of Stahl leather products, resins, specialty inks and certain other small businesses. The biotechnology products include food ingredients, biodegradable polymers, and certain genetic diagnostic technology.

  The principal executive offices of Zeneca and Zeneca PLC are located at 15 Stanhope Gate, London W1Y 6LN, United Kingdom, and the telephone number is 011-44-171-304-5000. The principal executive offices of Merger Subsidiary are located at 1800 Concord Pike, Wilmington, Delaware 19897 and the telephone number is (302) 886-3000.

                     SELECTED FINANCIAL DATA OF THE COMPANY

  The following table sets forth selected consolidated financial information regarding the Company's operating results and financial position for each of the five fiscal years in the period ended August 31, 1994 and for each of the three month periods ended November 30, 1993 and 1994. The selected consolidated financial information for the Company for the five years shown below has been derived from the audited consolidated financial statements of the Company. The interim unaudited financial information for the Company for the three months ended November 30, 1993 and 1994 reflect, in the opinion of the Company's management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information provided for such interim periods. The results of operations of such interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. The historical data are not necessarily indicative of results to be expected after consummation of the Merger and should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company incorporated herein by reference.

                                                                      THREE MONTHS ENDED
                                    YEARS ENDED AUGUST 31,               NOVEMBER 30,
                          ------------------------------------------ --------------------
                           1990    1991     1992     1993     1994       1993      1994
                          ------- ------- -------- -------- -------- ------------ -------
                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)       (UNAUDITED)
Operating revenues, net.  $64,775 $73,773 $ 95,056 $115,893 $131,529   $ 29,463   $35,965
Operating income........  $ 7,420 $ 9,134 $ 11,686 $ 14,418 $ 16,679   $  3,658   $ 4,606
Income before taxes and
 extraordinary item.....  $ 6,100 $ 7,236 $ 11,252 $ 14,387 $ 16,882   $  3,797   $ 4,890
Extraordinary item, net
 of income tax effect...  $   528
Net income..............  $ 4,150 $ 4,518 $  6,920 $  8,976 $ 10,380   $  2,392   $ 2,960
Earnings per share:
 Primary:
  Income before
   extraordinary item...  $  0.65 $  0.80 $   0.94 $   1.05 $   1.19   $   0.28   $  0.34
  Extraordinary item....  $  0.09     --       --       --       --         --        --
                          ------- ------- -------- -------- --------   --------   -------
  Net earnings per
   share................  $  0.74 $  0.80 $   0.94 $   1.05 $   1.19   $   0.28   $  0.34
                          ======= ======= ======== ======== ========   ========   =======
 Fully diluted:
  Income before
   extraordinary item...  $  0.65 $  0.75 $   0.88 $   0.98 $   1.10   $   0.26   $  0.31
  Extraordinary item....     0.07     --       --       --       --         --        --
                          ------- ------- -------- -------- --------   --------   -------
  Net earnings per
   share................  $  0.72 $  0.75 $   0.88 $   0.98 $   1.10   $   0.26   $  0.31
                          ======= ======= ======== ======== ========   ========   =======
                                          AUGUST 31,                 NOVEMBER 30,
                          ------------------------------------------ ------------
                           1990    1991     1992     1993     1994       1994
                          ------- ------- -------- -------- -------- ------------
                                        (IN THOUSANDS)               (UNAUDITED)
Working capital.........  $28,866 $26,719 $ 58,732 $ 63,503 $ 67,940   $ 65,331
Total assets............  $77,858 $87,819 $131,018 $146,401 $166,082   $173,039
Long-term debt and
 capitalized leases.....  $32,393 $32,541 $ 33,676 $ 37,231 $ 39,548   $ 38,414
Stockholders' equity....  $34,690 $39,262 $ 82,214 $ 91,431 $102,295   $105,282

                            MARKET PRICES FOR SHARES

  The Shares are traded on the Nasdaq National Market under the symbol "SHCI." The following table sets forth, for the periods indicated, the high and low closing prices of the Shares on the Nasdaq National Market as reported by
NASDAQ:

                                                                HIGH    LOW
                                                                ----    ----
   1st quarter ended November 30, 1992......................... $14 3/4 $ 9 3/4
   2nd quarter ended February 28, 1993......................... $16     $10 3/4
   3rd quarter ended May 31, 1993.............................. $13 3/8 $10 1/2
   4th quarter ended August 31, 1993........................... $14 1/4 $11 3/4
   1st quarter ended November 30, 1993......................... $16 1/2 $13
   2nd quarter ended February 28, 1994......................... $17 1/4 $14
   3rd quarter ended May 31, 1994.............................. $19     $15 1/2
   4th quarter ended August 31, 1994........................... $18 1/2 $14 1/4
   1st quarter ended November 30, 1994......................... $25 1/4 $17 3/4
   2nd quarter ended February 28, 1995......................... $35 3/8 $23 1/2

  On December 21, 1994, the last full trading day prior to the public announcement that the Merger Agreement had been executed, the closing price per Share, as reported on the Nasdaq National Market , was $29.25. On March 10, 1995, the last full trading day for which quotations were available at the time of printing of this Proxy Statement, the closing sale price per Share, as reported on the Nasdaq National Market, was $35 1/2.

  STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR THE SHARES.

  No shares of Preferred Stock have been issued.

  Based upon security position listings and the Company's belief, it is estimated there were approximately 1,500 holders of the Shares as of March 3, 1995.

  The Company has not declared any cash dividends on the Shares in the past five years and has no present intention to pay cash dividends in the foreseeable future.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited Pro Forma Financial Statements of the Company give effect to the Merger and the conversion of the Debentures. The unaudited Pro Forma Financial Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction therewith and in conjunction with the historical financial statements of the Company, including the notes thereto, incorporated by reference herein. The unaudited Pro Forma Financial Statements do not purport to present the financial position or the results of operations of the Company had the transactions assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

                            SALICK HEALTH CARE, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               NOVEMBER 30, 1994

                                                 PRO FORMA
                                   HISTORICAL   ADJUSTMENTS        PRO FORMA
                                  ------------  ------------      ------------
             ASSETS
Current assets
  Cash........................... $  1,456,000                    $  1,456,000
  Marketable securities..........   45,073,000  $  5,010,000 (b)    50,083,000
  Accounts receivable, net.......   33,075,000                      33,075,000
  Other current assets...........   10,107,000                      10,107,000
                                  ------------                    ------------
    Total current assets.........   89,711,000                      94,721,000
Property and equipment, net......   64,486,000                      64,486,000
Other long-term assets...........   18,842,000       (90,000)(d)    18,345,000
                                                    (407,000)(e)
                                  ------------  ------------      ------------
                                  $173,039,000  $  4,513,000      $177,552,000
                                  ============  ============      ============
  LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities.............. $ 24,380,000  $  1,600,000 (a)  $ 35,779,000
                                                   3,600,000 (g)
                                                   6,815,000 (c)
                                                    (616,000)(f)
Long-term debt, less current
 portion.........................   34,306,000   (25,005,000)(h)     9,301,000
Other long-term liabilities......    9,071,000                       9,071,000
                                  ------------                    ------------
    Total liabilities............   67,757,000                      54,151,000
Stockholders' equity Common
 stock...........................        9,000         1,000 (h)        10,000
                                                     (10,000)(i)
                                                      10,000 (i)
  Additional paid in capital.....   54,827,000      (500,000)(a)    77,735,000
                                                  25,004,000 (h)
                                                    (407,000)(e)
                                                   5,010,000 (b)
                                                 205,865,000 (i)
                                                     616,000 (f)
                                                (205,865,000)(i)
                                                  (6,815,000)(c)
  Unrealized holding losses......   (1,226,000)                     (1,226,000)
  Retained earnings..............   51,672,000    (1,100,000)(a)    46,882,000
                                                     (90,000)(d)
                                                  (3,600,000)(g)
                                  ------------  ------------      ------------
    Total stockholders' equity...  105,282,000                     123,401,000
                                  ------------                    ------------
                                  $173,039,000  $  4,513,000      $177,552,000
                                  ============  ============      ============

                            SALICK HEALTH CARE, INC.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME

                      THREE MONTHS ENDED NOVEMBER 30, 1994

                                              PRO FORMA
                                HISTORICAL   ADJUSTMENTS        PRO FORMA
                                -----------  -----------       -----------
Revenues:
  Operating revenues, net...... $35,965,000                    $35,965,000
Expenses:
  Medical supplies and
   services....................   6,321,000                      6,321,000
  Salaries and related costs...  14,102,000                     14,102,000
  Other administrative
   expenses....................   5,012,000                      5,012,000
  Contract and occupancy costs.   3,683,000                      3,683,000
  Depreciation and
   amortization................   2,241,000                      2,241,000
                                -----------                    -----------
  Total expenses...............  31,359,000                     31,359,000
                                -----------                    -----------
Operating income...............   4,606,000                      4,606,000
Net interest income............      20,000   $ 16,000 (a)         454,000
                                               462,000 (b)
                                               (44,000)(c)
Net investment losses..........     (61,000)                       (61,000)
Minority interest..............     325,000                        325,000
                                -----------                    -----------
Income before income taxes.....   4,890,000                      5,324,000
Provision for income taxes.....   1,930,000    174,000 (d)       2,104,000
                                -----------   --------         -----------
Net income..................... $ 2,960,000   $260,000 (e)(f)  $ 3,220,000
                                ===========   ========         ===========
Earnings per share:
  Primary...................... $      0.34                    $      0.30
                                ===========                    ===========
  Fully diluted................ $      0.31                    $      0.30
                                ===========                    ===========
Weighted average number of
 shares used in computing
 earnings per share:
  Primary......................   8,830,000                     10,904,000 (g)
                                ===========                    ===========
  Fully diluted................  10,650,000                     10,904,000 (g)
                                ===========                    ===========

                            SALICK HEALTH CARE, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                           YEAR ENDED AUGUST 31, 1994

                                             PRO FORMA
                               HISTORICAL   ADJUSTMENTS         PRO FORMA
                              ------------  -----------        ------------
Revenues:
  Operating revenues, net.... $131,529,000                     $131,529,000
Expenses:
  Medical supplies and serv-
   ices......................   20,121,000                       20,121,000
  Salaries and related costs.   54,497,000                       54,497,000
  Other administrative ex-
   penses....................   17,851,000                       17,851,000
  Contract and occupancy
   costs.....................   13,867,000                       13,867,000
  Depreciation and amortiza-
   tion......................    8,514,000                        8,514,000
                              ------------                     ------------
  Total expenses.............  114,850,000                      114,850,000
                              ------------                     ------------
Operating income.............   16,679,000                       16,679,000
Net interest income (ex-
 pense)......................     (663,000) $   66,000 (a)        1,257,000
                                             1,949,000 (b)
                                               (95,000)(c)
Net investment income........      219,000                          219,000
Minority interest............      647,000                          647,000
                              ------------                     ------------
Income before income taxes...   16,882,000                       18,802,000
Provision for income taxes...    6,502,000     768,000 (d)        7,270,000
                              ------------  ----------         ------------
Net income................... $ 10,380,000  $1,152,000 (e)(f)  $ 11,532,000
                              ============  ==========         ============
Earnings per share:
  Primary.................... $       1.19                     $       1.06
                              ============                     ============
  Fully diluted.............. $       1.10                     $       1.06
                              ============                     ============
Weighted average number of
 shares used in computing
 earnings per share:
  Primary....................    8,709,000                       10,904,000(g)
                              ============                     ============
  Fully diluted..............   10,576,000                       10,904,000(g)
                              ============                     ============

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1) The unaudited Pro Forma Balance Sheet presents the Company's historical balance sheet as of November 30, 1994 and the pro forma balance sheet as if the Merger and conversion of the Debentures had occurred on November 30, 1994.

(2) The unaudited Pro Forma Statement of Income for the three months ended November 30, 1994 presents the historical operations of the Company and the pro forma operations as if the Merger and conversion of the Debentures had occurred on September 1, 1994.

(3) The unaudited Pro Forma Statement of Income for the fiscal year ended August 31, 1994 presents the historical operations of the Company and the pro forma operations as if the Merger and conversion of the Debentures had occurred on September 1, 1993.

(4) Pro Forma Balance Sheet adjustments are as follows:
  (a) Represents adjustment to accrue transaction expenses incurred by the Company estimated at $1.6 million, including $500,000 relating to registration of newly issued Special Common Stock.

  (b) Represents adjustment to record the exercise of outstanding stock options.

  (c) Represents adjustment to record the payable from the Company to stockholders of record for the $0.625 per share payable in two equal installments at six and twelve months after the Closing.

  (d) Represents adjustment to charge deferred Merger costs to expense.

  (e) Represents adjustment to charge the deferred financing costs associated with the Debentures to additional paid-in capital upon conversion of the Debentures into Common Stock of the Company.

  (f) Represents adjustment to credit interest payable on the Debentures of $616,000 to additional paid-in capital upon conversion of the Debentures into Common Stock of the Company.

  (g) Represents adjustment to accrue transaction fee estimated at $3.6 million owed to the Company's financial advisors at the close of the transaction. Additional fees will be paid upon the exercise of the Put and Call rights of the Special Common Stock which have not been included in these statements.

  (h) Represents adjustment to record the conversion of the Debentures into shares of Common Stock.

  (i) Represents adjustment to record the conversion of Common Stock, the issuance of shares of Common Stock to Zeneca and the issuance of shares of Special Common Stock to the existing stockholders of the Company. Pro Forma Common Stock includes 5,452,000 shares of $.001 par value Common Stock issued to Zeneca and 5,452,000 shares of $.001 par value Special Common Stock issued to existing stockholders.

(5) Pro Forma Statement of Income adjustments are as follows:

  (a) Represents adjustment to eliminate the amortization of debt issue costs associated with the Debentures.

  (b) Represents adjustment to eliminate the interest expense associated with the Debentures.

  (c) Represents adjustment to net interest income which would have been earned on the estimated $5.2 million paid for transaction expenses and the $6.8 million future distribution to stockholders, offset by the interest which would have been earned on the $5 million received from the exercise of outstanding stock options.

  (d) Represents the tax effect of the pro forma adjustments, using the marginal tax rate.

  (e) The Pro Forma Statement of Income does not include any adjustments to reflect the impact of the "change of control" clause in the lease of the Company's corporate headquarters by the Company from Dr. and Mrs. Salick, as the definitive outcome of such clause is not known at this time.

  (f) The Pro Forma Statement of Income does not include the charge for transaction expenses incurred by the Company estimated at $4,790,000 as these expenses are considered to be nonrecurring.

  (g) The pro forma earnings per share assumes that outstanding stock options have been exercised as of the Effective Time.

                     SELECTED FINANCIAL DATA OF ZENECA PLC

  The selected financial data set out below for each of the years in the four-year period ended December 31, 1993 has been extracted or derived from the audited Financial Statements of Zeneca Group for the purposes of this Proxy Statement. The selected financial data for the year ended December 31, 1989 is unaudited, but has been derived from the audited financial statements of ICI and, in the opinion of the Zeneca Group, have been prepared on a basis substantially consistent with that for subsequent years.

  The selected consolidated financial data set forth below are presented on the basis that ICI's pharmaceuticals, agricultural chemicals, specialty chemicals, seeds and biological products businesses and subsidiaries are assumed to have been businesses or subsidiaries of Zeneca PLC for all years presented or from the date of acquisition by ICI or to the date of disposal by ICI, as appropriate. As a consequence, adjustments have been made to, among other items, historical indebtedness, net interest and tax amounts, as further described in Note 1 of Notes to Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein, in accordance with the principles of merger accounting under accounting principles generally accepted in the United Kingdom ("UK GAAP").

  Significant changes have been made to Zeneca PLC's capital structure as a result of the spin-off of Zeneca, a wholly owned subsidiary of ICI ("Demerger"), and Zeneca PLC's issuance of new ordinary shares of 25 pence each in the capital of the Zeneca Group ("Ordinary Shares") to holders of Ordinary Shares immediately following the Demerger ("Rights Offering") and these are reflected in the Consolidated Financial Statements for the year ended December 31, 1993 and accompanying Notes set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein.

  The selected financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Consolidated Financial Statements of Zeneca Group and the Notes thereto set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein and the unaudited Interim Financial Statements and the Notes thereto set forth in Zeneca PLC's Form 6-K for the six months ended June 30, 1994 at September 8, 1994 incorporated by reference herein.

                                                                   SIX MONTHS
                                                                   ENDED JUNE
                                 YEARS ENDED DECEMBER 31,             30,
                               ---------------------------------  -------------
                               1989   1990   1991   1992   1993   1993    1994
                               -----  -----  -----  -----  -----  -----  ------
                               ((Pounds) MILLION, EXCEPT PER
                                      SHARE AMOUNTS)
CONSOLIDATED INCOME STATEMENT
 DATA (1)
AMOUNTS IN ACCORDANCE WITH UK
 GAAP (2)
Sales........................  3,754  3,810  3,929  3,979  4,440  2,316   2,384
Cost of sales................  1,540  1,629  1,549  1,617  1,885  1,007   1,060
R&D expense (including tech-
 nical service)..............    372    396    416    457    519    242     255
Operating income before ex-
 ceptional items (3).........    610    600    682    587    713    407     473
Exceptional items before tax-
 ation (4)...................    218    (77)     4   (340)    15     18    (100)
Net interest expense (5).....    213    171    166    152     88     65      25
Income from ordinary activi-
 ties before taxation........    617    354    531    102    642    362     351
Net income...................    405    222    345     80    440    246     240
Net income before exceptional
 items per Ordinary
 Share (6)...................    37p    38p    46p    46p    50p    30p     33p
Net Income per Ordinary
Share (6)....................    55p    30p    46p    11p    52p    33p     25p
Dividends (7)................    --     --     --     --   27.5p  10.5p  10.75p
APPROXIMATE AMOUNTS IN ACCOR-
 DANCE WITH US GAAP (2)
Net income (8)...............    229    314    306     11    356    190     199
Net income per Ordinary
 Share.......................    32p    44p    43p     2p    42p    26p     21p
RATIO OF EARNINGS TO FIXED
CHARGES (9) For the
 Group.......................    2.9    2.2    2.8    1.4    4.9    4.4     8.8
For the Group with estimated
 material adjustments to ac-
 cord with US GAAP...........    2.1    2.8    2.5    1.1    4.4    3.9     8.1
CONSOLIDATED BALANCE SHEET
 DATA (1)
AMOUNTS IN ACCORDANCE WITH UK
 GAAP (2)
Total assets (10)............  3,594  3,241  3,468  4,080  4,962  4,497   4,510
Short-term debt (including
 the current portion of
 long-term debt).............    125     90    104    160    106    165     195
Amounts due to the ICI Group
 within one year.............    --     --     --   1,064    575    --      --
Amounts due to the ICI Group
 within one year
 capitalized pre-demerger....    --     --     --     157    --     --      --
Long-term debt...............    126     97     94     36    556    161     539
Amounts due to the ICI Group
 after one year..............  1,963  1,610  1,626    859    --     564     --
Amounts due to the ICI Group
 after one year  capitalized
 pre-demerger................    157    157    157    --     --     --      --
Shareholders' equity (1).....     (1)   139    261     55  1,602  1,491   1,667
APPROXIMATE AMOUNTS IN ACCOR-
 DANCE WITH US GAAP (2)
Total assets (10)............  4,438  3,994  4,199  4,826  5,741  5,239   5,238
Shareholders' Equity (8).....    593    784    863    756  2,396  2,328   2,447
CONSOLIDATED CASH FLOW
DATA (1)
AMOUNTS IN ACCORDANCE WITH UK
 GAAP (2)
Net cash inflow from operat-
 ing activities..............    573    779    726    682    833    304     271
Net cash inflow (outflow)
 from returns on investments
 and servicing of
 finance (11)................      8   (150)  (326)  (472)  (240)  (119)   (198)
Net tax paid.................   (144)  (211)  (130)   (74)  (116)   (29)    (74)
Net cash outflow from invest-
 ing activities..............   (326)   (34)  (109)  (176)  (263)   (95)   (180)
Net cash inflow (outflow) be-
 fore financing..............    111    384    161    (40)   214     61    (181)
Net cash (outflow) inflow
 from financing..............   (134)  (288)  (140)    60    454     67    (520)
(Decrease)/increase in cash
and cash equivalents.........    (23)    96     21     20    668    128    (701)

NOTES:

1. BASIS OF PREPARATION

  The transfer of Zeneca to the Zeneca Group has been accounted for in accordance with the principles of merger accounting set out in Statement of Standard Accounting Practice No. 23 (SSAP23) and Schedule 4(A) to the United Kingdom Companies Act 1985. The financial statements are therefore presented as if Zeneca PLC and its subsidiaries had been owned and controlled by the Zeneca PLC throughout.

  The unaudited results for the half year to June 30, 1994 have been prepared in accordance with UK GAAP. The accounting policies applied are those set out in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993, incorporated by reference herein with the exception of UITF Abstract 6 "Accounting for post-retirement benefits other than pensions" which was adopted on January 1, 1994. The obligation relating to these benefits has been treated as a prior period adjustment and the comparative figures for 1993 restated accordingly. The effect of this change in accounting policy was to reduce operating income in the first six months of both 1993 and 1994 by (Pounds)5 million. Shareholders' equity at January 1, 1993 was reduced by (Pounds)94 million. In addition, a number of figures in the 1993 half year comparatives have been restated from a presentational point of view and to make them consistent with the annual accounts form and content, but these have no effect on aggregate profits or net assets.

2. SUMMARY US GAAP INFORMATION

  The consolidated financial statements of the Zeneca Group are prepared in accordance with UK GAAP. UK GAAP differs in certain respects from those generally accepted in the United States ("US GAAP"). See Note 4 to the Consolidated Financial Statements of Zeneca Group set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein for a description of the significant differences between UK GAAP and US GAAP affecting the Zeneca PLC's net income for the three years ended December 31, 1993 and shareholders' equity as of December 31, 1992 and 1993.

3. OPERATING INCOME

  Operating income shown above consists of sales, royalty income, government grants and other income, less related costs of sales, distribution, research and development, technical service, administrative and other expenses. Depreciation is included in each category, as appropriate, in the Consolidated Statements of Income of Zeneca Group set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein.

4. EXCEPTIONAL ITEMS

  Under US GAAP, items which are regarded as exceptional items under UK GAAP would be included in operating income.

  See Note 5 to the Consolidated Financial Statements of Zeneca Group set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein.

5. NET INTEREST EXPENSE

  Net interest expense for the years 1989 through 1992 includes both interest on actual inter-company loans existing between the ICI Group and the Zeneca Group and interest on the indebtedness arising on the reorganization of the ICI Group prior to demerger, as if the indebtedness arising on the reorganization of the ICI Group prior to demerger had existed since January 1, 1989.

6. NET INCOME PER ORDINARY SHARE

  See Note 12 of Notes to Consolidated Financial Statements of Zeneca Group set forth in Zeneca PLC's Form 20-F for the fiscal year ended December 31, 1993 incorporated by reference herein for the basis of calculation of per Ordinary Share data for the three years ended December 31, 1993. Per Ordinary Share data for years ended December 31, 1989 and 1990 are calculated on the same basis as years ended December 31, 1991 and 1992 (743 million shares).

7. DIVIDENDS

  Zeneca declared and paid a dividend to ICI of (Pounds)70 million (net of tax credit) on May 27, 1993. Zeneca declared and paid a dividend in respect of 1993 of 27.5p per Ordinary Share (net of tax credit) which represents $1.53 per American Depositary Share representing three underlying Ordinary Shares ("ADS") (including tax credit) if translated at (Pounds)1 = $1.48.

8. EFFECT OF SFAS NO. 106 AND SFAS NO. 109

  The Zeneca Group adopted SFAS No. 106--Employers' Accounting for Post-retirement Benefits Other than Pensions-- for US GAAP purposes with effect from January 1, 1993 as a change in accounting on a cumulative basis. The unprovided obligation before tax for the Zeneca Group at January 1, 1993, amounted to (Pounds)130 million and this amount has been taken as a one-time charge to income in the period. The related deferred taxation credit amounted to (Pounds)49 million. Prior years' financial statements have not been restated to apply the provisions of SFAS No. 106. The pre-tax charge to income in respect of post-retirement benefits for the year ended December 31, 1993 was (Pounds)19 million.

  The Zeneca Group adopted SFAS No. 109 for US GAAP purposes with effect from January 1, 1993 as a change in accounting on a cumulative basis. The one-time cumulative effect adjustment to the income statement resulted in a credit to income of (Pounds)76 million. Prior years' financial statements have not been restated to apply the provisions of SFAS No. 109.

9. RATIO OF EARNINGS TO FIXED CHARGES

  For the purpose of computing these ratios, earnings consist of the income from ordinary activities before taxation of Group companies and income received from companies owned 50% or less, plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense representative of the interest factor.

10. EFFECT OF SFAS NO. 113

  SFAS No. 113--Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts

  The Zeneca Group adopted SFAS No. 113 for US GAAP purposes with effect from January 1, 1993 and adopted similar treatment for insurance liabilities and reinsurance recoveries for UK GAAP purposes with effect from the same date. Prior year figures have been restated accordingly. SFAS No. 113 eliminates the reporting of assets and liabilities relating to reinsurance contracts net of the effects of reinsurance.

11. NET CASH OUTFLOW

  Net cash outflow from returns on investments and servicing of finance includes net interest, distributions and transfers paid to the ICI Group by the Zeneca Group prior to demerger on June 1, 1993. These payments are not indicative of the dividends and interest the Zeneca Group would have paid as an independently managed and financed entity.

                             ELECTION OF DIRECTORS
                           (PROPOSAL 2 ON PROXY CARD)

  The Company's certificate of incorporation provides that the directors of the Company shall be divided into three classes, designated as Class I, Class II and Class III, and that at each Annual Meeting of Stockholders of the Company successors of the class of directors whose term expires at that annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. The terms of the Class I directors expires in 1995, and each third year thereafter, those of the Class II directors expire in 1996 and each third year thereafter, and those of the Class III directors expire in 1997 and each third year thereafter. Accordingly, it is the Class I directors who are to be elected at the Annual Meeting. If the Merger is approved, the term of the Class I directors elected at the Annual Meeting (as well as the classification of the Company's Board of Directors) will terminate upon the consummation thereof.

  The number of directors constituting the entire Board of Directors is determined by the Board of Directors and is presently fixed at eight members. The authorized number of Class I directors to be elected at the Annual Meeting is two. The Board of Directors has nominated Dr. Salick and Leslie F. Bell for election as Class I directors. Each is an incumbent director. All proxies will be voted for the election of Dr. Salick and Mr. Bell unless authority to vote for the election of directors is withheld. In the event any nominee should unexpectedly decline or be unable or unwilling to serve as a director, the proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director if elected and has no present intention to nominate persons in addition to or in lieu of Dr. Salick and Mr. Bell. The candidates receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors are the directors elected. Any votes against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote with respect to the election of directors. In respect of such nominees and each other director of the Company, the following information is furnished:

                                                                      DIRECTOR
           NAME           AGE       POSITION HELD WITH COMPANY         SINCE
           ----           ---       --------------------------        --------
 CLASS I DIRECTORS:
 Bernard Salick, M.D.      55 Chairman of the Board of Directors,       1983(1)
                              Chief  Executive Officer and
                              President
 Leslie F. Bell            54 Executive Vice President, Chief           1983(1)
                              Financial  Officer, Secretary and
                              Director
 CLASS II DIRECTORS:
 Michael T. Fiore          40 Executive Vice President, Chief           1994(2)
                              Operating  Officer and Director
 Barbara Bromley-Williams  55 Senior Vice President-Professional        1983(2)
                              Services  and Director
 Thomas Mintz, M.D.        63 Director                                  1985(2)
 CLASS III DIRECTORS:
 Sheldon S. King           63 Executive Vice President and Director     1994(3)
 Paul G. Rogers            73 Director                                  1985(3)
 Regina E. Herzlinger      50 Director                                  1989(3)

- --------
(1) Term ends in 1995.
(2) Term ends in 1996.
(3) Term ends in 1997.

  Dr. Salick, founder of the Company, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its organization. He also served as President and Chief Operating Officer until May 1, 1985 and reassumed these positions in October 1988. In November 1993, Mr. Fiore assumed the position of Chief Operating Officer. Dr. Salick has been the Medical Director of the Company's subsidiaries, USHAWL, Inc. ("USHAWL") and Century Dialysis Corporation ("Century"), for more than the past five years. Dr. Salick is an Assistant Clinical Professor of Medicine at UCLA and on the medical staff of Cedars-Sinai Medical Center and other hospitals. He also has been a member of the National Advisory Board of the National Kidney Foundation, the American Society of Nephrology and the American Society of Clinical Oncology.

  Mr. Bell has served as Secretary and a Director of the Company since its organization in 1983. He served as Senior Vice President from 1983 until November 1989 when he became Executive Vice President. He became Chief Financial Officer in January 1985. From 1976 through May 1983, Mr. Bell was managing partner in the law firm of Katz, Hoyt, Bell & Siegel and its predecessor firms and served as general counsel to the Company. Mr. Bell is a Director of NATSA, a not-for-profit entity, and serves on the Board of Advisors of the Community for Education Foundation, a not-for-profit entity.

  Mr. Fiore joined the Company in May 1986 as Vice President and Director of Operations. Prior to joining the Company, he was employed in various capacities by American Medical International, Inc. for more than six years, where he was a Corporate Vice President. Mr. Fiore, a CPA, was employed by Peat, Marwick, Mitchell & Co. from 1976 to 1978. He received his MBA from the Harvard Business School in 1980. Mr. Fiore became a Senior Vice President of the Company in 1990 and assumed the position of Chief Operating Officer in 1993. In 1994 Mr. Fiore became Executive Vice President and a Director of the Company.

  Ms. Bromley-Williams has served as Vice President-Professional Services and a Director of the Company since its organization. She has been employed as Head Nurse and Director of Professional Services of the Company's subsidiaries, USHAWL since 1972 and Century and its predecessor since 1977. Ms. Bromley-Williams became a Senior Vice President in November 1989.

  Dr. Mintz has been a Director of the Company since March 1985. He has been providing consulting services to the Company on a part-time basis for the past nine years. He has been a board certified practicing adult and child psychiatrist and psychoanalyst for more than the past five years. Dr. Mintz has been an Assistant Clinical Professor of Psychiatry at the UCLA Medical Center since 1970 and is on the staff at several major medical centers. Dr. Mintz is also an attorney with a limited private practice.

  Mr. King joined the Company in February 1994 as Executive Vice President and was appointed a Director of the Company in June 1994. Most recently, he was President of Cedars-Sinai Medical Center in Los Angeles from May 1989 to February 1994. Prior to that, he had been at Stanford University Medical Center since 1981, and its President since 1986. Mr. King has also served as Director of the University of California Medical Center, San Diego, and Executive Director of the Bronx Municipal Hospital Center in New York.

  Mr. Rogers has been a Director of the Company since 1986. Mr. Rogers was a member of the United States Congress from 1955 to 1979 and Chairman of the House of Representatives Sub-Committee on Health and the Environment. He is a member of the law firm of Hogan & Hartson, Washington, D.C. Hogan & Hartson has been retained by the Company as special counsel during the past and current fiscal years. Mr. Rogers is on the Board of Directors of Marion Merrell Dow, The Cleveland Clinic Foundation, The American Cancer Society, The American Federation of Aging Research, The Foundation for Biomedical Research and The National Rehabilitation Hospital. He is also a member of the Board of Trustees of The University of Pennsylvania Medical Center, The Washington University National Council of the School of Medicine, the Advisory Council of The Johns Hopkins School of Medicine, the Dean's Council and the Committee to Visit the Harvard School of Public Health, The University of Chicago Council for the Division of the Biological Sciences and the Pritzker School of Medicine. Mr. Rogers is Chairman of the Scripps Research Institute, The National Foundation for Infectious Diseases, The University of Virginia Health Sciences Council, The National Osteoporosis Foundation, The Friends of the National Library and The National Council of Patient Information and Education. Mr. Rogers is Co-Chairman of The National Coalition for Health Care Reform. Mr. Rogers is a member of The Institute of Medicine of The National Academy of Sciences.

  Professor Herzlinger became a Director of the Company in March 1989. For the past fourteen years she has been a full professor and tenured member of the faculty of the Harvard Business School. Professor Herzlinger is the first holder of the Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School. Professor Herzlinger presently teaches in the School's MBA and Executive Programs, specializing in the health care system and management control systems. Professor Herzlinger is a member of the Board of C.
R. Bard, John Deere, Manor Care, Inc., Schering Plough, the Visiting Committee of the MIT Corporation, and the Audit Committee of the town of Belmont, Massachusetts.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED.

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

  The following table sets forth information as to the beneficial ownership of each person known to the Company to beneficially own more than five percent of the outstanding Shares as of February 15, 1995, based (except with respect to Dr. Salick) on copies received by the Company of the most recent Schedule 13D or 13G filings with the Commission pursuant to the rules and regulations promulgated under the Exchange Act.

                                                            SHARES
                                                         BENEFICIALLY PERCENT
NAME AND ADDRESS                                            OWNED     OF CLASS
- ----------------                                         ------------ --------
Bernard Salick, M.D. (1)................................  2,249,804     21.6%
  8201 Beverly Boulevard
  Los Angeles, California 90048
Invesco MIM PLC (2).....................................    799,100      7.7%
  11 Devonshire Square
  London EC2M 4YR, England
Clover Capital Management, Inc. (3) ....................    654,178      6.3%
  11 Tobey Village Office Park
  Pittsford, New York 14534

- --------
(1) Dr. Salick claims sole voting and dispositive power over 2,158,307 Shares. The total Shares beneficially owned includes 34,830 Shares held by Dr. Salick, in trust, for his minor children and 56,667 Shares which he has the right to purchase pursuant to a currently exercisable option. See footnotes 3 and 4 of table under "Management" below.

(2) Voting and dispositive power relating to these Shares are as follows: sole voting and dispositive power--0, shared voting power--799,100, and shared dispositive power--799,100. Invesco MIM PLC is the parent holding company reporting on the Shares. The subsidiaries which acquired the Shares are as follows: INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Funds Group Inc., MIM Holdings, Ltd., and INVESCO MIM Asset Management (Japan) Ltd.

(3) Voting and dispositive power relating to these Shares are as follows: sole voting and dispositive power--639,078 and shared voting and dispositive power--15,100.

MANAGEMENT

  The following table sets forth, as of February 15, 1995, certain information regarding the beneficial ownership of Shares by the directors of the Company, each of the executive officers named in the Summary Compensation Table under the heading "EXECUTIVE COMPENSATION" below, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the Shares shown. The information with respect to each person specified is as supplied or confirmed by such person.

                                                AMOUNT AND NATURE OF    PERCENT
      NAME OF INDIVIDUAL OR IDENTITY OF GROUP   BENEFICIAL OWNERSHIP    OF CLASS
      ---------------------------------------   --------------------    --------
      Bernard Salick, M.D.....................       2,249,804(1)(3-4)    21.6%
      Leslie F. Bell..........................         130,474(2)(3-4)     1.3%
      Barbara Bromley-Williams, R.N...........          48,747(3-4)          *
      Michael T. Fiore........................          46,594(4)            *
      Sheldon S. King.........................             -0-               *
      Thomas Mintz, M.D.......................          36,250(2-4)(6)       *
      Paul G. Rogers..........................          10,700(4)(6)         *
      Regina E. Herzlinger....................           9,000(4-6)          *
      All executive officers and directors as
       a group (11 Persons)...................       2,584,114(1-7)       24.4%

- --------
(1) Includes 34,830 Shares held by Dr. Salick, as trustee in trust for his minor children.

(2) Includes 17,000 Shares owned by Dr. Mintz's Pension Plan and 2,396 Shares owned by Mr. Bell's Individual Retirement Account.

(3) Excludes, to the best of the Company's knowledge, any Shares owned by immediate relatives of Dr. Mintz or Ms. Bromley-Williams, 14,000 Shares owned by the spouse, children and immediate relatives of Mr. Bell, 136,360 Shares held by Mr. Bell and an unrelated third party, as trustees in trust for Dr. Salick's minor children, and, to the best of the Company's knowledge, 2,325 Shares owned by immediate relatives of Dr. Salick, as to which each of Dr. Salick, Ms. Bromley-Williams, Dr. Mintz and Mr. Bell claims no beneficial or other ownership interest.

(4) Includes options exercisable at February 15, 1995 or within 60 days thereafter as follows: Dr. Salick--56,667, Mr. Bell--43,333, Ms. Bromley-Williams--46,667, Mr. Fiore--43,333, Dr. Mintz--19,250, Mr. Rogers--10,500,
    Professor Herzlinger--1,000, and all others in the group--45,112.

(5) Includes 1,000 Shares owned jointly with spouse.

(6) Includes 1,000 Shares vested under the Director Option Plan.

(7) Includes 2,016 Shares as of February 15, 1995 owned by certain members of the group resulting from their participation in the Purchase Plan.

*  Represents less than one percent of the Shares outstanding.

                             EXECUTIVE COMPENSATION

  The following table sets forth the annual, long-term and other compensation for services in all capacities to the Company (and its subsidiaries) for the fiscal years ended August 31, 1994, 1993 and 1992, of those persons who were, at August 31, 1994 (i) Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                 ANNUAL COMPENSATION       COMPENSATION
                                 -------------------- -----------------------
                                                                   SECURITIES
                                                       RESTRICTED  UNDERLYING  ALL OTHER
NAME AND PRINCIPAL        FISCAL              CASH       STOCK      OPTIONS   COMPENSATION
POSITION                   YEAR  SALARY($)  BONUS($)  AWARDS($)(1)   (#)(2)    ($)(3)(4)
- ------------------        ------ ---------- --------- ------------ ---------- ------------
Bernard Salick, M.D. ...   1994  $ 890,443  $ 585,000       -0-         -0-     $284,555
 Chairman of the Board     1993    796,929    540,000       -0-      25,000      284,494
 of Directors, Chief
 Executive Officer and     1992    748,251    525,000       -0-         -0-
  President

Leslie F. Bell..........   1994  $ 377,911  $ 100,000       -0-         -0-     $  2,304
 Executive Vice Presi-
 dent, Secretary and       1993    363,217     70,000       -0-      20,000        3,009
 Director                  1992    347,167     52,500       -0-         -0-

Sheldon S. King(5)......   1994  $ 283,693  $     -0-       -0-         -0-     $    -0-
 Executive Vice Presi-
 dent and                  1993
 Director                  1992

Michael T. Fiore........   1994  $ 254,431  $  95,000       -0-         -0-     $  2,472
 Executive Vice Presi-
 dent, Chief Operating     1993    234,375     65,000       -0-      20,000        3,480
 Officer and Director      1992    220,500     30,000   $20,000         -0-

Barbara Bromley-Williams   1994  $ 227,325  $  50,000       -0-         -0-     $  2,320
 Senior Vice President--   1993    215,416     40,000       -0-      10,000        2,842
 Professional Services
 and Director              1992    207,096     21,000   $14,000         -0-

- --------
(1) Restricted stock awards are those granted under the MICP and reflect the value of the Shares at the time of the award. The Shares granted for fiscal year 1992 vested one third annually with the first third vesting on November 1, 1992. The awards for Dr. Salick and Mr. Bell for fiscal year 1992 were in cash, vesting on the same basis as the Shares awarded to the other recipients. The number and value of the aggregate restricted stock holdings at the end of the fiscal year ended August 31, 1993 for each of the persons named above, valued at the closing market price of the Shares on the date of the award, is as follows: Dr. Salick, 556 Shares valued at $5,838; Mr. Bell, 476 Shares valued at $4,998; Mr. Fiore, 1,737 Shares valued at $17,914; and Ms. Bromley-Williams, 1,148 Shares valued at $11,827. The number and value of the aggregate restricted stock holdings at the end of the fiscal year ended August 31, 1994 for each of the persons named above, valued at the closing market price of the Shares on the date of the award, is as follows: Dr. Salick, none; Mr. Bell, none; Mr. King, none; Mr. Fiore, 651 Shares at $6,673; and Ms. Bromley-Williams, 455 Shares at $4,664.
(2) There were no grants of stock options to executive officers during the fiscal year ended August 31, 1994.
(3) The amounts for fiscal year 1992 are omitted pursuant to the transition provisions adopted by the Commission.
(4) All other compensation includes the Company's contribution to certain life insurance policies and the Company's matching contribution to the Salick Health Care, Inc. Salary Savings Plan. The amount shown for Dr. Salick includes the Company's payment of a premium of $282,245 for split-dollar insurance.
(5) Mr. King joined the Company in February 1994.

EMPLOYMENT AGREEMENTS

  The Company has employment agreements with Dr. Salick, Mr. Bell, and Mr. Fiore, each of which is for a constant five year term with one year added to the term for each year of service completed and with the Company having the right to cancel future accruals of additional years on advance written notice to the employee. If the Merger is consummated, these agreements will be superseded by Employment Agreements effective with the Merger. See "MERGER PROPOSAL--Agreements Ancillary to Merger Agreement--Employment Agreements." These agreements as amended and presently effective provide for base compensation, subject to future annual cost of living increases, of $878,320, $392,893 and $307,528 toDr. Salick, Mr. Bell and Mr. Fiore, respectively. Dr. Salick's employment agreement also provides for an annual bonus of $300,000 including an amount equal to the first $150,000 of the pretax profits of the Company or of the pretax profits of the Company's dialysis operations and payment of certain medical office and other expenses incurred in activities related to the Company's business. A portion, $60,000, of Mr. Bell's base compensation as shown above is paid to his professional law corporation. A wholly owned subsidiary of the Company has an employment agreement with Mr. King for a five year term. The agreement, which is guaranteed by the Company, provides for base compensation of $500,000 per year and an expense allowance for specified purposes of $3,000 per month. Each of such persons are among the eligible participants in the Company's Management Incentive Compensation Plan. The Company provides Dr. Salick with "split-dollar" insurance policies pursuant to which the Company pays the premiums, the policy is collaterally assigned to the Company as security for the premium payments made by it and the Company receives a reimbursement of its premium contributions out of the proceeds payable upon death. During the fiscal year endedAugust 31, 1994, payments by the Company for these policies were $282,245. In addition, the Company carries "key man" insurance on Dr. Salick and the Company is the owner and beneficiary of this policy. The Company's employment agreements with each of Dr. Salick, Mr. Bell, and Mr. Fiore provide for the payment to such person of a specified amount if, following certain changes in the ownership or control of the Company or certain changes in ownership of a substantial portion of the assets of the Company, there is a termination by the Company of such person's employment or by the employee following certain demotions or other changes in the duties, compensation or status of such individual. The amount of such payment would be 299% of the individual's "base amount" (the individual's annualized included compensation for the five fiscal years ending before the event triggering such payment), and may not exceed the maximum amount allowable under the Code without the occurrence of an excise tax by the individual or loss of deduction by the Company (or its successor). Dr. Salick and certain other physician employees of the Company maintain limited private medical practices and retain professional fees of those practices. Mr. Bell has a limited law practice from which he retains professional fees.

  Directors of the Company who are not full time employees receive reimbursement for expenses incurred in attending meetings and $4,000 per quarter for their services as directors and committee members. Professor Herzlinger and Dr. Mintz also provide consulting services to the Company for which they were compensated during the fiscal year in the amount of $30,666 and $30,000, respectively. Mr. Rogers is a member of the law firm of Hogan & Hartson, Washington, D.C., which provides legal services to the Company.

STOCK OPTION PLAN

  The Company's Stock Option Plan was originally adopted in 1985, and, as amended, covers an aggregate of 1,100,000 Shares and expires in November 2000. Shares which are subject to options that are canceled or expire without being exercised will again be available for the purposes of the Stock Option Plan. Options outstanding at the Effective Time will be converted into the Replacement Options. See "THE MERGER AGREEMENT--Treatment of Stock Options."

  The purpose of the Stock Option Plan is to assist the Company in the recruitment, retention and motivation of key employees, directors and consultants who are in a position to make material contributions to the Company's progress. The Stock Option Plan provides for the grant of options to purchase shares of Common Stock. Such options may include nonqualified options as well as incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Code. Options may be granted to selected employees, directors and consultants of the Company or of a subsidiary of the Company (including officers and directors who are also employees or consultants). However, ISOs may be granted only to employees (including officers and directors who are also employees).

  There were no grants of stock options to executive officers named in the Summary Compensation Table above during the fiscal year ended August 31, 1994.

  The following table sets forth as of August 31, 1994, information as to the number of unexercised options and the value of unexercised in-the-money options held by each of the executive officers named in the Summary Compensation Table above. None of such executive officers exercised any options during the fiscal year ended August 31, 1994.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                 OPTIONS AT AUGUST 31, 1994  AT AUGUST 31, 1994
                                 -------------------------- --------------------
                                        EXERCISABLE/            EXERCISABLE/
              NAME                    UNEXERCISABLE(1)        UNEXERCISABLE(2)
              ----               -------------------------- --------------------
Bernard Salick, M.D.............       48,333/16,667         $519,750/$118,500
Leslie F. Bell..................       36,667/13,333         $411,634/$108,267
Barbara Bromley-Williams........       43,333/ 6,667         $512,065/$ 54,136
Michael T. Fiore................       36,667/13,333         $411,634/$108,267
Sheldon S. King.................         None / None               None / None

- --------
(1) Certain of the Shares included in the column entitled "Unexercisable" vest one third over three years, of which the first third vested on March 30, 1994.
(2) Dollar value is calculated by determining, with respect to each option, the difference between the fair market value per Share as of August 31, 1994 ($18.25) and the exercise price thereunder, and multiplying the difference by the number of underlying Shares covered by such option.

EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  In November 1988, the Board of Directors of the Company adopted the Purchase Plan, which was approved by the stockholders of the Company in January 1989. The Purchase Plan provides for the grant to eligible employees of the Company and its subsidiaries of options to purchase up to an aggregate of 100,000 Shares. All employees who have been employed for at least one continuous year and who are customarily employed for more than 20 hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. However, no eligible employee may be granted an option to purchase Shares under the Purchase Plan if (a) immediately after the grant of such option, such employee would own Shares possessing 5% or more of the total combined voting power of the Company or (b) such option would permit the employee's rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 or the fair market value of such Shares for each calendar year in which such option is outstanding at any time.

  Options are granted under the Purchase Plan to all eligible employees in successive monthly offering periods. The offering periods will continue until the earlier of the date upon which all of the Shares covered by the Purchase Plan have been sold or the date upon which the Purchase Plan is terminated. The first such offering period commenced on July 1, 1989. An employee may elect to exercise his or her option and participate in the Purchase Plan with respect to each offering period and shall pay for the Shares acquired upon exercise of such option through payroll deductions. The purchase price per Share under the options will be equal to 85% of the fair market value per Share on the last day of the applicable offering period.

  The Purchase Plan is administered by the Company, acting through Shearson Lehman Hutton, Inc., 2 World Trade Center, 102nd Floor, New York, New York 10048.

SALARY SAVINGS PLAN

  On July 27, 1988, the Board of Directors of the Company adopted the Salick Health Care, Inc. Salary Savings Plan (the "401(k) Plan"). The first year of the 401(k) Plan ended on August 31, 1989.

  The 401(k) Plan permits all eligible employees to contribute up to the maximum dollar amount allowed under federal tax law from their payroll. The Company matches the contributions of each employee in an amount equal to 25% of such contributions, but not in excess of 6% of such employee's salary. The contributions made by the Company on behalf of any employee vest in such employee in increments of 25% per year, commencing with the second year of such participating employee's employment by the Company.

  Each employee is eligible to participate in the 401(k) Plan after he or she has been employed by the Company (or any of its subsidiaries) for 90 days and has attained 21 years of age. Employees must enroll in the 401(k) Plan during one of four quarterly enrollment periods. Distributions under the 401(k) Plan are permitted only (a) upon an employee's death, permanent disability or retirement, (b) in accordance with the hardship rules under ERISA, or (c) as set forth in the 401(k) Plan, upon termination of employment. Requests for distributions are processed on a quarterly basis.

  The 401(k) Plan provides for investment of the employee's funds at his or her election in a choice of five mutual funds. The funds, together with the matching contributions, are placed in trust with, and invested in a fund selected by the employee by, Fidelity Institutional Retirement Services Company, 4555 Lake Forest Drive, Suite 630, Cincinnati, Ohio 45242, which administers the 401(k) Plan on behalf of the Company. The trustees of the trust are Dr. Salick, Mr. Bell and Janice Waterman, Vice President-Human Resources.

  The amounts set forth in the Summary Compensation Table above include amounts under the 401(k) Plan which have been deferred by the persons named in such table. The following amounts represent the vested portion of Company contributions under the 401(k) Plan which were accrued during the fiscal year ended August 31, 1994 for the persons named in the Summary Compensation Table above: Dr. Salick-$2,310; Mr. Bell-$2,304; Mr. Fiore-$2,512; Ms. Bromley-Williams-$2,320; and Mr. King-$0.

MANAGEMENT INCENTIVE COMPENSATION PLAN

  In August 1991, the Company's directors and stockholders approved the MICP. The MICP, which expires in August 2001, provides for incentive awards to those full-time employees of the Company and its subsidiaries designated by the MICP Committee (as defined below) who are determined to have a direct and significant impact on the performance of the Company. Members of the MICP Committee are ineligible to participate in the awards. Awards are based on the achievement of objectives established by the MICP Committee and the extent of any award is also determined by the MICP Committee in its discretion.

  The MICP Committee determines in its discretion the form of the award (cash, Shares or a combination thereof) and whether awards of Shares may or may not be subject to conditions or restrictions on the participant's right to transfer or sell such Shares, which conditions and/or restrictions may be modified or eliminated in the discretion of the MICP Committee. An award of Shares will be at the then current market value of the Shares. Any award may be made currently or, as the MICP Committee may determine or the participant may elect, may be deferred. Awards deferred will be paid from the Company's general funds and thus are subject to the claims of the Company's creditors. The MICP covers an aggregate of 200,000 Shares.

  The MICP Committee has the authority to regulate, administer and interpret the MICP as appropriate for the proper and effective administration of the MICP and its determinations and interpretations are final and binding.

  In the event of a "change in control" and unless the Board of Directors otherwise provides, all restrictions and conditions on any restricted stock awards under the MICP will be deemed satisfied as of the date of the change in control and all other awards are fully earned as of such date (except for any Share award outstanding less than six months). For purposes of the MICP, a change in control will be deemed to have occurred when any person or entity other than the Company or its subsidiaries, Dr. Salick or his heirs, any Company employee benefit plan or person organized pursuant to such plan, acquires twenty percent or more of the Company's outstanding Shares (unless such acquisition has been approved by the Company's Board of Directors, a majority of whom are not the acquiring person or an affiliate or associate thereof). It is anticipated that the MICP will continue in effect after the Effective Time and awards will continue to be available to be made thereunder.

  Under the MICP the following cash awards were made subsequent to the fiscal year ended August 31, 1994, to the persons named in the Summary Compensation Table above: Dr. Salick, $120,000; Mr. Bell, $100,000; Mr. Fiore, $95,000; and Ms. Bromley-Williams, $50,000. Under the MICP the following cash awards were made during the fiscal year for the fiscal year ended August 31, 1993, to the persons named in the Summary Compensation Table above: Dr. Salick, $80,000; Mr. Bell, $70,000; Mr. Fiore, $65,000; and Ms. Bromley-Williams, $40,000. Under the MICP the following cash and Share awards, respectively, were made during the fiscal year ended August 31, 1992 to the persons named in the Summary Compensation Table above: Dr. Salick, $60,000, 0; Mr. Bell, $52,500, 0; Mr. Fiore, $30,000, 1,951; and Ms. Bromley-Williams, $21,000, 1,366. The Share and cash awards for 1992 were forfeitable and vested one third of the total amount shown above at the time of the award with the balance vesting ratably over each of the succeeding two years on the anniversary date of the award, provided the recipient of the award was then in the employ of the Company.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return of the Shares for the last five fiscal years with (1) the Standard and Poor's 500 Composite Index, and (2) the NASDAQ Healthcare Composite Index.


                                    [GRAPH]

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG SALICK HEALTH CARE, INC., CRSP TOTAL RETURN INDEX FOR S&P
         500 STOCKS AND CRSP INDEX FOR NASDAQ HEALTH SERVICES STOCKS


                        PERFORMANCE GRAPH APPEARS HERE

                                             CRSP Total         CRSP Index
Measurement Period         Salick Health  Returns Index for  for Nasdaq Health
(Fiscal Year Covered)        Care, Inc.    S&P 500 Stocks     Services Stocks
- ---------------------      -------------  -----------------  -----------------
Measurement Pt-08/31/89        $100.0         $100.0              $100.0
FYE 08/31/90                   $ 66.7         $ 94.8              $116.2
FYE 08/30/91                   $ 87.5         $120.5              $221.2
FYE 08/31/92                   $ 89.6         $129.8              $251.8
FYE 08/31/93                   $114.6         $149.4              $275.0
FYE 08/31/94                   $152.1         $157.3              $353.5

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to 100.0 on 08/31/89.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee (the "Committee") was established in 1986 and is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees. Three outside directors also serve on the Management Incentive Compensation Plan Committee (the "MICP Committee") , which regulates, administers, and interprets the Company's Stock Option Plan and MICP.

  Compensation Objectives. The Company's executive compensation program, which is endorsed by the Committee, is designed to meet the following objectives:

  .To attract and retain key executives

  .To provide key executives with incentives to achieve Company goals and objectives

  .To reward individual contributions toward meeting Company objectives

  .To align the interests of management with the interests of the Company's stockholders.

  The Company's agreements achieved with the academic and other major medical centers that the Company has focused on are reached in advance of results being realized from the development and operation of the Company's Centers. This is consistent with the Company's strategy of long-term investments in its operations and facilities. The Committee, in considering compensation levels, bonus and other incentive payments to Company executives, believes it is important to consider, on both a current and long-term basis, the efforts of the Company's Chief Executive Officer and the other executives involved, the actual and projected results which can be realized from these agreements which range to thirty-five years in duration, the credibility and excellent reputation that the Company, under the leadership of its executives has established, and the extensive length of time that it takes to consummate transactions with these medical centers.

  While the stock market tends to respond to short-term signals and results, the Committee believes that it is essential, in evaluating compensation levels and incentive payments to Company executives, to establish awards which recognize both the current and longer range benefits anticipated to be realized from the Company's historically successful strategy of investing and affiliating, on a long-term basis, with major academic and other major medical centers.

BASE SALARIES

  The Company's salary levels for executive officers are intended to take into account the experience, achievements, and contributions of employees, their perceived value to the Company, competitive practice, and levels of responsibility. Salary increases are designed to reflect competitive trends, the financial performance of the Company, and the performance of the individual executive.

  Except for one executive officer who assumed greater responsibilities and received a salary increase of 11.82%, all of the Company's executive officers received salary increases of four percent for fiscal 1994.

  Management Incentive Compensation Program. In August 1991, the Company's directors and stockholders approved the MICP. The purposes of the MICP are consistent with the compensation objectives. Awards are based on the achievement of a return-on-equity employed in operations objective established by the MICP Committee, and the size of the award pool (as a percentage of net income) is also determined by the MICP Committee in its assessment of performance. The pool is allocated on the basis of management's evaluation of each participant's contribution to Company results. The MICP Committee also determines the form of awards (cash, stock, or a combination). For fiscal 1994 the MICP awards were paid solely in cash.

  The Committee has established the objectives and formula for the size of the MICP award pool for fiscal 1995 at twelve percent of pre-tax profits provided that it does not reduce the Company's pre-tax income below a nine percent return on average equity actually employed in operations.

  Long-Term Compensation. To align the interests of management with those of stockholders, the Company awards stock options to executives. A total of 5,000 shares of Common Stock covered by stock options were awarded to one person in fiscal year 1994. The granting of options is based on a subjective assessment of each individual's performance and level of responsibility within the Company.

  CEO Compensation. Compensation of the Company's founder, Chairman and Chief Executive Officer, Dr. Salick, and of other senior executives is determined by the independent non-employee members of the Committee.

  The Committee is of the opinion that Dr. Salick is one of the most experienced and successful executives in the health care field. His numerous achievements at the Company and its predecessors have been acknowledged by various industry groups and peers. The Committee considered Dr. Salick's activities and his highly respected position in the industry, from which the Committee believes the Company derives substantial benefits. Dr. Salick's initial salary and bonus provisions were specified in his employment contract. If the Merger is consummated, his employment contract will be replaced with the Salick Employment Agreement. See "MERGER PROPOSAL--Agreements Ancillary to Merger Agreement."

  During fiscal 1995 and for previous years, his compensation has been determined under the terms of his employment agreement, which was entered into during 1985 (see "Employment Agreements"). Although in some prior years Dr. Salick has received merit increases in his base salary, in fiscal 1994, as provided in Dr. Salick's employment agreement, he received a salary increase equal to the increase in the cost-of-living index. He also participates in the MICP under the same conditions and terms as do all other participants. In addition to participating in the MICP, the employment agreement provides for an annual bonus of $300,000, which includes an amount equal to the first $150,000 of the pre-tax profits of the Company or of the pre-tax profits of the Company's dialysis operations. The Committee's outside directors granted him a special bonus for each of fiscal years 1991 through 1994 of $165,000 and during fiscal year 1995 to date, a special bonus of $165,000. No options were granted to Dr. Salick or any other executive officer during fiscal year 1994.

  COMPENSATION COMMITTEE                  MANAGEMENT INCENTIVE COMPENSATION
  Bernard Salick, M.D.                    PLAN COMMITTEE
  Leslie F. Bell                          Regina E. Herzlinger
  Paul G. Rogers                          Paul G. Rogers
  Regina E. Herzlinger                    Thomas Mintz, M.D.
  Thomas Mintz, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Although Dr. Salick and Mr. Bell, officers and directors of the Company, served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended August 31, 1994, they did not participate in discussions regarding or vote on their own compensation. The other three directors on the Compensation Committee, none of whom is an officer or employee of the Company, are responsible for administering and interpreting the Stock Option Plan and the MICP and setting the compensation for Dr. Salick and Mr. Bell. See "CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS."

                  CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee, a Compensation Committee, a MICP Committee and an Executive Committee of the Board of Directors. The Company has no standing nominating committee of the Board of Directors.

  The Compensation Committee consists of Dr. Salick, Mr. Bell, Mr. Rogers, Professor Herzlinger and Dr. Mintz. The Committee is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees. The outside directors, Mr. Rogers, Professor Herzlinger and Dr. Mintz, serve on the Committee which regulates, administers and interprets the Company's Stock Option Plan and the MICP. During the past fiscal year each Committee met once and also met in November 1994. See "EXECUTIVE COMPENSATION--Compensation Committee Report on Executive Compensation."

  The Audit Committee consists of Professor Herzlinger, Mr. Rogers and Dr. Mintz. The Audit Committee held two meetings during the fiscal year ended August 31, 1994. It also met in November 1994. Its functions are to nominate a firm of certified public accountants, whose duty it is to audit the books and accounts of the Company for the fiscal year for which they were appointed, and to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

  The Executive Committee consists of Dr. Salick, Mr. Bell and Dr. Mintz. The Executive Committee did not meet during the fiscal year ended August 31, 1994. Its functions are to exercise the authority and powers of the Board, except as limited by the Delaware Law.

  The Company's Board of Directors met five times during the fiscal year ended August 31, 1994. Each director attended or participated in at least seventy-five percent of the Board meetings and meetings of all committees of the Board on which he or she served during such year.

                       INTEREST OF MANAGEMENT AND OTHERS
                            IN CERTAIN TRANSACTIONS

  In 1981, prior to the acquisition of the Company's subsidiary, USHAWL, from Damon Corporation by the Company, Dr. and Mrs. Salick bought a chronic outpatient dialysis facility from Damon and leased it back to USHAWL. Part of the purchase price for the property was represented by two nonrecourse notes of Dr. and Mrs. Salick secured by a Deed of Trust on such property. At December 31, 1984, the discounted value of these notes as shown on the books of the Company was $953,553. The Company entered into an agreement on March 6, 1985 with Dr. and Mrs. Salick pursuant to which the notes were purchased for their discounted value. The terms of the notes presently provide for repayment in ten annual installments bearing interest beginning November 1, 1986 at the prime lending rate (8.5% at December 15, 1994). As of August 31, 1994 the balance was $191,738, all of which was paid in December 1994.

  The chronic outpatient dialysis facility is leased to the Company by Dr. and Mrs. Salick. The facility is leased on a triple net basis expiring in December 2006 at a present monthly rental rate of $51,000, subject to annual adjustment based on increases in the cost of living index. Certain office and storage space at the Company's former corporate headquarters is leased from Dr. and Mrs. Salick and an unrelated third party on a gross basis under month to month leases. The present aggregate rental under the lease is $15,448 per month.

  The Company also leases the Real Property for a period expiring in 2011, in a building developed for the Company owned by Dr. and Mrs. Salick, the present monthly rental for which, on a triple net basis is $85,634. The lease for the Real Property contains a provision which, in the event of certain changes of control of the Company and the termination of Dr. Salick's employment with the Company thereafter and prior to the last two years of the term of the lease, permits Dr. Salick and his spouse, if then the lessors and at their option, to require the lessee of the Real Property to (a) purchase the Real Property at a price equal to a capitalization rate of six and one half percent of the then current cash flow to the lessor or rents, whichever is higher or (b) pay an assumption fee of $250,000. Such option would be exercisable by Dr. Salick and his spouse during a period of 120 days commencing with the date of termination of Dr. Salick's employment. Additionally, in the event of the death of Dr. Salick, the successors to Dr. Salick have the right to cause the Company to purchase the Real Property at a purchase price equal to the fair market value thereof, as determined by appraisal, as of the date of Dr. Salick's death. Dr. and Mrs. Salick also receive income tax benefits and any appreciation in market value normally associated with the ownership of real estate. As described elsewhere herein, Dr. and Mrs. Salick are parties to the Real Property Agreement relating to the sale or lease of the Real Property. See "MERGER PROPOSAL--Agreements Ancillary to Merger Agreement" and "--Interests of Certain Persons in the Merger" above.

  Michael T. Fiore, Executive Vice President and Chief Operating Officer of the Company, has received a full recourse loan from the Company of $100,000 secured by real property. The loan bears interest at 7.62% and was made in connection with his relocation and acquisition of housing. The note had been due in 1996 with provisions for acceleration in the event of termination of employment or default in interest payments. The principal amount loaned is outstanding as of November 30, 1994. In November 1994, the terms of the loan were amended to provide for payment of three equal annual installments of principal, the first installment commencing on August 31, 1998, and to provide for monthly payments of interest.

                            INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected the firm of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending August 31, 1995. Representatives of Price Waterhouse LLP are expected to be present at the Company's Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation to the Annual Meeting of Stockholders to be held in January 1996, a stockholder proposal must be received by the Secretary of Salick Health Care, Inc., 8201 Beverly Boulevard, Los Angeles, California 90048 not later than November 16, 1995.

                                 LEGAL MATTERS

  The legality of the shares of Special Common Stock to be issued in connection with the Merger will be passed upon for the Company by Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation, counsel for the Company. The validity of Zeneca PLC's contingent obligation regarding the Put will be passed upon for Zeneca PLC by Davis Polk & Wardwell, United States counsel for Zeneca PLC, and by G.H.R. Musker, Secretary and Solicitor of Zeneca PLC (upon whom Davis Polk & Wardwell will rely with respect to certain matters governed by English law).

                                    EXPERTS

  The consolidated financial statements of the Company incorporated in this Proxy Statement by reference to the Company's 1994 Annual Report on Form 10-K, as amended by Form 10-K/A, Amendment No. 1, for the year ended August 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements and related schedules of Zeneca PLC as of December 31, 1993 and 1992 and for each of the years in the three year period ended December 31, 1993 included in Zeneca PLC's Annual Report of Form 20-F for the year ended December 31, 1993 and incorporated by reference herein have been audited by KPMG as set forth in their reports thereon and incorporated by reference herein. Such reports are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be used in respect thereof in accordance with the judgments of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                          By Order of the Board of Directors

                                          Leslie F. Bell
                                          Secretary

       UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION OF ZENECA PLC

  The following unaudited condensed pro forma consolidated financial information, which is prepared under UK accounting principles, reflects the acquisition of 50% of the outstanding Shares of the Company (recorded under the purchase method of accounting) and the funding of such acquisition through additional long term debt. In addition, the pro forma reflects the conversion by the Company of the Debentures into Shares and the exercise of outstanding stock options.

  The Unaudited Condensed Pro Forma Consolidated Statement of Income for the year endedDecember 31, 1993 is drawn up as if the above transaction occurred on January 1, 1993 and consolidates the operating results of Zeneca Group for the fiscal year ended December 31, 1993 with the operating results of the Company for the twelve months ended November 30, 1993. The Unaudited Condensed Pro Forma Consolidated Statement of Income for the six months ended June 30, 1994 consolidates the operating results of Zeneca Group for the six months ended June 30, 1994 with the operating results of the Company for the six months ended May 31, 1994. The Unaudited Condensed Pro Forma Consolidated Balance Sheet as of June 30, 1994 is drawn up as if the above transaction occurred on June 30, 1994 and consolidates the balance sheet of Zeneca Group at June 30, 1994 with the balance sheet of the Company at May 31, 1994.

  The unaudited condensed pro forma financial information has been prepared for illustrative purposes in conformity with the Commission's requirements and does not purport to represent what Zeneca Group's results of operations and financial position actually would have been if such transactions in fact had occurred on such dates, or to project Zeneca Group's results of operations for any future period. Other than the adjustments reflected herein no adjustments have been made to conform the accounting policies of the Company to those of Zeneca Group or to take account of any fair value adjustments at the date of acquisition.

  The unaudited condensed pro forma financial information has been prepared in accordance with UK GAAP. A reconciliation of pro forma net income and shareholders' equity to US GAAP is included in the notes to the unaudited condensed pro forma financial information. This unaudited condensed pro forma financial information should be read in conjunction with the separate historical financial statements and notes thereto of Zeneca Group and the Company incorporated by reference in this Proxy Statement.

            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                          AT JUNE 30, 1994 AT MAY 31, 1994  PRO FORMA   AT JUNE 30, 1994
                               ZENECA          COMPANY     ADJUSTMENTS     PRO FORMA
                               GROUP          (Pounds)      (Pounds)      CONSOLIDATED
                          (Pounds) MILLION     MILLION       MILLION    (Pounds) MILLION
                          ---------------- --------------- -----------  ----------------
CURRENT ASSETS
Inventories.............          799                1                          800
Receivables and prepaid
 expenses...............        1,537               27                        1,564
Cash and short-term
 deposits...............          436               33           3 (g)          472
                              -------          -------                      -------
Total current assets....        2,772               61                        2,836
Property, plant and
 equipment..............        1,701               43          (3)(c)        1,741
Non-current investments.           37                0         140 (e)           37
                                                              (140)(f)
Intangible assets.......            0                4          (4)(b)            0
                                                               105 (f)
                                                              (105)(b)
                              -------          -------                      -------
TOTAL ASSETS............        4,510              108                        4,614
                              =======          =======                      =======
LIABILITIES
LIABILITIES DUE WITHIN
 ONE YEAR
Short-term borrowings...          189                7                          196
Current installments of
 loans..................            6                1                            7
Other creditors.........        1,489                8           4 (h)        1,505
                                                                 4 (i)
                              -------          -------                      -------
TOTAL CURRENT
 LIABILITIES............        1,684               16                        1,708
LIABILITIES DUE AFTER
 MORE THAN ONE YEAR
Long-term debt..........          539               21         (17)(d)          683
                                                               140 (e)
Accounts payable and
 accrued liabilities....           40                3                           43
Provisions for
 liabilities and
 charges................          512                                           512
                              -------          -------                      -------
TOTAL LIABILITIES.......        2,775               40                        2,946
SHAREHOLDERS' EQUITY....        1,667               66          (3)(c)        1,562
                                                                 3 (g)
                                                                (4)(b)
                                                               (71)(f)
                                                              (105)(b)
                                                               136 (j)
                                                              (136)(j)
                                                                17 (d)
                                                                (4)(h)
                                                                (4)(i)
Minority interests......           68                2          36 (f)          106
                              -------          -------                      -------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY...        4,510              108                        4,614
                              =======          =======                      =======

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              STATEMENT OF INCOME

                             YEAR ENDED      12 MONTHS ENDED                   YEAR ENDED
                          DECEMBER 31, 1993 NOVEMBER 30, 1993  PRO FORMA    DECEMBER 31, 1993
                               ZENECA                         ADJUSTMENTS       PRO FORMA
                                GROUP            COMPANY       (Pounds)       CONSOLIDATED
                          (Pounds) MILLION  (Pounds) MILLION    MILLION     (Pounds) MILLION
                          ----------------- ----------------- -----------   -----------------
SALES...................         4,440                78                           4,518
Cost of sales...........        (1,885)              (58)                         (1,943)
Distribution costs......          (160)                0                            (160)
Research and develop-
 ment...................          (519)                0                            (519)
Administrative and other
 expenses...............        (1,267)              (10)                         (1,277)
Other operating income..           104                 1                             105
                              --------          --------        -------          -------
OPERATING INCOME........           713                11              0              724
Share of profits of as-
 sociated undertakings..             2                 0                               2
Income less losses on
 sale or closure of
 operations.............            15                 0                              15
Net interest payable....           (88)               (1)           (10)(k)          (99)
                              --------          --------        -------          -------
INCOME FROM ORDINARY
 ACTIVITIES BEFORE
 TAXATION...............           642                10            (10)             642
Taxes on income from or-
 dinary activities......          (189)               (4)             4 (l)         (189)
                              --------          --------        -------          -------
INCOME FROM ORDINARY
 ACTIVITIES AFTER
 TAXATION...............           453                 6             (6)             453
Income attributable to
 minority interest......           (13)                0             (3)(m)          (16)
                              --------          --------        -------          -------
NET INCOME..............           440                 6             (9)             437
                              ========          ========        =======          =======
Earnings per ordinary
 share..................         51.7p                                             51.4p
Earnings per ordinary
 share before
 exceptional items......         50.0p                                             49.7p

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED

                              STATEMENT OF INCOME

                           6 MONTHS ENDED   6 MONTHS ENDED                    6 MONTHS ENDED
                           JUNE 30, 1994     MAY 31, 1994                     JUNE 30, 1994
                                                               PRO FORMA        PRO FORMA
                            ZENECA GROUP       COMPANY        ADJUSTMENTS      CONSOLIDATED
                          (Pounds) MILLION (Pounds) MILLION (Pounds) MILLION (Pounds) MILLION
                          ---------------- ---------------- ---------------- ----------------
SALES...................        2,384             45                               2,429
Cost of sales...........       (1,060)           (34)                             (1,094)
Distribution costs......          (82)             0                                 (82)
Research and develop-
 ment...................         (255)             0                                (255)
Administrative and other
 expenses...............         (664)            (6)                               (670)
Other operating income..           50              0                                  50
                               ------            ---              ---             ------
OPERATING INCOME........          373              5                0                378
Share of profits of as-
 sociated undertakings..            3              0                                   3
Income less losses on
 sale or closure of op-
 erations...............            0              0                                   0
Net interest payable....          (25)             0               (5)(k)            (30)
                               ------            ---              ---             ------
INCOME FROM ORDINARY AC-
 TIVITIES BEFORE TAXA-
 TION...................          351              5               (5)               351
Taxes on income from or-
 dinary activities......         (106)            (2)               2 (l)           (106)
                               ------            ---              ---             ------
INCOME FROM ORDINARY AC-
 TIVITIES AFTER TAXA-
 TION...................          245              3               (3)               245
Income attributable to
 minority interest......           (5)             0               (2)(m)             (7)
                               ------            ---              ---             ------
NET INCOME..............          240              3               (5)               238
                               ======            ===              ===             ======
Earnings per ordinary
 share..................        25.4p                                              25.2p
Earnings per ordinary
share before exceptional
items...................        32.9p                                              32.7p

   NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) The Company's historical financial statements incorporated by reference herein are presented in US dollars and prepared in accordance with US GAAP. The Company's unaudited balance sheet at May 31, 1994 has been translated into UK pounds sterling using (Pounds)1 to US$1.51, representing the exchange rate at May 31, 1994. The Company's statement of income for the twelve months ended November 30, 1993 and for the six-months ended May 31, 1994 have been translated into UK pounds sterling using a weighted average exchange rate of (Pounds)1 to US$1.52 and (Pounds)1 to US$1.49, respectively. Certain reclassifications have been made to the historical financial statements of the Company to conform with Zeneca Group's presentation. On the basis of a preliminary review by Zeneca Group, the historical financial statements of the Company as presented on a US GAAP basis require the adjustments detailed in (b) and (c) to conform to UK GAAP as adopted by Zeneca Group.

(b) In accordance with Zeneca Group's accounting policies all goodwill is written off to shareholders' equity on acquisition as follows:

                                                                (Pounds) MILLION
                                                                ----------------
      Goodwill in balance sheet of the Company................            4
      Additional goodwill arising on acquisition of the Compa-
       ny.....................................................          105
                                                                     ------
                                                                        109
                                                                     ======

(c) In accordance with UK GAAP the Company's capitalized pre-operating costs ((Pounds)3 million) are written off to shareholders' equity.

(d) Represents the conversion of the Debentures ((Pounds)17 million) into Shares prior to the acquisition of the Company by Zeneca.

(e) Represents the investment in the Company of (Pounds)140 million ($205 million for Shares and $7 million for investment banking and professional fees) and its assumed funding through additional long term debt ((Pounds)140 million).

(f) The following represents the preliminary allocation of the excess of purchase price over the historical net book values of the acquired net assets of the Company and the elimination of the historical net equity of the Company. This allocation is for pro forma purposes only. Actual fair values will be based on the results of studies which have yet to be undertaken. The preliminary allocation is as follows:

                                                                (Pounds) MILLION
                                                                ----------------
      Acquired net assets at book value........................          71
      Goodwill.................................................         105
      Minority interests.......................................         (36)
                                                                     ------
                                                                        140
                                                                     ======

  The net assets of the Company are derived as follows:

                                                                (Pounds) MILLION
                                                                ----------------
      Net assets at book value at May 31, 1994.................          66
      Goodwill written off.....................................          (4)
      Pre-operating costs......................................          (3)
      Conversion of Debentures.................................          17
      Exercise of outstanding stock options....................           3
      Dividend accrued.........................................          (4)
      The Company's investment banking and professional fees...          (4)
                                                                     ------
                                                                         71
                                                                     ======

(g) Represents adjustment to record the exercise of outstanding stock options.

(h) Represents the accrual for the Distribution of 62.5 cents per share payable to all holders of Shares of record immediately prior to the Effective Time.

(i) Represents the Company's estimated investment banking and professional fees ((Pounds)4 million). The pro forma statement of income does not include the charge for these expenses as they are considered to be non-recurring.

(j) Represents adjustment to record the conversion of Common Stock, the issuance of shares of Common Stock to Zeneca and the issuance of shares of Special Common Stock to the existing stockholders of the Company.

(k) Represents the net adjustment to the interest charge, including the cost of the assumed funding of the acquisition of the Company, net of the interest saving on the conversion of the Debentures at the estimated overall effective rate of interest.

(l) Represents related income tax effects of the above pro forma adjustments at the applicable statutory rate.

(m) Represents the 50% of the Company's net income attributable to the minority interest.

(n) The pro forma statement of income does not include any adjustments to reflect the impact of the "change of control" clause in the lease of the Company's corporate headquarters by the Company from Dr. and Mrs. Salick, as the definitive outcome of such clause is not known at this time.

  If the clause was exercised the Company would acquire the corporate headquarters for (Pounds)10 million. This would not have a material effect on the pro forma statement of income.

(o) The Zeneca Group income statement for the year ended December 31, 1993 will be restated in the 1994 annual accounts to reflect the implementation of UITF Abstract 6 "Accounting for post-retirement benefits other than pensions" which was adopted on January 1, 1994. The effect of this change in accounting policy is to reduce 1993 operating income by (Pounds)9 million which is not reflected in these pro forma accounts.

(p) The accounting policies followed in the preparation of the unaudited condensed pro forma consolidated balance sheet in accordance with UK GAAP differ in some respects from those under US GAAP. Those differences that have a material effect on pro forma shareholders' equity and pro forma net income are as follows:

  (i) Goodwill: Zeneca Group writes off goodwill direct to retained surplus in the year of acquisition. Under US GAAP, these intangible assets would be capitalized in the balance sheet and amortized through the statement of income over a period not exceeding 40 years.

  (ii) The investment in the Company does not qualify for consolidation accounting treatment under US GAAP as Zeneca Group is not considered to have a "controlling financial interest' over the Company. However, consolidation treatment is required under UK GAAP in view of Zeneca's right to require the Company to exercise the Call, as discussed in "DESCRIPTION OF THE SPECIAL COMMON STOCK," to acquire the remaining Special Common Stock of the Company and issue an equal number of shares of Common Stock to Zeneca.

  (iii) Other US GAAP adjustments affecting the historical financial statements are discussed in note 4 of the consolidated financial statements.

  The calculation of pro forma consolidated shareholders' equity substantially in accordance with US GAAP is as follows:

  Reconciliation of pro forma consolidated shareholders' equity:

                                                                 JUNE 30 1994
                                                               (Pounds) MILLION
                                                               ----------------
Shareholders' equity as per the pro forma consolidated
 balance sheet of Zeneca Group and the Company in accordance
 with UK GAAP................................................       1,562
ESTIMATED ADJUSTMENTS
Total estimated adjustments required for Zeneca Group to con-
 form with US GAAP as set out in the June 30, 1994 interim
 financial statements........................................         780
Estimated additional adjustment to goodwill required follow-
 ing the acquisition of the Company..........................         105
Other adjustments............................................           3
                                                                    -----
Approximate pro forma shareholders' equity in accordance with
US GAAP......................................................       2,450
                                                                    =====

  The calculation of pro forma consolidated net income substantially in accordance with US GAAP is as follows:

                                                                  YEAR ENDED
                                                               DECEMBER 31 1993
                                                               (Pounds) MILLION
                                                               ----------------
Net income as per pro forma consolidated statements of income
 in accordance with UK GAAP..................................        437
ADJUSTMENTS IN RESPECT OF CONTINUING OPERATIONS
Total estimated adjustments required for Zeneca Group to
 conform with US GAAP as set out in note 4 of the
 consolidated financial statements...........................        (84)
ESTIMATED ADDITIONAL ADJUSTMENTS REQUIRED FOLLOWING THE
 ACQUISITION OF THE COMPANY
Amortization of goodwill.....................................         (3)
                                                                     ---
Approximate pro forma net income in accordance with US GAAP..        350
                                                                     ===
Approximate pro forma net income per ordinary share in
 accordance with US GAAP.....................................        42p
                                                                  SIX-MONTHS
                                                                ENDED JUNE 30
                                                                     1994
                                                               (Pounds) MILLION
                                                               ----------------
Net income as per pro forma consolidated statements of income
 in accordance with UK GAAP..................................        238
ADJUSTMENTS IN RESPECT OF CONTINUING OPERATIONS
Total estimated adjustments required for Zeneca Group to
 conform with US GAAP as set out in the June 30, 1994 interim
 financial statements........................................        (41)
ESTIMATED ADDITIONAL ADJUSTMENTS REQUIRED FOLLOWING THE
 ACQUISITION OF THE COMPANY
Amortization of goodwill.....................................         (1)
                                                                     ---
Approximate pro forma net income in accordance with US GAAP..        196
                                                                     ===
Approximate pro forma net income per ordinary share in
 accordance with US GAAP.....................................        21p

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               DECEMBER 22, 1994

                                     AMONG

                            SALICK HEALTH CARE, INC.

                                 ZENECA LIMITED

                                      AND

                            ATKEMIX THIRTY-NINE INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE 1

                                   THE MERGER

 SECTION 1.1  The Merger..................................................   A-7
 SECTION 1.2  Closing.....................................................   A-7
 SECTION 1.3  Conversion of Shares........................................   A-8
 SECTION 1.4  Surrender and Payment.......................................   A-8
 SECTION 1.5  Dissenting Shares...........................................   A-9
 SECTION 1.6  Stock Options...............................................  A-10
 SECTION 1.7  Convertible Debt Securities.................................  A-10
 SECTION 1.8  Fractional Shares...........................................  A-10
 SECTION 1.9  Distribution................................................  A-11
 SECTION 1.10 Put Obligations.............................................  A-11

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

 SECTION 2.1  Certificate of Incorporation................................  A-11
 SECTION 2.2  Bylaws......................................................  A-11
 SECTION 2.3  Directors and Officers......................................  A-12

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 SECTION 3.1  Corporate Existence and Power...............................  A-12
 SECTION 3.2  Corporate Authorization.....................................  A-12
 SECTION 3.3  Governmental Authorization..................................  A-12
 SECTION 3.4  Non-Contravention...........................................  A-13
 SECTION 3.5  Capitalization..............................................  A-13
 SECTION 3.6  Subsidiaries and Investments................................  A-13
 SECTION 3.7  SEC Filings.................................................  A-14
 SECTION 3.8  Financial Statements........................................  A-14
 SECTION 3.9  Disclosure Documents........................................  A-14
 SECTION 3.10 Absence of Certain Changes..................................  A-15
 SECTION 3.11 Litigation..................................................  A-16
 SECTION 3.12 Taxes.......................................................  A-16
 SECTION 3.13 ERISA.......................................................  A-17
 SECTION 3.14 Compliance with Laws........................................  A-18
 SECTION 3.15 Finders' Fees...............................................  A-18
 SECTION 3.16 Environmental Matters.......................................  A-18
 SECTION 3.17 Regulatory Compliance.......................................  A-19
 SECTION 3.18 Intellectual Property.......................................  A-20
 SECTION 3.19 No Registration Rights......................................  A-20
 SECTION 3.20 Registration Statement......................................  A-20

                                                                           PAGE
                                                                           ----

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

 SECTION 4.1  Corporate Existence and Power..............................  A-20
 SECTION 4.2  Corporate Authorization....................................  A-20
 SECTION 4.3  Governmental Authorization.................................  A-20
 SECTION 4.4  Non-Contravention..........................................  A-21
 SECTION 4.5  Disclosure Documents.......................................  A-21
 SECTION 4.6  Finders' Fees..............................................  A-21
 SECTION 4.7  Capitalization of Merger Subsidiary........................  A-21
 SECTION 4.8  Financing..................................................  A-22
 SECTION 4.9  SEC Filings................................................  A-22
 SECTION 4.10 Financial Statements.......................................  A-22
 SECTION 4.11 Absence of Certain Changes.................................  A-22
 SECTION 4.12 Litigation.................................................  A-22
 SECTION 4.13 Regulatory Compliance......................................  A-22
 SECTION 4.14 Registration Statement.....................................  A-22

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

 SECTION 5.1  Conduct of the Company.....................................  A-23
 SECTION 5.2  Stockholder Meeting; Proxy Material........................  A-24
 SECTION 5.3  Access to Information......................................  A-24
 SECTION 5.4  Other Offers...............................................  A-24
 SECTION 5.5  Notices of Certain Events..................................  A-25
 SECTION 5.6  Tax Certification..........................................  A-25
 SECTION 5.7  Conveyance Taxes...........................................  A-25
 SECTION 5.8  Rule 145 Affiliates........................................  A-25
 SECTION 5.9  Registration...............................................  A-25

                                   ARTICLE 6

                    COVENANTS OF BUYER AND MERGER SUBSIDIARY

 SECTION 6.1  Confidentiality............................................  A-25
              Obligations of Merger Subsidiary and the Surviving
 SECTION 6.2  Corporation................................................  A-26
 SECTION 6.3  Voting of Shares...........................................  A-26
 SECTION 6.4  Avoidance of Breach........................................  A-26
 SECTION 6.5  Notices of Certain Events..................................  A-26

                                   ARTICLE 7

                       COVENANTS OF BUYER AND THE COMPANY

 SECTION 7.1  Best Efforts...............................................  A-27
 SECTION 7.2  Certain Filings............................................  A-27
 SECTION 7.3  Public Announcements.......................................  A-27
 SECTION 7.4  Further Assurances.........................................  A-27
 SECTION 7.5  Conveyance Taxes...........................................  A-27
 SECTION 7.6  Notification of Certain Matters............................  A-27
 SECTION 7.7  Director and Officer Liability.............................  A-28
 SECTION 7.8  Funding of Call............................................  A-28

                                                                           PAGE
                                                                           ----

                                   ARTICLE 8

                            CONDITIONS TO THE MERGER

 SECTION 8.1  Conditions to the Obligations of Each Party................  A-28
              Conditions to the Obligations of Buyer and Merger
 SECTION 8.2  Subsidiary.................................................  A-28
 SECTION 8.3  Conditions to the Obligations of the Company...............  A-30

                                   ARTICLE 9

                                  TERMINATION

 SECTION 9.1  Termination................................................  A-30
 SECTION 9.2  Effect of Termination......................................  A-31

                                   ARTICLE 10

                                 MISCELLANEOUS

 SECTION 10.1 Notices....................................................  A-31
 SECTION 10.2 Survival of Representations and Warranties.................  A-32
 SECTION 10.3 Amendments; No Waivers.....................................  A-32
 SECTION 10.4 Fees and Expenses..........................................  A-33
 SECTION 10.5 Successors and Assigns.....................................  A-33
 SECTION 10.6 Governing Law..............................................  A-33
 SECTION 10.7 Entire Agreement...........................................  A-34
 SECTION 10.8 Currency...................................................  A-34
 SECTION 10.9 Counterparts; Effectiveness................................  A-34

Annex A
Exhibit 2.1
Exhibit 2.2
Exhibit 8.2 (g) (A)
Exhibit 8.2 (g) (B)

                             INDEX OF DEFINED TERMS

                                                                     SECTION
TERM                                                                 -------
1933 Act............................................................ 3.3
1933 Act Affiliates................................................. 5.8
1934 Act............................................................ 3.3
Acquisition Proposal................................................ 5.4
affiliate........................................................... 3.13(a)
Balance Sheet....................................................... 3.8
Balance Sheet Date.................................................. 3.8
Benefit Arrangements................................................ 3.13(e)
Buyer Officers...................................................... 4.12
Buyer............................................................... Recitations
Buyer MAE........................................................... 4.4
Cash Consideration.................................................. 1.3(c)
Certificate of Merger............................................... 1.1(b)
Closing............................................................. 1.2
Closing Date........................................................ 1.2
Code................................................................ 1.4(h)
Common Stock........................................................ 1.3(b)
Company............................................................. Recitations
Company 10-K........................................................ 3.6(c)
Company Disclosure Documents........................................ 3.9(a)
Company Options..................................................... 1.6(a)
Company Proxy Statement............................................. 3.9(a)
Company Securities.................................................. 3.5
Company Stockholder Meeting......................................... 5.2
Convertible Securities.............................................. 1.7
Delaware Law........................................................ 1.1(a)
Disclosure Letter................................................... 3.3
Distribution........................................................ 1.9
Effective Time...................................................... 1.1(b)
employee benefit plan............................................... 3.13(a)
Employee Plans...................................................... 3.13(a)
Environmental Laws.................................................. 3.16(B)
Environmental Liabilities........................................... 3.16(C)
ERISA............................................................... 3.13(a)
Exchange Agent...................................................... 1.4(a)
Executive Officers.................................................. 3.10(j)
Hazardous Substances................................................ 3.16(D)
HSR Act............................................................. 3.3
HSR Authority....................................................... 8.2(d)
Intellectual Property Right......................................... 3.18(a)
knowledge........................................................... 3.10(j)
Lien................................................................ 3.4
Material Adverse Effect............................................. 3.1
Merger Subsidiary................................................... Recitations
Merger.............................................................. Recitations
Merger Consideration................................................ 1.3(c)
multiemployer plan.................................................. 3.13(b)
NASD................................................................ 3.3
New York Courts..................................................... 10.6(b)

TERM                                                                 SECTION
- ----                                                                 -------
Officers............................................................  3.10(i)
Person..............................................................  1.4(c)
Ratio...............................................................  1.6(a)
Registration Statement..............................................  4.14
Replacement Options.................................................  1.6(a)
SEC.................................................................  3.7(a)
Shares.............................................................. Recitations
Significant Subsidiary..............................................  3.1
Special Common Stock................................................  1.3(c)
Stock Consideration.................................................  1.3(c)
Subsidiary..........................................................  3.1
Subsidiary Securities...............................................  3.6(d)
Surviving Corporation...............................................  1.1(a)
taxes...............................................................  3.12(b)
Trigger Event....................................................... 10.4(b)

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated as of December 22, 1994 among SALICK HEALTH CARE, INC., a Delaware corporation (the "COMPANY"), ZENECA LIMITED, an English company ("BUYER"), and ATKEMIX THIRTY-NINE INC., a Delaware corporation and an indirect wholly-owned subsidiary of Buyer ("MERGER SUBSIDIARY").

  WHEREAS, the Boards of Directors of Buyer, Merger Subsidiary and the Company have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Subsidiary will merge (the "MERGER") with and into the Company, (ii) each share of common stock, par value $.001 per share, of the Company (collectively, "SHARES") (except for Shares owned by the Company and Shares as to which appraisal rights have been perfected) shall be converted into a right to receive the cash and stock consideration set forth herein and
(iii) the capital stock of Merger Subsidiary shall be converted into common stock of the Surviving Corporation (as defined in Section 1.1), in exchange for which Buyer will deposit for the benefit of the holders of Shares the cash portion of such consideration and agrees to make certain payments in respect of the Special Common Stock referred to below, all upon the terms and subject to the conditions set forth herein; and

  WHEREAS, the Board of Directors of the Company has approved the Merger and resolved to recommend, subject to its fiduciary duties, that stockholders of the Company adopt this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

  SECTION 1.1 The Merger. (a) On the terms and subject to the conditions set forth herein, at the Effective Time (as defined in Section 1.1(b)), Merger Subsidiary shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE LAW"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

  (b) On the Closing Date (as defined in Section 1.2 hereof) the Company and Merger Subsidiary will file a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

  SECTION 1.2 Closing. Subject to satisfaction or, to the extent permitted hereunder, waiver of Sections 8.2 and 8.3 hereof, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. local time on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, to the extent permitted hereunder, waiver of the latest to occur of the conditions set forth in Sections 8.1 hereof (the "CLOSING DATE"), at the offices of Sanders, Barnet, Goldman, Simons & Mosk, 1901 Avenue of the Stars, Suite 850, Los Angeles, California 90067, unless another date or place is agreed to in writing by the parties hereto.

  SECTION 1.3 Conversion of Shares. At the Effective Time:

    (a)Each Share held by the Company as treasury stock immediately prior to the Effective Time shall be canceled and no payment shall be made with respect thereto;

    (b)The shares of common stock, $1.00 par value, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become the number of shares of common stock of the Surviving Corporation (the "COMMON STOCK") equal to the sum of (i) the number of shares of Special Common Stock (as defined in Section 1.3(c)) that will be outstanding immediately after the Effective Time (assuming conversion of all convertible securities outstanding at the Effective Time) plus (ii) the number of shares of Special Common Stock issuable upon the exercise of all Replacement Options (as defined in Section 1.6 below); and

    (c)Each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.3(a) above or as provided in
  Section 1.5 below with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive one half share of the Callable Puttable Common Stock, $.001 par value per share, of the Surviving Corporation (the "SPECIAL COMMON STOCK" or "STOCK CONSIDERATION") and $18.875 in cash, without interest (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION"). The Special Common Stock and the Common Stock shall have the terms and conditions set forth in Exhibit 2.1 hereto. The Special Common Stock and the Common Stock shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

  SECTION 1.4 Surrender and Payment. (a) Prior to the Effective Time, Buyer shall appoint a bank or trust company having offices in Los Angeles, California as agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares for the Merger Consideration and to effect redemption pursuant to Section 1.9 below. Prior to the Effective Time, Buyer shall deposit with the Exchange Agent the Cash Consideration to be paid in exchange for Shares and the Company will make available to the Exchange Agent the Stock Consideration to be paid in exchange for Shares. For purposes of determining the Merger Consideration to be made available, Buyer and the Company shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer and the Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

  (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

  (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

  (d) At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Shares issued and outstanding immediately prior to the Effective Time, and, after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 1.

  (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.4(a) above that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Buyer (with respect to Cash Consideration only) and to the Surviving Corporation (with respect to the Stock Consideration only), in each case upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Buyer and the Surviving Corporation, respectively, for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, neither Buyer nor the Surviving Corporation shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer (with respect to the Cash Consideration only) or the Surviving Corporation (with respect to the Stock Consideration only) free and clear of any claims or interest of any Person previously entitled thereto.

  (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.4(a) above to pay for Shares for which appraisal rights have been perfected shall be returned to Buyer (with respect to the Cash Consideration only) or the Surviving Corporation (with respect to the Stock Consideration only), in each case upon demand.

  (g) No dividends, interest or other distributions with respect to Stock Consideration shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the Stock Consideration into which such Shares were converted are registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

  (h) Buyer, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as Buyer, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent.

  (i) The Cash Consideration deposited with the Exchange Agent shall be invested by the Exchange Agent as directed by Buyer in consultation with the Surviving Corporation (so long as such directions do not impair the rights of the holders of the Shares) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation or certificates of deposit issued by a commercial bank having combined capital, surplus and undivided profits aggregating at least $500,000,000, and any net earnings with respect thereto shall be paid to Buyer as and when requested by Buyer.

  SECTION 1.5 Dissenting Shares. Notwithstanding Section 1.3 above, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands. Buyer shall reimburse the Company for one-half of any payment it makes with respect to such demands or on account of shares for which appraisal rights have been perfected.

  SECTION 1.6 Stock Options. (a) All options outstanding at the Effective Time under any of the Company's stock option plans or other compensation arrangements (the "COMPANY OPTIONS") shall remain outstanding following the Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by the Surviving Corporation in such manner that the Surviving Corporation (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. All Company Options assumed by the Surviving Corporation are hereinafter referred to as "REPLACEMENT OPTIONS." Each Replacement Option (i) shall become fully exercisable as of the Effective Time, (ii) shall be exercisable for that whole number of shares of the Special Common Stock (rounded downward to the nearest whole share) equal to the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Ratio (as defined below) and (iii) shall have an option price per share of the Special Common Stock in an amount equal to the option price per Share subject to such Company Option in effect immediately prior the Effective Time divided by the Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent); provided that in no event shall the number of shares of the Special Common Stock referred to in clause (ii) be increased above the number of Shares subject to the Company Option to which the Replacement Option relates or the option price per share referred to in clause (iii) be decreased below the option price of the Company Option to which the Replacement Option relates pursuant to the foregoing adjustments. For purposes of this Agreement,the "RATIO" shall be equal to the quotient obtained by dividing (A) the average of the highest bid price of Shares on each of the ten trading days immediately preceding the day in which the Effective Time occurs by (B) the average of the highest bid price of the Special Common Stock on each of the ten trading days immediately following the day in which the Effective Time occurs. The Replacement Options shall by their terms provide that upon exercise by the Surviving Corporation of the call rights contained in Article Fourth, Section C(v) of its Certificate of Incorporation, all of the Replacement Options, to the extent not previously exercised, will be deemed exercised by the holders thereof, the Replacement Options will be canceled and the holders thereof will be paid in cash the amount determined by multiplying (i) the excess (if any) of the Call Price (as defined in the Certificate of Incorporation of the Surviving Corporation) per share over the Option Price by (ii) the number of shares of the Special Common Stock covered by such Replacement Options.

  (b) Prior to the Closing, the Company shall (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 1.6(a). Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee stock option until necessary consents are obtained.

  SECTION 1.7 Convertible Debt Securities. Prior to the Closing, the Company shall call for redemption and redeem all outstanding 7 1/4% Convertible Subordinated Debentures due 2001 of the Company (the "CONVERTIBLE SECURITIES") so that, immediately prior to the Effective Time, all such Convertible Securities shall have been redeemed or converted for Shares.

  SECTION 1.8 Fractional Shares. No fractional shares of Special Common Stock shall be issued in the Merger. All fractional shares of the Special Common Stock that holders of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and, within ten days after the Effective Time, sold by the Exchange Agent on behalf of all such holders. Each holder that would otherwise receive a fractional share of the Special Common Stock as a result of the Merger shall, in lieu thereof, be entitled to receive from the

Exchange Agent a cash amount equal to such holder's proportionate interest in the proceeds of such sale (net of any applicable expenses and withholding as described in Section 1.3(h)).

  SECTION 1.9 Distribution. As additional consideration for Shares converted in the Merger, the Company shall make a distribution (the "DISTRIBUTION") to all holders of Shares of record immediately prior to the Effective Time, payable
(A) on the next date which is 180 days after the Closing Date (or, if such day is not a business day, the next succeeding business day) in the amount of $0.3125 per Share and (B) on the date which is 360 days after the Closing Date (or, if such day is not a business day, the next succeeding business day) in the amount of $0.3125 per Share. The parties agree that the obligation to pay the Distribution shall bind the Surviving Corporation and shall be irrevocable.

  SECTION 1.10 Put Obligations. Buyer agrees to, or to cause one or more of its affiliates to, pay to the Surviving Corporation immediately prior to the time that such amounts become due and payable all amounts, if any, that, assuming that such payments could be made without violating Section 160 of the Delaware Law, any bankruptcy or insolvency law or other law or regulation for the protection of creditors, will be due and payable to the holders of the Special Common Stock pursuant to Article Fourth, Section C(v) of the Certificate of Incorporation of the Surviving Corporation. In exchange for such payment, the Surviving Corporation will issue to Buyer (or to its designated affiliate) a number of duly authorized and validly issued shares of the Common Stock equal to the number of shares of the Special Common Stock acquired thereby by the Surviving Corporation. Notwithstanding the foregoing, Buyer shall not be obligated to pay to the Surviving Corporation any amount pursuant to this
Section 1.10 in excess of the product of the Put Price(as defined in the Certificate of Incorporation of the Surviving Corporation) times the total number of shares of the Special Common Stock with respect to which the Put is exercised. If the Surviving Corporation consummates the purchase of the Special Common Stock in contravention of Section 160 of the Delaware Law or any other law for the protection of creditors, Buyer agrees to indemnify and hold harmless the directors of the Surviving Corporation against any liabilities arising out of such purchase. In the event (A) it is determined by Buyer or the Surviving Corporation that the Surviving Corporation may be unable to consummate the purchase of all of the Special Common Stock at the Put Price per share in accordance with the Certificate of Incorporation or (B) the Surviving Corporation is unable to pay the Put Price with respect to all such shares in accordance with the Certificate of Incorporation, in either case, without violatingSection 160 of the Delaware Law, any bankruptcy or insolvency law or other law or regulation for the protection of creditors, then Buyer's obligation to make such payment to the Surviving Corporation under this Section
1.10 shall be void and of no further force and effect and in lieu thereof Buyer shall (or shall cause one of its affiliates to) purchase, and make all arrangements necessary to purchase, during the Put Period (as defined in the Certificate of Incorporation), directly from the holders of the Special Common Stock at the Put Price the Special Common Stock which such holders elect or have elected to require the Surviving Corporation to purchase. It is understood and agreed that the obligation of Buyer to purchase the Special Common Stock, as set forth in the preceding sentence, may, at the election of Buyer made prior to the Effective Time, be assigned by Buyer to Zeneca Group PLC. The holders of the Special Common Stock shall have the right to enforce the obligations of Buyer under this Section 1.10 directly against Buyer, or in the event of assignment pursuant to the preceding sentence, against Zeneca Group PLC.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

  SECTION 2.1 Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time, as set forth in Exhibit 2.1 hereto, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

  SECTION 2.2 Bylaws. The bylaws of the Company in effect at the Effective Time, as amended as set forth in Exhibit 2.2 hereto, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

  SECTION 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) ten directors designated pursuant to the provisions of Certificate of Incorporation, bylaws and Article II of the Governance Agreement among Dr. Bernard Salick, the Company and Buyer, dated as of the date hereof, shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

  The Company represents and warrants to Buyer that:

  SECTION 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has heretofore delivered to Buyer true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. For purposes of this Agreement, "SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and "SIGNIFICANT SUBSIDIARY" means each of USHAWL Inc., Comprehensive Cancer Centers Inc., Century Dialysis Corporation, INFUSX, Inc., Ambulatory Diagnostic Services Inc. and SalickNet, Inc.

  SECTION 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

  SECTION 3.3 Governmental Authorization. Except as disclosed in the letter dated as of the date hereof from the Company to Buyer and Merger Subsidiary (the "DISCLOSURE LETTER"), the execution, delivery and performance by the Company of this Agreement, the consummation of the Merger by the Company and the conduct of the business of the Company and the Subsidiaries as such conduct will, as a matter of law or regulation, be affected by the consummation of the Merger, require by or with respect to the Company or any Subsidiary, no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"); (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "1934 ACT");
(iv) compliance with the applicable requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "1933 ACT"),(v) compliance with the applicable requirements of the National Association of Securities Dealers, Inc. ("NASD") and (vi) compliance with any applicable foreign or state securities or Blue Sky laws.

  SECTION 3.4 Non-Contravention. Except as disclosed in the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to inSection 3.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary or any of their businesses as presently conducted, which violation would be reasonably likely to have a Material Adverse Effect, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary, which default, termination, cancellation, acceleration or loss of benefit would be reasonably likely to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary which creation or imposition would be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

  SECTION 3.5 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. As of December 12, 1994, there were outstanding 8,544,525 Shares and no shares of preferred stock of the Company, stock options to purchase an aggregate of 582,965 Shares at a weighted average exercise price per Share equal to $8.313 and $24,608,066 aggregate principal amount of the Convertible Securities convertible into 1,757,719 Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Other than the Convertible Securities and options set forth in the second sentence of this
Section 3.5, (i) there are no other securities convertible into or exchangeable for capital stock or other voting securities of the Company or any other outstanding options or rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (ii) except as provided by this Agreement and changes since December 12, 1994 resulting from (A) the exercise of stock options outstanding on such date and (B) the conversion of Convertible Securities outstanding on such date, (1) no shares of capital stock or other voting securities of the Company have been issued and (2) no obligation of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company have been issued (the items in clauses (1) and (2) being referred to collectively as the "COMPANY SECURITIES"). Except as provided in this Agreement or in the Management Incentive Compensation Plan or the Stock Option Plan, copies of which has previously been delivered to Buyer, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

  SECTION 3.6 Subsidiaries and Investments. (a) Each Significant Subsidiary which is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

  (b) Each Significant Subsidiary which is a partnership (whether or not a limited partnership), and each limited partnership for which the Company or a Subsidiary is general partner, has been duly formed and is in good standing under the laws of its jurisdiction of formation and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. The Company has previously delivered to Buyer a list of all such partnerships.

  (c) All Significant Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, are identified in the Company's annual report on Form 10-K for the fiscal year ended August 31, 1994 (the "COMPANY 10-K").

  (d) Except for restrictions imposed by federal and state securities laws or as disclosed in the Disclosure Letter, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the Company or any Subsidiary, and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

  (e) Except (i) as disclosed in the Disclosure Letter and (ii) for the Subsidiaries, the Company does not, directly or indirectly, own the stock of, or any interest in, any other corporation, partnership, joint venture or other business entity (other than publicly traded securities acquired in the ordinary course of business).

  SECTION 3.7 SEC Filings. (a) The Company has delivered to Buyer (i) the annual reports on Form 10-K for its fiscal years ended August 31, 1992, 1993 and 1994, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 13, 1994, and (iii) except for registration statements on Form S-8, all of its other reports, statements, schedules and registration statements filed by the Company with the Securities and Exchange Commission (the "SEC") since August 31, 1994.

  (b) As of its filing date, each such report or statement described in Section 3.7(a) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  SECTION 3.8 Financial Statements. The audited consolidated financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended August 31, 1994 referred to in Section 3.7 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company as of August 31, 1994 set forth in the Company 10-K and "BALANCE SHEET DATE" means August 31, 1994. Since the Balance Sheet Date, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any Significant Subsidiary.

  SECTION 3.9 Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the prospectus/proxy or information statement of the Company (the "COMPANY PROXY STATEMENT"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

  (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement, at the time such Company Disclosure Document is declared effective under the 1933 Act and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer specifically for use therein or which relate to Buyer and are approved in writing by Buyer.

  SECTION 3.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company and the Subsidiaries (other than any Subsidiary which is not material to the Company and its Subsidiaries, taken as a whole) have conducted their business in all material respects in the ordinary course consistent with past practice and, except as set forth in the Disclosure Letter or contemplated by this Agreement or the letter agreement attached as Annex A hereto, there has not been:

    (a) any event, occurrence or development which has had or is reasonably likely to have a Material Adverse Effect; provided that any losses incurred in connection with the liquidation of marketable securities where (A) such liquidation is required to satisfy cash requirements of the Company in the ordinary course of business and (B) the Company is unable to finance such cash requirements with indebtedness otherwise permitted under this Agreement, will not be considered an "event, occurrence or development" which has or is reasonably likely to have a Material Adverse Effect under this Section 3.10(a);

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than pursuant to Section 1.8 hereof), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary (other than conversion of Convertible Securities or pursuant to the Company's Management Incentive Compensation Plan);

    (c) any amendment of any material term of any outstanding class of Company Securities or any Subsidiary Securities;

    (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than (i) in the ordinary course of business and in amounts and on terms consistent with past practices or (ii) pursuant to existing contracts or commitments, provided that any renewal or replacement of all or a part of the Company's existing line of credit on substantially similar terms will be considered to be in the ordinary course of business;

    (e) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset with fair market value in excess of $1,000,000 other than (i) in the ordinary course of business consistent with past practices or (ii) pursuant to existing contracts or commitments;

    (f) any making of any loan, advance or capital contributions to or investment in any Person other than (A) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries, (B) investments in marketable securities made in the ordinary course of business consistent with past practices or (C) pursuant to prior agreements or obligations existing on the date hereof, copies of which have been made available to Buyer at least ten days prior to the date hereof;

    (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

    (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or except as may be contemplated by Annex A to the Governance Agreement among the Company, Buyer and Bernard Salick;

    (i) except as set forth or anticipated by the employment agreements referred to in Section 8.2(g), any (A) grant of any severance or termination pay to any director or officer of the Company including, without limitation, any officer or significant employee listed in the Company 10-K (the "OFFICERS"), (B) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director of the Company or any Officer, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director of the Company or any Officer or (D) increase in compensation, bonus or other benefits payable to directors of the Company or the Officers (other than any such increase payable only to Officers who are not Executive Officers (as defined in clause (j) below) in the ordinary course of business consistent with past practices); or

    (j) any labor dispute, other than routine individual grievances, which are reasonably likely to have a Material Adverse Effect, or, to the knowledge of the Company (for the purposes of this Agreement, the KNOWLEDGE of the Company means actual knowledge of the Chairman of the Board, the Chief Financial Officer and the Chief Operating Officer of the Company (collectively, the "EXECUTIVE OFFICERS")), any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees which activity, proceeding or action has had or is reasonably likely to have a Material Adverse Effect.

  SECTION 3.11 Litigation. Except as set forth in the Company 10-K or the Disclosure Letter, there is no action, suit, investigation or proceeding pending against, or to the knowledge of any Executive Officer of the Company threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

  SECTION 3.12 Taxes. (a) The Company and each Significant Subsidiary has timely filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that any such failure to file or to have extensions granted that remain in effect individually and in the aggregate would not have a Material Adverse Effect. The Company and each of its Significant Subsidiaries have timely paid (or the Company has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Company 10-K reflect, in accordance with generally accepted accounting principles, an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect, and as of the date of this Agreement no requests for waivers of the time to assess any such taxes have been granted and are outstanding or are pending. The Company is not nor has it been within 5 years of the date hereof a "United States real property holding corporation" as defined in Section 897 of the Code.

  (b) As used in this Section 312, "TAXES" shall include all Federal, state, local and foreign income, franchise, alternative or add-on minimum tax, gross receipts, transfer, withholding on amounts paid to or by the Company or any of its Subsidiaries, payroll, employment, license, property, sales, use, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalty or addition to tax attributable to such taxes.

  SECTION 3.13 ERISA. (a) At least 20 days prior to the Closing Date, the Company will provide Buyer with a list identifying each "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. True and complete copies of such employee benefit plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof will be made available to Buyer at least 20 days prior to the Closing Date together with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "EMPLOYEE PLANS". For purposes of this Section, "AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

  (b) No Employee Plan (i) is maintained in connection with any trust described in Section 501(c)(9) of the Code or (ii) is subject to Title IV of ERISA. If a "complete withdrawal" by the Company and its affiliates were to occur as of the Closing Date with respect to all "MULTIEMPLOYER PLANS" as defined in Section 3(37) of ERISA, neither the Company nor any affiliate would incur any "withdrawal liability" within the meaning of Section 4201 of ERISA, under Title IV of ERISA, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, no "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan or any other employee benefit plan or arrangement maintained by the Company or any affiliate which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption.

  (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. At least 20 days prior to the Closing Date, the Company will provide to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan, except where the failure to comply would not have a Material Adverse Effect.

  (d) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(i)(2) or 280G of the Code.

  (e) At least 20 days prior to the Closing Date, the Company will provide Buyer with a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (iii) covers any employee or former employee of the Company or any of its affiliates. Such contracts, plans and arrangements as are described above, are referred to collectively herein as the "BENEFIT ARRANGEMENTS". At least 20 days prior to the Closing Date, the Company will make available to Buyer a true and complete copy of each Benefit Arrangement, or where no such copy exists, a true and accurate description of such Benefit Arrangement.

  (f) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, except where the failure to comply would not have a Material Adverse Effect.

  (g) Neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for retired or former employees of the Company and its affiliates, except as required by applicable law. No condition exists that would prevent the Company or any Subsidiary from amending or terminating any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of the Company or any Subsidiary except where liability to amend or terminate any such plan or arrangement would not be material.

  (h) Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

  (i) Except as disclosed in the Company 10-K or the Proxy Statement for its annual meeting of stockholders held on January 13, 1994 or in the Disclosure Letter, neither the Company nor any Subsidiary is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $100,000 or more with any director of the Company or any Officer.

  (j) Notwithstanding anything to the contrary contained herein, the representations and warranties contained in subparagraphs (b), (c), (d), (f),
(g), (h) and (i) of this Section 3.13 are hereby qualified in their entirety as having been made to the knowledge of the Executive Officers.

  SECTION 3.14 Compliance with Laws. Neither the Company nor any Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

  SECTION 3.15 Finders' Fees. Except for Goldman, Sachs & Co. and Lazard Freres & Co., copies of whose engagement agreements have been provided to Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary who might be entitled to any fee or commission from Buyer or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

  SECTION 3.16 Environmental Matters. (a) Except as set forth in the Company 10-K, (i) no notice, notification, demand, request for information, citation, summons, complaint or order, to the knowledge of the Company has been received or is pending or threatened by any Person against the Company or any Significant Subsidiary, nor has any penalty been assessed against the Company or any Subsidiary which, in any of the foregoing cases, is reasonably likely to have a Material Adverse Effect with respect to any (A) alleged violation of any Environmental Law or liability thereunder, (B) alleged failure to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law, (C) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or (D) discharge, emission or release of any Hazardous Substance and (ii) there are no Environmental Liabilities that have or are reasonably likely to have a Material Adverse Effect.

  (b) Neither the Company nor any Subsidiary owns or leases or has owned or leased any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

  (c) For purposes of this Section, the following terms shall have the meanings set forth below:

    (A) "COMPANY" and "SUBSIDIARY" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary;

    (B) "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

    (C) "ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to the Company and any Subsidiary, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

    (D) "HAZARDOUS SUBSTANCES" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under Environmental Laws.

  SECTION 3.17 Regulatory Compliance. (a) None of the facilities owned or operated by the Company or any Subsidiary is engaged in termination proceedings as to its participation in Medicare or Medicaid and, to the knowledge of the Company, no such facility has received written notice that its current participation in any such program is subject to any termination or suspension as a result of alleged violations or any non-compliance with participation requirements except for any violations or non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

  (b) All facilities which participate in Medicaid or Medicare that are owned or operated by the Company or any Subsidiary meet the conditions of participation in Medicare and Medicaid.

  (c) To the knowledge of the Company, substantially all written agreements between or among the Company or any Subsidiary and any physician in his or her capacity as a practicing physician have been provided to Buyer at least five days prior to the date hereof.

  (d) The description contained in section entitled "Government Regulation" contained in the Company 10-K is accurate and complete in all material respects and does not omit to state or misstates any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  (e) To the knowledge of the Company, there are no actual or threatened uninsured claims against the Company, any Subsidiary or any facility owned or operated by the Company or any Subsidiary relating to the alleged failure to provide necessary treatment or negligent or inadequate treatment except for any claims which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

  (f) The Company and its Significant Subsidiaries have all governmental licenses and permits which are material to the operation of the business of the Company and its Significant Subsidiaries and are in compliance in substantially all material respects with such permits and licenses except for any non-compliance which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

  SECTION 3.18 Intellectual Property. (a) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of Company, the Company and the Subsidiaries are not in conflict with or infringe upon any Intellectual Property Rights of others which is reasonably likely to be sustained and, if sustained, would be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, copyright, patent, software license, clinical policies and practices (including any guidelines or protocols), patient data and related data bases, other data bases, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

  (b) The Company and the Subsidiaries have taken measures to assure and maintain the confidentiality of the processes and formulae, research and development results, patient data and any data bases, clinical policies and practices (including any guidelines or protocols) and other know-how of the Company or any Subsidiary, the value of which to the Company or such Subsidiary is contingent upon maintenance of the confidentiality thereof and the loss of the confidentiality of which is reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company, those measures have been effective in protecting the confidentiality thereof, except for those instances which have not had and are not reasonably likely to have a Material Adverse Effect.

  SECTION 3.19 No Registration Rights. The Company is not a party to any agreement pursuant to which any Person has registration rights in respect of any of the Company Securities.

  SECTION 3.20 Registration Statement. The information with respect to the Company or any Subsidiary that the Company furnishes to Buyer in writing specifically for use in the Registration Statement (as defined in Section 4.14), or which is approved in writing by the Company, will not contain at the time the Registration Statement is distributed or becomes effective or at the Effective Time, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, not misleading.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to the Company that:

  SECTION 4.1 Corporate Existence and Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

  SECTION 4.2 Corporate Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary.

  SECTION 4.3 Governmental Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement require by or with respect to Buyer or any of its Subsidiaries no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1934 Act; (iv) compliance with any applicable requirements of the 1933 Act, (v) compliance with any applicable foreign or state securities or Blue sky laws and
(vi) compliance with any applicable requirements of the London Stock Exchange or the New York Stock Exchange.

  SECTION 4.4 Non-Contravention. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of Buyer or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 4.3 above, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon, or applicable to, Buyer or Merger Subsidiary or any of their businesses as presently conducted, which violation would be reasonably likely to have an adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of Buyer and its subsidiaries taken as a whole ("BUYER MAE"), (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or Merger Subsidiary or to a loss of any benefit to which Buyer or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or Merger Subsidiary or any license, franchise, permit or other similar authorization held by Buyer or Merger Subsidiary, which default, termination, cancellation, acceleration or loss of benefit would be reasonably likely to have a Buyer MAE or (iv) result in the creation or imposition of any Lien on any asset of the Buyer or Merger Subsidiary which creation or imposition would be reasonably likely to have a Buyer MAE.

  SECTION 4.5 Disclosure Documents. The information with respect to Zeneca Group PLC, Buyer and their subsidiaries that Buyer furnishes to the Company in writing specifically for use in any Company Disclosure Document, or which is approved in writing by Buyer, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto, is first mailed to stockholders of the Company, and at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof, at the time such Company Disclosure Document is declared effective under the 1933 Act and at the time of any distribution thereof.

  SECTION 4.6 Finders' Fees. Except for Kidder, Peabody & Co. and S.G. Warburg & Co., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

  SECTION 4.7 Capitalization of Merger Subsidiary. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $1.00 per share, 100 shares of which are outstanding. All the issued and outstanding capital stock of Merger Subsidiary is owned, directly or indirectly, by Buyer. Except for such common stock, there are outstanding (i) no shares of capital stock or other voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligation of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary. Merger Subsidiary has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

  SECTION 4.8 Financing. Buyer has or will have, prior to the Closing, sufficient funds, investments and credit facilities available to it to pay the Cash Consideration payable in the Merger and to pay all related fees and expenses.

  SECTION 4.9 SEC Filings. (a) Buyer has delivered to the Company (i) Zeneca Group PLC annual report on Form 20-F for its fiscal year ended December 31, 1993 and (ii) all of Zeneca Group PLC's reports on Form 6-K filed with the SEC since December 31, 1993.

  (b) As of its filing date, each such report or statement filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  SECTION 4.10 Financial Statements. The audited consolidated financial statements of Buyer for the fiscal year ended December 31, 1993 and Zeneca Group PLC's interim unaudited consolidated financial statements, previously delivered to the Company, fairly present in all material respects, in conformity with generally accepted accounting principles in the United Kingdom (except as may be indicated in the notes thereto), the consolidated financial position of Buyer or Zeneca Group PLC, respectively, as of the dates thereof and the respective consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited consolidated financial statements).

  SECTION 4.11 Absence of Certain Changes. Except as disclosed in writing to the Chief Financial Officer of the Company, as disclosed on Zeneca Group PLC's reports on Form 6-K referred to in Section 4.9(a) above or as contemplated by this Agreement, since December 31, 1993 there has not been any event, occurrence or development which has had or is reasonably likely to have a Buyer MAE.

  SECTION 4.12 Litigation. Except as disclosed in writing to the Chief Financial Officer of the Company or as set forth in Form 20-F and Forms 6-K referred to in Section 4.9, as of the date of this Agreement there is no action, suit, investigation or proceeding pending against, or to the actual knowledge of members of the board of directors of Buyer, a list of whom has been supplied to the Company (the "BUYER OFFICERS") threatened against or affecting, Buyer or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Buyer MAE.

  SECTION 4.13 Regulatory Compliance. Buyer and its subsidiaries have all governmental licenses and permits which are material to the operation of the business of Buyer and its subsidiaries and are in compliance in substantially all material respects with such permits and licenses except for such non-compliance which is not reasonably likely to have a Buyer MAE.

  SECTION 4.14 Registration Statement. The Registration Statement, if any, to be filed by Buyer or Zeneca Group PLC with the SEC with respect to the contingent obligation with respect to the purchase of the Special Common Stock as provided in Section 1.10 hereof (the "REGISTRATION STATEMENT") and any amendment or supplements thereto will, when filed comply as to form in all material respects with the requirements of the 1933 Act and will not contain, at the time the Registration Statement is distributed or becomes effective or at the Effective Time, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; provided that the foregoing representation shall not apply to statements or omissions in the Registration Statement based upon information furnished to Buyer or Merger Subsidiary in writing by the Company specifically for use therein or which relate to the Company and are approved in writing by the Company.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

  The Company agrees that:

  SECTION 5.1 Conduct of the Company. From the date hereof until the Effective Time, except as contemplated by this Agreement, the Company and the Subsidiaries shall conduct their business in the ordinary course substantially consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect. Without limiting the generality of the foregoing, except as set forth in Section 3.10 of the Disclosure Letter or pursuant to the letter attached as Annex A hereto, from the date hereof until the Effective Time without Buyer's prior written consent:

    (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws, except as required by Article 2 of this Agreement;

    (b) the Company will not, and will not permit any Subsidiary to, merge or consolidate with any other Person or, except in the ordinary course of business or pursuant to existing commitments or agreements, acquire a material amount of assets of any other Person;

    (c) the Company will not, and will not permit any Subsidiary to, sell, lease, license or otherwise dispose of any assets or property material to the business of the Company and the Subsidiaries taken as a whole, except
  (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practices or (iii) the liquidation of marketable securities in the circumstances set forth in Section 3.10(a);

    (d) the Company will not, and will not permit any Subsidiary to take or agree or commit to take any action that it reasonably expects would make any representation and warranty of the Company hereunder inaccurate in any material respect at the Effective Time;

    (e) the Company will not, and will not permit any Subsidiary, which is not wholly-owned, to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock (other than in connection with the exercise of currently outstanding options or warrants);

    (f) the Company will not, and will not permit any Subsidiary to, incur any material amount of indebtedness for borrowed money or make any loans or advances, except in the ordinary course of business or as required to comply with existing agreements or commitments; provided that the Company may renew or replace all or a part of its existing line of credit on substantially similar terms;

    (g) except for the employment agreements referred to in Section 8.2(g) hereof, the Company will not, and will not permit any Subsidiary to, increase the compensation payable or to become payable to Executive Officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or Executive Officer of the Company, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or policy;

    (h) the Company will not, and will not permit any Subsidiary to, take any action, other than actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures);

    (i) the Company will not, and will not permit any Subsidiary to, mortgage or otherwise encumber or subject to any lien any of its properties or assets that are material to it and its subsidiaries taken as a whole, except for liens in connection with loans or advances permitted by clause
  (f) above or representing the whole or part of the purchase price (and interest thereon) for any property or assets; and

    (j) the Company will not, and will not permit any Subsidiary to, agree or commit to do any of the foregoing.

  SECTION 5.2 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared and declared effective by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to compliance with the provisions of any applicable state and federal laws and the fiduciary duties of the directors, will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and
(iii) will otherwise comply in all material respects with all legal requirements applicable to such meeting.

  SECTION 5.3 Access to Information. From the date hereof until the Effective Time, subject to the restrictions contained in agreements with third parties (if the Company has used its reasonable efforts to obtain the consent of such third party), prohibitions required by law or privileged communications, the disclosure of which would result in a loss of such privilege, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access within normal working hours, to the offices, properties, books and records of the Company and the Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Buyer hereunder. Any meeting conducted pursuant to this Section 5.3 shall be on the conditions that Buyer shall (i) prior thereto furnish to the Company a written agenda for such meeting and (ii) allow an officer of the Company, upon request of the Company, to participate in such meeting, provided that no such meeting shall be unreasonably delayed or denied to satisfy these conditions. Any written communication with third parties by Buyer, its counsel, financial advisors, auditors or other authorized representatives shall be made only with the prior consent of the Company, such consent not to be unreasonably withheld or delayed.

  SECTION 5.4 Other Offers. From the date hereof until the termination hereof, the Company and the Subsidiaries, the directors of the Company, the Executive Officers and all Vice-Presidents will not, directly or indirectly, (i) take any action to solicit, initiate or (other than as permitted under clause (ii) below) encourage any Acquisition Proposal or (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by the Company's outside counsel or by the outside counsel to the independent directors of the Company, engage in negotiations concerning an Acquisition Proposal with, or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, any Person that may be considering making, or has made, an Acquisition Proposal; provided that nothing contemplated herein shall prohibit the Company from complying with its obligations under Rule 14e-2 promulgated under the 1934 Act. The Company will promptly notify Buyer after receipt of any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Significant Subsidiary or the acquisition of more than 10% of the outstanding voting securities in, or a substantial portion of the assets of, the Company or any Significant Subsidiary, other than the transactions contemplated by this Agreement.

  SECTION 5.5 Notices of Certain Events. The Company shall promptly notify Buyer of:

    (i) any written notice or other written communication to any Executive Officer of the Company from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any written notice or other written communication to any Executive Officer of the Company from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary of which any Executive Officer has knowledge and, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or which relate to the consummation of the transactions contemplated by this Agreement.

  The Company shall instruct its officers to promptly notify any of the Executive Officers of the Company of any notice, other communication, actions, suits, claims, investigations or proceedings described in clauses (i), (ii) or
(iii) above.

  SECTION 5.6 Tax Certification. At any time during the period beginning on the date hereof and ending on the Effective Time, the Company shall provide to Buyer, within two business days of a request by Buyer, a certificate signed by the Company to the effect that the Company is not, nor has it been within 5 years of the date thereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

  SECTION 5.7 Conveyance Taxes. The Company shall pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be paid in connection therewith.

  SECTION 5.8 Rule 145 Affiliates. Prior to the Closing, the Company shall cause to be delivered to Buyer a list of all persons who might, at the time of the Company Stockholder Meeting, be deemed to be "affiliates" of the Company for purposes of Rule 145 under the 1933 Act (the "1933 ACT AFFILIATES"). The Company shall use reasonable efforts to cause each person who is identified as a possible 1933 Act Affiliate to enter into, prior to the Effective Time, an agreement, in form and substance reasonably acceptable to Buyer, pursuant to which each such person acknowledges his responsibilities as such an "affiliate".

  SECTION 5.9 Registration. Promptly after the date hereof, the Company shall file (or provide evidence of prior filing of) applications for registration of its trademarks and trade names, as appropriate, in (i) "Salick Health Care, Inc." and (ii) "SalickNet" and the Company shall use its reasonable efforts to prosecute any such applications to the full extent permitted by law.

                                   ARTICLE 6

                    COVENANTS OF BUYER AND MERGER SUBSIDIARY

  Buyer and Merger Subsidiary, jointly and severally, agree that:

  SECTION 6.1 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Buyer and Merger Subsidiary will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries furnished to Buyer or Merger

Subsidiary in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer or Merger Subsidiary from sources other than the Company who, to actual knowledge of the recipient, are not subject to a confidentiality agreement; provided that each of Buyer and Merger Subsidiary may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer or Merger Subsidiary of the confidential nature of such information and are directed by Buyer or Merger Subsidiary to treat such information confidentially. Buyer's and Merger Subsidiary's respective obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Buyer and Merger Subsidiary, upon request, will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, at Buyer's option, destroy or deliver to the Company all documents and other materials, and all copies thereof, obtained by Buyer or Merger Subsidiary or on their behalf from the Company in connection with this Agreement that are subject to such confidence and if destroyed, will so certify in writing to the Company at the Company's request.

  SECTION 6.2 Obligations of Merger Subsidiary and the Surviving
Corporation. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and to cause the Surviving Corporation to perform its obligations under Article Fourth, C(v) of the Certificate of Incorporation of the Surviving Corporation.

  SECTION 6.3 Voting of Shares. Buyer agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

  SECTION 6.4 Avoidance of Breach. Buyer will not, and will not permit any of its subsidiaries, to take or agree or commit to take any action that it reasonably expects would make any representation and warranty of Buyer or of Merger Subsidiary hereunder inaccurate in any material respect at the Effective Time.

  SECTION 6.5 Notices of Certain Events. Buyer shall promptly notify the Company of:

    (i) any notice to any Buyer Officer or any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice to any Buyer Officer or any written notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Buyer Officers threatened against, relating to or involving or otherwise affecting Buyer which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
  Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement.

  Buyer shall instruct officers of Zeneca Holdings Inc. and Zeneca Limited directly involved in the transaction contemplated hereby to notify Buyer Officers promptly of any notice, other communication, action, suit, claim, investigation or proceeding described in clauses (i), (ii) and (iii) above.

                                   ARTICLE 7

                               COVENANTS OF BUYER

                                AND THE COMPANY

  The parties hereto agree that:

  SECTION 7.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

  SECTION 7.2 Certain Filings. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents, (b) to promptly make application to the NASD for the listing of the Special Common Stock to be issued in the Merger or initially reserved for issuance pursuant to the transactions contemplated by this Agreement and use their respective best efforts to cause such stock to be included in the National Market System of NASDAQ, (c) promptly make their respective filings and any other required or requested submissions under the HSR Act, and (d) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (e) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

  SECTION 7.3 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or the NASDAQ, will not issue any such press release or make any such public statement prior to such consultation.

  SECTION 7.4 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  SECTION 7.5 Conveyance Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

  SECTION 7.6 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(b) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  SECTION 7.7 Director and Officer Liability. For six years after the Effective Date, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof or indemnification agreements in the form set forth as Exhibit 10(bb) to the Company 10-K; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. The Surviving Corporation will procure an extension of the existing officers' and directors' liability policy (or a replacement) in respect of acts or omissions occurring prior to the Effective Time (commonly known as "tail" or "run-off insurance") which extension or replacement will permit claims to be made under such policy for two years from the Effective Time; provided that if the aggregate cost of obtaining such insurance is greater than $300,000 for such two-year extension, the amount of coverage obtained thereby will be reduced, so that the aggregate cost of obtaining coverage does not exceed $300,000. Buyer agrees to guarantee the performance of the obligations of the Surviving Corporation arising under this Section 7.7.

  SECTION 7.8 Funding of Call. Buyer agrees that it will not cause the Surviving Corporation to exercise the call of the Special Common Stock pursuant to Article Fourth, Section C(v)(a) of the Certificate of Incorporation of the Surviving Corporation unless the funds available to the Surviving Corporation, together with any funds to be made available to the Surviving Corporation by Buyer, are adequate to pay for the Special Common Stock pursuant to such call without violating Section 160 of the Delaware Law, any bankruptcy or insolvency law or other law or regulation for the protection of creditors.

                                   ARTICLE 8

                            CONDITIONS TO THE MERGER

  SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction prior to the Closing of the following conditions:

    (i) this Agreement shall have been adopted by the stockholders of the Company in accordance with Delaware Law;

    (ii) any applicable waiting period under the HSR Act (including any extensions thereof) relating to the Merger shall have expired or shall have been terminated;

    (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(iii) shall have used all reasonable efforts to remove such judgment, injunction order or decree; and

    (iv) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been made or obtained.

  SECTION 8.2 Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

    (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any officer's certificate delivered by the Company pursuant hereto shall be true in all material respects at and (except to the extent that such representations and warranties speak only as of an earlier date) as of the Effective Time as if made at and as of such time and Buyer shall have received a certificate signed by any Executive Officer of the Company to the foregoing effect;

    (b) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and the Subsidiaries, taken as a whole, after the Effective Time, and no proceeding
  (i) challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger; (ii) seeking to restrain or prohibit Buyer's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or of Buyer and its subsidiaries, or to compel Buyer or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, (iii) seeking to impose or confirm material limitations on the ability of Buyer or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Common Stock, including, without limitation, the right to vote any Common Stock owned by Buyer or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Buyer or any of its subsidiaries or affiliates of any Common Stock;

    (c) there shall be no action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act (including any extensions thereof), in effect at the Closing that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

    (d) Buyer or Merger Subsidiary shall not have received any communication from the Department of Justice or Federal Trade Commission (each, an "HSR AUTHORITY") (which communication shall be confirmed to the other parties by the HSR Authority) that causes such party reasonably to believe that any HSR Authority has authorized the institution of litigation challenging, impairing or diminishing the benefits with respect to any of the transactions contemplated by this Agreement;

    (e) the Company shall have delivered to Buyer at the Closing (i) a certificate of the good standing of the Company from the Secretary of State of the State of Delaware and each state in which the Company is qualified to do business, in each case dated as of a reasonably recent date, and (ii) a certified copy of resolutions adopted by the Board of Directors of the Company authorizing the Agreement and the transactions contemplated hereby;

    (f) Buyer shall have received or be satisfied that it, the Company or the Surviving Corporation will receive all consents and approvals contemplated by the Disclosure Letter and related to Section 3.4 above (other than the Business Loan Agreement between the Company and Bank of America National Trust & Savings Association, dated January 1, 1993, as amended) or otherwise material in connection with the consummation of the Merger or to enable the Surviving Corporation to continue to carry on the business of the Company and the Subsidiaries as presently conducted in all material respects, including, without limitation, to the extent applicable, (A) The South Florida Comprehensive Cancer Center Network Agreement among American Medical International, Inc. and Salick Health Care, Inc. effective as of March 13, 1987; (B) The Agreement Between Mount Sinai Medical Center of Greater Miami, Inc. and Comprehensive Cancer Centers, Inc. for the Comprehensive Cancer; and (C) The Management Agreement By and Among Temple University of The Commonwealth System of Higher Education, Comprehensive Cancer Centers, Inc. and Salick Health Care, Inc., as surety, entered into September 30, 1988; and the Development Agreement By and Among Temple University of The Commonwealth System of Higher Education, Comprehensive Cancer Centers, Inc. and Salick Health Care, Inc., as surety, entered into September 30, 1988, as well as consents under every other material contract with a hospital or other health care institution required pursuant to assignment, merger, change of control or change of management clauses in such contracts;

    (g) the Company shall have entered into employment and non-compete agreements with (i) Bernard Salick, substantially in the form of Exhibit 8.2(g)(A), and (ii) with Leslie F. Bell and Michael T. Fiore, in substantially the same form as the employment and non-compete agreements of Bernard Salick but with such changes as are set forth in Exhibit 8.2(g)(B); and

    (h) the Company shall have executed the Certificate of Merger (and any other documents required to be filed in connection with the Merger) and, prior to the Closing, all necessary arrangements shall have been made for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware Law.

  SECTION 8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

    (i) Buyer and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing, the representations and warranties of Buyer and Merger Subsidiary contained in this Agreement and any officer's certificate delivered by Buyer or Merger Subsidiary pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent that such representations and warranties speak only as of an earlier date) and the Company shall have received a certificate signed by a member of the board of directors of Buyer to the foregoing effect;

   (ii) Merger Subsidiary shall have delivered to the Company at the Closing
  (a) a certificate of the good standing of Merger Subsidiary from the Secretary of State of the State of Delaware dated as of a reasonably recent date and (b) a certified copy of resolutions adopted by its board of directors and its stockholders authorizing the Agreement and the transactions contemplated thereby;

    (iii) Merger Subsidiary shall have executed the Certificate of Merger (and any other documents required to be filed in connection with the Merger) and, prior to the Closing, all necessary arrangements shall have been made for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware Law;

    (iv) Buyer shall have delivered to the Company at the Closing a certified copy of resolutions adopted by its board of directors authorizing the agreement and the transactions contemplated thereby;

    (v) Buyer shall have deposited the Cash Consideration with the Exchange Agent; and

    (vi) the Board of Directors of the Company shall have received, in a form reasonably satisfactory to the Board of Directors of the Company, updated opinions as of the time of the mailing of the Company Disclosure Materials and as of the Closing Date, reaffirming the earlier received opinions from Goldman, Sachs & Co. and Lazard Freres & Co. that the Merger Consideration to be paid in connection with the Merger is fair to the stockholders of the Company.

                                   ARTICLE 9

                                  TERMINATION

  SECTION 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

    (i) by mutual written consent of the Company and Buyer;

    (ii) by either the Company or Buyer, if the Merger has not been consummated by June 30, 1995;

    (iii) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

    (iv) by Buyer, upon the occurrence of any Trigger Event described in clauses (i), (ii) and (v) of Section 10.4(b);

    (v) by Buyer, if any representation or warranty made by the Company in this Agreement shall not be true and correct in all material respects when made, or the Company shall have failed to observe or perform in any material respect any of its agreements or obligations under this Agreement, and any such breach of any such representation, warranty, agreement or obligation, to the extent curable, has not been cured within ten days after written notice from Buyer to the Company specifying with particularity the representation, warranty, agreement or obligation which has been breached;

    (vi) by the Company, if any representation or warranty made by Buyer or Merger Subsidiary in this Agreement shall not be true and correct in all material respects when made, or Buyer or Merger Subsidiary shall have failed to observe or perform in any material respect any of its agreements or such obligation under this Agreement, and any such breach of any such representation, warranty, agreement or obligation, to the extent curable, has not been cured within ten days after written notice from the Company to Buyer, specifying with particularity the representation, warranty, agreement or obligations which has been breached; and

    (vii) by either the Company or Buyer, if the stockholder meeting of the Company shall have been held and the stockholders of the Company shall have failed to approve and adopt this Agreement and the Merger in accordance with Delaware Law.

The party desiring to terminate this Agreement pursuant to clauses (ii), (iii),
(iv), (v), (vi) or (vii) shall give written notice of such termination to the other party in accordance with Section 10.1.

  SECTION 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that:

    (i) the agreements contained in Sections 6.1 and 10.4 shall survive the termination hereof;

    (ii) if this Agreement is terminated pursuant to Sections 9.1(v) or 9.1(vi), then the party entitled to terminate shall also be entitled to receive (unless Section 9.2(iii) is applicable), as liquidated damages for such breach, an amount (not to exceed $1,000,000) equal to the reasonable fees and expenses incurred by such party or any of its affiliates (including, without limitation, the fees and expenses of its financial advisors, auditors and counsel) in connection with this Agreement and the transactions contemplated hereby; and

    (iii) if this Agreement is terminated by a party hereto pursuant to Sections 9.1(v) or 9.1(vi) as a result of the other party hereto having wilfully breached any of its material agreements or obligations under this Agreement, in lieu of damages set forth in Section 9.2(ii) the terminating party shall be entitled to such legal remedies as are available to it.

                                   ARTICLE 10

                                 MISCELLANEOUS

  SECTION 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

  if to Buyer or Merger Subsidiary, to:

    Zeneca Limited
    15 Stanhope Gate
    London W1Y 6LN
    United Kingdom
    Telecopy: 011-44-71-304-5196
    Attention: Group Solicitor
    with a copy to:

    Atkemix Thirty-nine Inc.
    c/o Zeneca Holdings Inc.
    1800 Concord Pike
    Wilmington, Delaware 19897
    Telecopy: (302) 886-1889
    Attention: General Counsel

    and

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Telecopy: (212) 450-4800
    Attention: Peter R. Douglas, Esq.

  if to the Company, to:

    Salick Health Care, Inc.
    8201 Beverly Boulevard
    Los Angeles, California 90048
    Telecopy: (213) 966-3444
    Attention: Leslie F. Bell

    with a copy to:

    Sanders, Barnet, Goldman, Simons & Mosk
    1901 Avenue of the Stars, Suite 850
    Los Angeles, California 90067
    Telecopy: (310) 553-2435
    Attention: Irwin G. Barnet, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

  SECTION 10.2 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except that (i) the representations, warranties and agreements set forth in Sections 6.1 and 10.4 shall survive the termination of this Agreement and (ii) all of the agreements and covenants of the Company, the Surviving Corporation and Buyer (or any of its permitted assignees hereunder) applicable to periods after the Effective Time shall survive the Effective Time.

  SECTION 10.3 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 10.4 Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

  (b) The Company agrees to pay Buyer a fee in immediately available funds equal to the sum of (i) $11,000,000 plus (ii) if not previously paid by the Company pursuant to Section 9.2(ii) hereof, up to an additional $1,000,000 reimbursement for all reasonable fees payable and expenses incurred by Buyer or any of its affiliates (including, without limitation, the fees and expenses of its financial advisors, auditors and counsel) in connection with this Agreement and the transactions contemplated hereunder promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth below (each, a "TRIGGER EVENT"):

    (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

    (ii) any person or group (as defined in Section 13(d)(3) of the 1934 Act) (other than Dr. Bernard Salick, Buyer or any of their affiliates) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of at least 40% of the outstanding Shares or shall have acquired, directly or indirectly, at least 40% of the assets of the Company;

    (iii) Buyer terminates this Agreement pursuant to Section 9.1(v) and within nine months of the termination of this Agreement (A) the Company enters into, or publicly announces its intention to enter into, an agreement or an agreement in principle providing for merger of the Company or (B) any of the events described in clause (ii) above occur;

    (iv) the Company elects not to consummate the Merger on account of failure of the condition set forth in Section 8.3(vi); or

    (v) The Board of Directors of the Company shall have withdrawn or materially modified its approval or recommendation of this Agreement or the transactions contemplated by this Agreement.

  SECTION 10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Buyer may transfer such rights and obligations or assign, in whole or from time to time in part, to one or more of its wholly-owned subsidiaries (whether direct or indirect) or to Zeneca Group PLC, but any such transfer or assignment will not relieve Buyer of its obligations hereunder.

  SECTION 10.6 Governing Law. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that any provision hereof shall be governed by the mandatorily applicable law of the State of Delaware.

  (b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall only be brought in the United States District Court for the Southern District of New York or any court of the State of New York in New York County (collectively, the "NEW YORK COURTS") and each of the parties to this Agreement hereby, and, to the extent that any assignment is made by Buyer pursuant to
Section 1.10 above to Zeneca Group PLC, as a condition to such assignment Zeneca Group PLC shall, irrevocably and unconditionally (i) consent to submit to the jurisdiction of the New York Courts, (ii) agree, to the extent such party is not otherwise subject to service of process in the

State of New York, to appoint and maintain an agent in the State of New York as such party's agent for acceptance of legal process in any such legal proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York, and to notify promptly each other party hereto of the name and address of such agent, (iii) waive any objection to the laying of venue of any such legal proceeding in the New York Courts, and (iv) waive, and agree not to plead or to make, any claim that any such legal proceeding brought in any New York Court has been in an improper or otherwise inconvenient form.

  (c) For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of New York, each of the Company, Buyer and Merger Subsidiary hereby and, to the extent that any assignment is made by Buyer pursuant to Section 1.10 above to Zeneca Group PLC as a condition to such assignment Zeneca Group PLC shall, appoint CT Service Corp. as such agent.

  SECTION 10.7 Entire Agreement. This Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions, or effects of this Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the exhibits and schedules.

  SECTION 10.8 Currency. All monetary amounts set forth herein, unless otherwise expressly stated, shall mean and refer to the lawful currency of the United States of America.

  SECTION 10.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                          SALICK HEALTH CARE, INC.

                                          By      /s/ Bernard Salick
                                            -----------------------------------
                                            Title: Chairman of the Board
                                                 & Chief Executive Officer

                                          ZENECA LIMITED

                                          By     /s/ William C. Lucas
                                            -----------------------------------
                                            Title: Attorney-in-Fact

                                          ATKEMIX THIRTY-NINE INC.

                                          By     /s/ Glenn Engelmann
                                            -----------------------------------
                                            Title: Vice President

                                                                         ANNEX B

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SALICK HEALTH CARE, INC.

  FIRST: The name of the corporation is Salick Health Care, Inc. (the "Corporation").

  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1201 North Market Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Delaware Corporate Organizers, Inc.

  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

  FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Twenty-Seven Million Five Hundred Thousand (27,500,000), consisting of:

    (i) Fifteen Million (15,000,000) shares of Common Stock, $.001 par value per share (the "Common Stock");

    (ii) Seven Million Five Hundred Thousand (7,500,000) shares of Callable Puttable Common Stock, $.001 par value per share (the "Special Common Stock"); and

    (iii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

  B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series. The Board is expressly authorized, subject to any limitations herein set forth or as prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more classes or series by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof; provided, however, that the number of votes to which a share of any class or series of Preferred Stock may be entitled shall not exceed one vote per share. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares representing at least a majority of all of the outstanding shares of Common Stock and Special Common Stock, voting together as a class, on the applicable Record Date, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

  C. The Common Stock shall be identical in all respects to the Special Common Stock, except as specified in this Section C:

    (i) Number of Votes; Quorum.

      (a) Except as otherwise provided in this Certificate of Incorporation and as may be required by law, the holders of record of Common Stock and the holders of record of the Special Common Stock shall be entitled to one vote per share for all purposes and shall vote together on all matters and not as a separate class or series. For matters to be voted on by the Common Stock and the Special Common Stock together and not as a separate class or series, the presence in person or by proxy of the holders of record as of the applicable Record Date of a majority of the total number of shares of Common Stock and shares of the Special Common Stock shall be necessary and sufficient to constitute a quorum. For matters to be voted on by the Common Stock as a separate class (including, without limitation, the election of Directors as provided in subsection (ii) below and on the matters specified in subsection (iii) below), the presence in person or by proxy of the holders of record of a majority of the total number of shares of the Common Stock outstanding as of the applicable Record Date shall be necessary and sufficient to constitute a quorum of the Common Stock voting separately as a class. For matters to be voted on by the Special Common Stock as a separate class (including, without limitation, for the election of Directors to be elected by the Special Common Stock as provided in subsection (ii) below and on the matters specified in subsection (iii) below), the presence in person or by proxy of the holders of record of shares of Special Common Stock representing a majority of all of the votes entitled to be cast by the holders of the Special Common Stock outstanding as of the applicable Record Date shall be necessary and sufficient to constitute a quorum of the Special Common Stock voting separately as a class.

      (b) For matters to be voted on by the Special Common Stock as a separate class, and only on such matters, a holder of record of a share of the Special Common Stock shall be entitled to ten votes on each matter submitted to a vote (whether at a meeting or by written consent) by holders of the Special Common Stock, voting separately as a class, for each such share thereof held of record by such holder on a Record Date if, with respect to such share, each and every beneficial owner thereof was (1) the beneficial owner of the shares of common stock of the Corporation exchanged therefor in the Merger (the "Premerger Shares") on August 27, 1991, the date of the effectiveness of the merger of Salick Health Care, Inc., a California corporation, into the Corporation (the "Reincorporation Date"), and at all times until exchanged for shares of Special Common Stock pursuant to the Merger and
    (2) the beneficial owner of such share of Special Common Stock immediately following the Effective Time and at all times since the Effective Time, subject, in the case of a beneficial owner referred to in subparagraph (d) hereof, to the presumptions set forth in such subparagraph (d).

      (c) For purposes of this subsection (i), a beneficial owner of any Premerger Shares or shares of Special Common Stock acquired as a direct result of an Exempt Transfer (as hereinafter defined) will be deemed to have been the continuous beneficial owner of such share from the time such share was acquired or deemed acquired by the prior beneficial owner thereof. The occurrence of any of the following events shall constitute an "Exempt Transfer":

        (1) the transfer of the beneficial ownership of such share by gift, by devise, or by bequest or otherwise through the laws of inheritance or descent and distribution, outright or to a trust or custodianship, in each case to or for the benefit of a member or members of the transferor's family, or by a trustee to a trust beneficiary or beneficiaries under the terms of the trust; or

        (2) the transfer of the beneficial ownership of such share to a committee of the property or conservator of an individual, to a guardian for an individual, or to any similar legally appointed successor to a beneficial owner; or

        (3) the transfer of the beneficial ownership of such share to a successor executor, trustee, guardian, committee, conservator, custodian or similar fiduciary with respect to such share; or

        (4) the transfer of the beneficial ownership of such share from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction; or

        (5) the transfer of the beneficial ownership of such share from one employee benefit plan of the Corporation to another employee benefit plan of the Corporation; or

        (6) the transfer of record or the transfer of a beneficial interest or interests in such share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

      For purposes of clause (1) above, a family member shall include only the transferor's spouse, ancestors, lineal descendants, siblings and their descendants, aunt and uncles, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and first cousins; and a legally adopted child of an individual shall be treated as a child of such individual by blood.

      (d) A beneficial owner of any share of Special Common Stock held of record on a Record Date in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee (including any such share so held at the Effective Time) shall be presumed to have acquired the beneficial ownership of the Premerger Shares exchanged therefor subsequent to the Reincorporation Date and such share of Special Common Stock subsequent to the Effective Time. Such presumptions shall be rebuttable by showing that beneficial ownership of such share with respect to each and every beneficial owner thereof complies with subparagraph (b) above. In order to facilitate an orderly presentation of any showing which attempts to rebut such presumptions, the Board may, from time to time, establish guidelines and standards which shall govern any such showings.

      (e) A beneficial owner of any share of the Special Common Stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by the Corporation with respect to existing shares thereof ("dividend shares") will be deemed to have been the continuous beneficial owner of such share from the time on which the original shares, with respect to which the dividend shares were issued, were acquired.

      (f) A beneficial owner of any share of the Special Common Stock beneficially owned by reason of participation in any employee stock option or employee stock purchase plan or other similar individual account employee benefit plan or arrangement of the Corporation shall be deemed for purposes of this subsection (i) to have been the beneficial owner of the Premerger Shares at the Reincorporation Date and such share of Special Common Stock at the Effective Time if, as of the Reincorporation Date the Premerger Shares for which the Special Common Stock were exchanged, and as of the Effective Time such share of Special Common Stock was allocated to the account of such beneficial owner under such plan or arrangement, or at the Reincorporation Date and the Effective Time such beneficial owner was the holder, as the case may be, of an option or right to acquire Premerger Shares and an option or right to acquire the Special Common Stock substituted therefor in the Merger, respectively, and the distribution of such share to such beneficial owner pursuant to such plan or arrangements, or the purchase by such beneficial owner of such share upon the exercise of an option or a right, as the case may be, shall not be deemed to be a change in beneficial ownership for purposes of this subsection (i).

      (g) A beneficial owner of any Premerger Shares acquired upon conversion of any debenture of the Corporation convertible into Premerger Shares or upon exercise of an option or right to acquire Premerger Shares shall be deemed upon such conversion or exercise for purposes of this subsection (i) to have been at the time of such conversion or such exercise the beneficial owner of such shares as of the Reincorporation Date, if upon the Reincorporation Date such convertible debenture or option or right was beneficially owned by such beneficial owner.

      (h) For purposes of this subsection (i), the terms "beneficial owner", "beneficial ownership" and "beneficially owned" shall be determined in accordance with Rule 13d-3, as in effect at the Effective Time, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, except as otherwise provided in this subsection (i).

      (i) Each share of Special Common Stock, whether at any particular time the beneficial owner thereof is entitled to ten (10) votes or less, shall be identical to all other shares of Special Common Stock in all other respects and together all shares of Special Common Stock shall constitute a single class of shares of the Corporation.

    (ii) Voting for Directors. Notwithstanding the voting rights set forth in subsection (i) of this Section C of Article FOURTH of this Certificate of Incorporation, until the Termination Date, the holders of the Common Stock, voting separately as a class, shall be entitled to elect five (5) Directors to the Board and the holders of the Special Common Stock, voting separately as a class, shall be entitled to elect five (5) Directors to the Board. The absence of a quorum of the holders of the Common Stock shall not prevent the election of the Directors, other than the election of the Directors to be elected by the Common Stock, and the absence of a quorum of the holders of the Special Common Stock shall not prevent the election of the Directors, other than the election of the Directors to be elected by the Special Common Stock. In the absence of either or both quorums as provided in subsection (i) above, a majority of the holders present in person or by proxy of the class which lacks a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for the election of the Directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum of such class shall be present. From and after the Termination Date, the holders of the Common Stock and the holders of the Special Common Stock shall vote together for the election of Directors and not as a separate class or series and the right of a holder of Special Common Stock to be entitled to ten votes per share as set forth in paragraph (b) of subsection (i) above shall be of no further force or effect.

    In the event that the Corporation shall fail to deposit funds with the Depositary and promptly pay the purchase price for shares of Special Common Stock as provided in paragraph (d) of subsection (v) of this Section C or upon the occurrence of an Insolvency Event as defined in paragraph (f) of subsection (v) of this Section C, then upon the occurrence of such event the authorized number of Directors constituting the Board, immediately and automatically, without further action of the Board or the stockholders of the Corporation, shall be increased by a number which will, together with the number of Directors which the holders of the Special Common Stock are then entitled to elect to the Board, represent a majority of the authorized number of Directors of the Corporation. In such event, the Directors of the Corporation then in office who were elected by the holders of the Special Common Stock shall have the sole and exclusive right to elect to the Board the persons to fill all of the new directorships created by such increase in the authorized number of Directors and, thereafter, the holders of the Special Common Stock shall be entitled to elect, at all subsequent meetings of stockholders at which Directors are elected, a number of Directors representing a majority of then authorized number of Directors of the Corporation in the manner provided in this subsection (ii). The rights of the holders of the Special Common Stock set forth in this paragraph shall continue until such time as the aggregate Put Price and/or the Call Price, as the case may be, together with interest thereon as provided in paragraph
  (f) of subsection (v) of this Section C, has been paid in full to the holders of Special Common Stock as provided in subsection (v) below. Notwithstanding the rights set forth in this paragraph of the holders of the Special Common Stock to elect a majority of the Board, such rights shall be of no force or effect if Zeneca Limited or an affiliate thereof has purchased and paid for, in accordance with Section 1.10 of the Merger Agreement, all of the shares of Special Common Stock with respect to which the Put has been exercised.

    (iii) Restrictions and Limitations. Notwithstanding the voting rights set forth in subsection (i) or subsection (ii) of this Section C of Article FOURTH of this Certificate of Incorporation and except as otherwise required by law, until the Termination Date, the Corporation shall not, without (A) the affirmative vote, whether at a special or annual meeting (in person or by proxy), or by the written consent, of holders of record of a majority of all of the votes entitled to be cast by the holders of the outstanding Special Common Stock, voting separately as a class and (B) the affirmative vote, whether at a special or annual meeting (in person or by proxy), or by the written consent of holders of record of a majority of the total number of shares of the outstanding Common Stock, voting separately as a class:

      (a) Authorize or issue, or obligate itself to issue, any shares of the Special Common Stock or authorize, issue or create, or obligate itself to issue or create any other series or class of Common Stock or any other securities of the Corporation, senior to, or on parity with, the redemption, call, put, liquidation or other rights of the Special Common Stock or the Common Stock, or any securities convertible or exercisable for any of the foregoing, other than shares of the Special Common Stock issuable upon the exercise of options outstanding at the Effective Time; or

      (b) Authorize, effect or validate any merger or consolidation of the Corporation with or into any other entity, whether or not the Corporation is the surviving entity therein, or any recapitalization or reclassification of the securities of the Corporation; or

      (c) Authorize, effect or validate any sale, transfer or other disposition of all or substantially all of the tangible or intangible assets of the Corporation to any natural person or entity, including without limitation any subsidiary or other affiliate of the Corporation; or

      (d) Authorize, effect or validate any liquidation, dissolution, winding up or other cessation of the business or operations of the Corporation; or

      (e) Amend the Certificate of Incorporation of the Corporation or any certificate amendatory thereof or supplemental thereto (including any Certificate of Determination or any similar document relating to any series or class of securities of the Corporation) to (1) increase the authorized number of shares of the Special Common Stock; (2) so as to amend, modify, repeal or otherwise affect the provisions of subsection
    (i) of Section C of Article FOURTH of this Certificate of Incorporation; (3) so as to amend, modify, repeal or otherwise affect adversely any of the powers, preferences, or rights of the Special Common Stock, including without limitation, the put and call rights, the voting rights, liquidation rights; (4) so as to amend the provisions of this subsection (iii) of Section C of Article FOURTH of this Certificate of Incorporation; or (5) so as to amend, modify, repeal or otherwise affect the provisions of Article FIFTH of this Certificate of Incorporation.

    (iv) Liquidation.

      (a) Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each share of Special Common Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to $42.00 per share of Special Common Stock, or, if greater, following a default in the payment of the Call Price or Put Price, the amount of the Call Price or Put Price, as the case may be, increased as provided in paragraph (f) of subsection (v) of this Section C, before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation.

      If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as set forth in this paragraph (a) among the holders of the Special Common Stock shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of Special Common Stock then outstanding, until payment in full of such amount per share. For purposes of this subsection (iv), a sale of all or substantially all of the assets of the Corporation, or a merger or consolidation of the Corporation with or into another entity shall not be deemed to be a dissolution, liquidation or winding up of the Corporation.

      (b) Remaining Assets. After payment or distribution to the holders of the Special Common Stock of the full preferential amounts to which the holders of Special Common Stock are entitled as set forth in paragraph
    (a) of this subsection (iv), the holders of each share of Common Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to $42.00 per share of Common Stock before any further payment shall be made or assets distributed to the holders of Special Common Stock. If the assets distributable to the holders of Common Stock as set forth in the preceding sentence among the holders of the Common Stock shall be insufficient to permit the payment to them of $42.00 per share, such assets so to be distributed shall be distributed ratably among the holders of Common Stock then outstanding until payment in full of such amount per share. After the payment to the holders of Common Stock of $42.00 per share, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably to the holders of the Special Common Stock and the holders of Common Stock then outstanding.

    (v) Put and Call for Special Common Stock.

      (a) Call by Corporation. The Corporation shall not have the right to call or redeem any shares of the Special Common Stock and the Corporation shall not purchase or otherwise acquire for value any outstanding shares of the Special Common Stock, except as provided in this subsection (v).

      The Corporation shall have the option (the "Call") to purchase effective as of the Call Date, at the Call Price per share, all, but not less than all, of the outstanding shares of Special Common Stock by giving the Call Notice in accordance with paragraph (b) of this subsection (v) at any time during the Call Period and making the deposit required as provided in paragraph (d) of this subsection (v) with irrevocable instructions to the Depositary to pay the Call Price for all shares of Special Common Stock surrendered as provided in paragraph (d) of this subsection (v). The Call shall only be exercised by the Corporation upon the affirmative vote (or written consent) of a majority of the holders of the Common Stock, voting separately as a class; provided, however, that, regardless of such vote, the Corporation shall only exercise the Call to the extent that the purchase of all of the shares of Special Common Stock pursuant to the exercise of the Call would not be in violation of Section 160 of the Delaware General Corporation Law or any other law for the protection of creditors.

      (b) Call Notice. At least ten and no more than fifteen days prior to the Call Date, the Call Notice shall be mailed to each holder of Special Common Stock at such holder's address as it appears on the transfer books of the Corporation and to each holder of an option to purchase shares of the Special Common Stock at the address for such holder set forth in the records of the Corporation; provided, however, that if more than fifteen days notice of the Call Date is required under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, the Call Notice shall be given the minimum number of days prior to the Call Date as so required. On the Call Notice Date, a similar notice shall be given by the Corporation by publication in a newspaper of general circulation in the City of Los Angeles, California. In order to facilitate the giving of the Call Notice to holders of Special Common Stock, the Board may fix a record date for determination of holders of Special Common Stock entitled to be given the Call Notice, which record date may not be more than ten days prior to the Call Notice Date. The Call Notice shall inform each holder of (1) the election by the Corporation to exercise the Call, (2) the Call Price, (3) the Call Date, (4) the rights of such holder with respect thereto, (5) the identity and address of the Depositary and (6) instructions as how to obtain the Call Price for shares of Special Common Stock. The Call Notice shall be accompanied by a form of letter of transmittal which shall be used by a holder of Special Common Stock in surrendering certificates for the Special Common Stock and obtaining the Call Price therefor.

      (c) Put by Holders. Unless the Call has been previously exercised, during the Put Period, each holder of the Special Common Stock shall have the option (the "Put") to require the Corporation to purchase all or a part of the Special Common Stock held by such holder at a purchase price per share equal to the Put Price, by delivery of the Put Notice during the Put Period to the Corporation or the Depositary electing to have shares of Special Common Stock purchased by the Corporation and specifying therein the whole number of shares of Special Common Stock which such holder has elected to cause the Corporation to purchase, accompanied by a certificate or certificates representing such shares. At least ten and not more than thirty days prior to the beginning of the Put Period, the Corporation shall mail the Put Notification to each holder of Special Common Stock at such holder's address as it appears on the transfer books of the Corporation and to each holder of an option to purchase shares of the Special Common Stock at the address for such holder set forth in the records of the Corporation, in each case together with a form of Put Notice which may be used by such holder in exercising the Put. A notice similar to the Put Notification shall be given by the Corporation by publication in a newspaper of general circulation in the City of Los Angeles, California at least ten and not more than thirty days prior to the beginning of the Put Period. If the Corporation shall fail to give the Put Notification to the holders of Special Common Stock at least ten days prior to the beginning of the Put Period as provided herein, the rights of the holders of Special Common Stock shall not be prejudiced thereby and the Put shall nevertheless become exercisable at the beginning of the Put Period as herein provided but the expiration of the Put Period shall be extended to that date which is twenty-five Business Days from the date the Put Notification is given to holders of Special Common Stock. To facilitate the giving of the Put Notification to the holders of Special Common Stock, the Board may fix a record date for determination of holders of Special Common Stock entitled to be given the Put Notification, which record date may not be more than five days prior to the date the Put Notification is given pursuant to this paragraph (c).

      (d) Surrender and Payment of Stock. Prior to the date the Corporation gives the Put Notification (or the beginning of the Put Period, if the Corporation does not timely give the Put Notification) or the Call Notice, as the case may be, the Corporation shall appoint the Depositary. Prior to the Call Date, the Corporation shall deposit with the Depositary an amount of cash sufficient to pay in full the Corporation's obligations pursuant to the Call, assuming for purposes thereof that all outstanding shares of Special Common Stock are to be purchased pursuant to the Call. In the case of the exercise of the Call, each holder of shares of Special Common Stock and, in case of the exercise of the Put, each holder who has exercised the Put, will be paid, within two Business Days following the surrender of the certificate or certificates representing such shares to the Depositary or the Corporation together with a properly executed letter of transmittal, in the case the exercise of the Call, or the Put Notice, in the case of the exercise of the Put, covering such shares of stock, the Call Price or the Put Price for such shares, as the case may be; provided, however, in the case of the exercise of the Call, the Call Price shall in no event be payable prior to the Call Date. As certificates representing shares of Special Common Stock with respect to which the Put has been properly exercised are so surrendered to the Depositary or the Corporation, the Corporation will immediately deposit with the Depositary cash necessary to pay in full the Put Price for such shares. Upon such payment, each surrendered certificate so paid for shall be transferred to the Corporation, canceled and retired. In the event of the exercise of the Put for less than all of the shares of Special Common Stock represented by a certificate, a new certificate representing the shares of Special Common Stock not purchased pursuant to the exercise of the Put shall be issued to the holder of such shares. Following the Put Period, any monies deposited by the Corporation with the Depositary for purchases of shares upon exercise of the Put which are not required to be used for the purchase of shares of Special Common Stock surrendered for purchase pursuant to the exercise of the Put shall revert to the general funds of the Corporation. Any monies deposited with the Depositary for purchase of shares pursuant to the exercise of the Call and unclaimed at the end of two years from that date which is twenty-one Business Days following the Call Date shall revert to the general funds of the Corporation. After such reversion of funds, the Depositary shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon the Depositary shall be relieved of all responsibility in respect thereof and any holder of shares of Special Common Stock shall look only to the Corporation for the payment of the Call Price. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the Corporation for its own account. The Call Notice having been given as aforesaid and subject to the deposit of funds with the Depositary pursuant to this paragraph (d) in respect of the exercise of the Call together with irrevocable instructions to the Depositary to pay the Call Price for all shares of Special Common Stock surrendered as herein provided, then, notwithstanding that any certificates for shares of Special Common Stock shall not have been surrendered for cancellation, from and after the Call Date, all of the shares of Special Common Stock, other than the Option Shares as provided in paragraph (e) below, shall no longer be deemed outstanding and all rights of the holders of such shares shall cease and terminate.

      (e) Surrender and Payment of Option Shares. Notwithstanding the provisions of paragraph (d) of this subsection (v), if the Call Date occurs prior to the Option Share Termination Date and the Corporation has complied with all of the requirements of paragraph (d) of this subsection (v) with respect to the exercise of the Call, the holders of Option Shares shall be required to surrender the certificates therefor to the Corporation or the Depositary on the Option Share Termination Date together with a properly executed letter of transmittal. Upon such surrender, such holders will be paid the Call Price for the Option Shares. Upon payment in full of the Call Price for the Option Shares, the surrendered certificates shall be transferred to the Corporation, canceled and retired. Notwithstanding that any certificates for Option Shares shall not have been so surrendered for cancellation, from and after the Option Share Termination Date, the Option Shares shall no longer be deemed outstanding and all rights of the holders of the Option Shares shall cease and terminate.

      (f) Default. If the Corporation shall fail to make the deposit or promptly pay the purchase price for shares of the Special Common Stock as provided in paragraph (d) or paragraph (e) of this subsection (v), the Call Price or Put Price, as the case may be, for such shares shall thereafter be increased by an amount equal to interest thereon from the date of surrender of the certificates pursuant to paragraph (d) or paragraph (e) of this subsection (v) at an annual rate equal to two percentage points in excess of the Reference Rate until the purchase price therefor, together with interest as herein provided, is paid in full and, until such payment in full, the shares of Special Common Stock shall continue to be outstanding and owned by the record owner thereof. If, prior to the Termination Date, (i) the Corporation shall file a voluntary petition in bankruptcy, or seek reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or (ii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Corporation and the same is not dismissed within thirty
    (30) days, or the Corporation shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or (iii) the Corporation shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, then, and upon the occurrence of such event (an "Insolvency Event"), without notice of any kind whatsoever, the right of the holders of the Special Common Stock to exercise the Put shall accelerate and the Put shall be exercisable immediately upon the occurrence of such event and until the end of the Put Period (without giving effect to acceleration of the commencement date hereof) and, immediately upon the occurrence of such event, the Call shall be null and void and of no further force or effect.

  D. Definitions. For purposes of this Article FOURTH, the following terms shall have the following meaning:

    (i) "Bankruptcy Code" shall mean the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time.

    (ii) "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to close in Los Angeles, California.

    (iii) "Board" shall mean the Board of Directors of the Corporation.

    (iv) "Call Date" shall mean that date, prior to the expiration of the Call Period, which is fixed by the Corporation for the purchase of all of the outstanding Special Common Stock pursuant to the exercise of the Call.

    (v) "Call Notice" shall mean the written notice of exercise of the Call setting forth the information required by paragraph (b) of subsection (v) above.

    (vi) "Call Notice Date" shall mean the date upon which the Call Notice is mailed to each holder of Special Common Stock as provided in paragraph (b) of subsection (v) above.

    (vii) "Call Period" shall mean the period beginning with the Original Issue Date and ending on the close of business on the last day (or the next succeeding Business Day, if such date is not a Business Day) of the forty-eighth month thereafter.

    (viii) "Call Price" shall mean (A) if the Call Date is during the period beginning with the Original Issue Date and ending on the same day of the thirty-first calendar month thereafter, an amount equal to the greater of Fair Market Value per share and the Formula Price per share of Special Common Stock, but in no event greater than Fifty Dollars ($50.00) per share of Special Common Stock, and (B) if the Call Date is thereafter, an amount equal to the Fair Market Value per share of the Special Common Stock.

    (ix) "Change of Control" shall mean a transfer, disposition or the entering into an agreement to transfer or dispose of shares of Common Stock by Zeneca Group or the issuance by the Corporation of additional shares of Common Stock or any other equity security of the Corporation, the result of which is that Zeneca Group does not own (or upon consummation of the agreement to transfer or dispose, will not own), directly or indirectly, more than fifty percent (50%) of the outstanding Common Stock or voting equity securities of the Corporation.

    (x) "Depositary" shall mean the bank or trust company in the City of Los Angeles, California or the City of New York, New York having capital and surplus of at least $100,000,000 which is appointed by the Corporation to serve as agent for the purpose of receiving certificates representing shares of the Special Common Stock upon exercise of the Put or Call, as the case may be, and distributing the purchase price therefor.

    (xi) "Effective Time" shall mean the time immediately following the effectiveness of the Merger.

    (xii) "Fair Market Value" shall mean (A) if the Special Common Stock is then listed on a national securities exchange, the average of the closing sales price of the Special Common Stock for the twenty consecutive trading days immediately preceding the third Business Day prior to the Call Notice Date (the "Twenty-Day Period"), on the principal securities exchange on which such stock is then listed or, or if there is no reported sale on any day during the Twenty-Day Period, the average of the bid and asked quotations on such exchange on such day, or (B) if the Special Common Stock is then publicly traded in the NASDAQ National Market System, the average of the closing sales price of the Special Common Stock as reported by the NASDAQ National Market System for the Twenty-Day Period, or if there is no reported sale on any day during the Twenty-Day Period, the average of the bid and asked quotations on such day, or (C) if the Special Common Stock is then publicly traded in the over-the-counter market (other than the NASDAQ National Market System), the average of the mean between the closing bid and asked prices of the Special Common Stock in the over-the-counter market for the Twenty-Day Period or, if no shares were traded on any day during the Twenty-Day Period, on the next preceding day on which there was such a trade, or (D) if the Special Common Stock is not then separately quoted or publicly traded, the fair market value on the date such value is to be determined, as determined in good faith by the Board.

    (xiii) "Formula Price" shall mean (A) if the Call Date is prior to the beginning of the thirtieth month following the Original Issue Date, an amount equal to the present value on the Call Date of $42.00 payable on the date which is thirty months from the Original Issue Date, discounted at a rate which, when compounded on a daily basis, based upon a 360-day year, is equal to four percent (4.00%) on an annualized basis and (B) if the Call Date is during the thirtieth or thirty-first month following the Original Issue Date, an amount equal to $42.00.

    (xiv) "Merger" shall mean the merger of Atkemix Thirty-nine Inc. with and into the Corporation pursuant to the terms of the Merger Agreement.

    (xv) "Merger Agreement" shall mean that certain Agreement and Plan of Merger between the Corporation, Zeneca Limited and Atkemix Thirty-nine Inc., dated as of December 22, 1994.

    (xvi) A "month" shall refer to a period commencing as of the close of business on the applicable date and ending with the close of business on the numerical day of the following calendar month which coincides with the numerical date of the applicable date.

    (xvii) "Option Shares" shall mean shares of Special Common Stock acquired within two months after the Effective Time upon exercise of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) to purchase Special Common Stock outstanding immediately after the Effective Time which shares of Special Common Stock have not been disposed of by the person who exercised such option prior to the Call Date.

    (xviii) "Option Share Termination Date" shall mean that date which is fourteen months from the Original Issue Date.

    (xix) "Original Issue Date" shall mean the date upon which a share of Special Common Stock is first issued.

    (xx) "Put Notice" shall mean a written notice electing to have shares of Special Common Stock purchased by the Corporation pursuant to the exercise of the Put and containing the information required by paragraph (c) of subsection (v) above.

    (xxi) "Put Notification" shall mean a written notice from the Corporation to the holders of the Special Common Stock and the holders of options to purchase shares of the Special Common Stock informing each such holder of
  (A) the rights of such holder to cause the Corporation to purchase shares of Special Common Stock during the Put Period, (B) the date of the commencement and termination of the Put Period, (C) the Put Price, (D) the identity and address of the Depositary and (E) instructions as to how to exercise the Put.

    (xxii) "Put Period" shall mean, subject to paragraphs (c) and (f) of subsection (v) of Section C above, the period commencing with the date (or the next succeeding Business Day, if such day is not a Business Day) which is the earlier of (A) thirty calendar months from the Original Issue Date or (B) the date upon which there is a Change of Control and ending on the close of business on the twentieth Business Day thereafter or such later date as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (xxiii) "Put Price" shall mean a purchase price of $42.00 per share of Special Common Stock.

    (xxiv) "Record Date" shall mean a record date for determining the holders entitled to vote (whether at a meeting or by written consent) on any matter submitted to a vote by the holders of the Special Common Stock or the Common Stock.

    (xxv) "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank of America NT&SA in San Francisco, California as its Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the date specified in the public announcement of a change in said Bank's reference rate.

    (xxvi) "Termination Date" shall mean that date which is the earlier of the date upon which (A) the Corporation has exercised the Call and has paid to the Depositary the aggregate Call Price applicable to the Call and (B) the Put Period has expired and the Corporation has paid to the Depositary the Put Price for all shares of Special Common Stock with respect to which the Put was exercised.

    (xxvii) "Zeneca Group" shall mean Zeneca Group PLC, an English public limited company, or any direct or indirect subsidiary thereof or any combination of the foregoing.

    (xxviii) "Zeneca Limited" shall mean Zeneca Limited, an English company.

  FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to Article FOURTH hereof, the authorized number of Directors of the Corporation shall be ten (10). Each Director elected by the holders of the Common Stock as provided under Article FOURTH above and each Director elected by the holders of the Special Common Stock as provided in Article FOURTH above shall be elected to hold office for a term to expire at the next succeeding annual meeting of stockholders after his or her election and until his or her successor is elected and qualified. In case any vacancy shall occur on the Board of Directors of the Corporation among the Directors elected by holders of the Common Stock, such vacancy shall be filled for the unexpired portion of the term of the Directorship so vacant only by a majority of the Directors elected by the holders of the Common Stock who are then in office, although less than a quorum thereof, or by the sole remaining Director elected by the Common Stock or by the holders of Common Stock at a special meeting of such holders. In case any vacancy shall occur on the Board of Directors of the Corporation among the Directors elected by holders of the Special Common Stock, such vacancy shall be filled for the unexpired portion of the term of the Directorship so vacant only by a majority of the Directors elected by the holders of the Special Common Stock who are then in office, although less than a quorum thereof, or by the sole remaining Director elected by the Special Common Stock or by the holders of Special Common Stock at a special meeting of such holders. No decrease in the authorized number of Directors as set forth in this Article FIFTH above shall shorten the term of any incumbent Director regardless of the class which elected him or her.

  B. Subject to the rights, if any, of the holders of the Preferred Stock, prior to the Termination Date, any or all of the Directors of the Corporation may be removed from office at any time but only for cause and only by the affirmative vote of the holders of shares representing at least sixty-six and two-thirds percent (66-2/3%) of the total number of votes entitled to be cast by the holders of the class that elected the Director being so removed, voting separately as a class.

  C. The Directors of the Corporation need not be elected by written ballot unless the By-laws of the Corporation (the "By-laws") so provide.

  SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provision of the By-Laws of the Corporation.

  SEVENTH: The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Corporation or served any other enterprise as a Director or officer at the request of the Corporation and such right of indemnification shall also be applicable to the executors, administrators and other similar legal representatives of any such Director or officer. The right of indemnification conferred in the preceding sentence shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article SEVENTH or otherwise. The foregoing provisions of this Article SEVENTH shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Article SEVENTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any Director or officer or his or her legal representative may be entitled apart from the provisions of this Article SEVENTH.

  EIGHTH: A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                                                         ANNEX C

                                   BY-LAWS OF
                            SALICK HEALTH CARE, INC.

                            ARTICLE I--STOCKHOLDERS

  Section 1. Annual Meeting.

  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.

  Section 2. Special Meetings.

  Special meetings of the holders of the Common Stock and the Callable Puttable Common Stock, $.001 par value per share (the "Special Common Stock"), voting together as a class, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix. Special meetings of the holders of the Common Stock, voting separately as a class, for any purpose or purposes prescribed in the notice of the meeting, may be called by the holders of at least twenty-five percent of the then outstanding shares of the Common Stock and shall be held at such place, on such date, and at such time as they shall fix. Special meetings of the holders of the Special Common Stock, voting separately as a class, for any purpose or purposes prescribed in the notice of the meeting, may be called by the holders of shares of the Special Common Stock representing at least twenty-five percent of the votes of the then outstanding shares of the Special Common Stock and shall be held at such place, on such date, and at such time as they shall fix.

  Section 3. Notice of Meetings.

  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

  Section 4. Quorum.

  At any meeting of the stockholders, the holders of a majority of all of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger percentage may be required by law. Where a separate vote by a class or classes is required, the holders of a majority of the votes of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter.

  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the votes entitled to be cast at the meeting who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

  If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

  Section 5. Organization.

  The Chairman of the Board of Directors, or in the absence of such person, such person as the Board of Directors may have designated or, in his or her absence, such person as may be chosen by the holders of a majority of the votes entitled to be cast at the meeting who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

  Section 6. Conduct of Business.

  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

  Section 7. Proxies and Voting.

  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

  Each stockholder shall have that number of votes for every share of stock registered in his or her name on the record date for the meeting as is provided in the Certificate of Incorporation of the corporation or as may be required by law.

  All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors of election appointed in accordance with the Delaware General Corporation Law.

  All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

  Section 8. Stock List.

  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                         ARTICLE II--BOARD OF DIRECTORS

  Section 1. Number and Term of Office.

  The number of directors constituting the entire Board of Directors shall be as provided in the Certificate of Incorporation. Except as otherwise provided by law or the Certificate of Incorporation, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned or has been removed as provided by law or the Certificate of Incorporation.

  Section 2. Vacancies.

  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a successor shall be elected as provided in the Certificate of Incorporation.

  Section 3. Removal.

  Any or all of the directors of the corporation may be removed from office at any time as provided in the Certificate of Incorporation.

  Section 4. Regular Meetings.

  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

  Section 5. Special Meetings.

  Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five business days before the meeting or by telephoning the same by speaking directly to said director not less than forty-eight hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

  Section 6. Quorum.

  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

  Section 7. Participation in Meetings By Conference Telephone.

  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

  Section 8. Conduct of Business.

  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

  Section 9. Powers.

  (a) The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

    (1) To declare dividends from time to time in accordance with law;

    (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

    (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

    (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

    (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
    (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

    (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and,

    (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.

  (b) Notwithstanding paragraph (a) and clauses (1) through (8) thereof immediately above, the corporation will not take or agree to take, and will not permit any Subsidiary to take or agree to take, directly or indirectly, any of the following actions without the approval of the majority of the whole Board of Directors of the corporation (including at least one director elected by the holders of Common Stock of the corporation who at such time is an employee of any Zeneca Group Entity and at least one director elected by the holders of the Special Common Stock who was an executive officer of the corporation prior to the Merger unless no such person is a member of the Board of Directors of the corporation at such time, in which case such director shall be designated by the majority of the directors then in office who were elected by the holders of the Special Common Stock) present and voting at a meeting of the Board of Directors of the corporation or by unanimous written consent; provided, however, that the requirement that the majority include one director elected by the holders of the Common Stock will terminate upon the holders of Special Common Stock having the right to elect a majority of the Board pursuant to Article FOURTH, C(ii) of the Certificate of Incorporation:

    (i) adopt, repeal or modify any Business Plan,

    (ii) authorize, sell, distribute or otherwise issue, or grant rights with respect to the New Securities, except for any issuances of Special Common Stock pursuant to the terms of the Employee Options,

    (iii) repurchase, redeem or exchange any shares of Capital Stock, other than as contemplated by the terms of the Special Common Stock or in connection with the exercise of the Employee Options,

    (iv) amend the Certificate of Incorporation or these by-laws,

    (v) incur Debt (other than (a) Debt drawn under lines of credit approved by the Board of Directors of the corporation but not exceeding $35,000,000 in the aggregate amount outstanding at any one time, (b) pursuant to prior agreements or obligations existing on the date hereof, copies of which have been made available to the representatives of a Zeneca Group Entity, (c) Debt that has previously been approved in principal as part of the financing of any Business Plan or annual budget approved by the

  Board of Directors of the corporation, subject to Zeneca agreeing to the terms of any such Debt, provided that if Zeneca does not approve of the terms of such Debt, Zeneca will ensure, directly or indirectly, access to the same amount of Debt on terms acceptable to Zeneca and the Company, and
  (d) Debt owed to the corporation or any Subsidiary),

    (vi) liquidate (or invest in) any marketable securities (other than pursuant to the rollover into a substantially similar type of marketable securities or as required to finance the Business Plan or annual budget),

    (vii) acquire or sell any interest in a business or assets (whether tangible or intangible) for a purchase price exceeding $2,000,000 in any single transaction (or series of related transactions), and $5,000,000 in the aggregate in any fiscal year of the corporation (other than any such acquisitions or sales which have previously been approved in principal or in general as part of the adoption of any Business Plan or annual budget),

    (viii) the entry into, amendment or modification of, or supplement to, any contract to which the corporation or any of its Subsidiaries is a party (including, without limitation, with respect to insurance coverage) or the creation of any other obligation or commitment which creates a liability (contingent or otherwise) of or requires payments by the corporation or any of its Subsidiaries, in any such case, of more than $500,000 per year or $2,000,000 over the term of such contract, obligation or commitment (other than any such amendment, modification or supplement to any contract, obligation or commitment which (A) would be otherwise permitted under any other clause of this paragraph (b), (B) is a renewal or extension of an existing contract on substantially identical terms or on the terms provided therein for a renewal or extension thereof or (C) has previously been approved in principal or in general as part of the adoption of any Business Plan or annual budget),

    (ix) enter into (whether by acquisition or otherwise) a line of business other than the Core Business,

    (x) the making of any investment in, or the entry into any joint venture or partnership with, any Person (other than pursuant to the El Mirador Medical Plaza-La Quinta, a California limited partnership, or the three Alta Bates radiology limited partnerships of which the corporation or a Subsidiary is a limited partner, all such obligations not to exceed $1,000,000 in the aggregate or as previously approved in principal or in general as part of the adoption of any Business Plan or annual budget),

    (xi) any contract which capitates for, or accepts risk in, the provision of health care services on a group basis, subject to delegation to the operational committee and to achievement of a commercially reasonable timetable for such approval,

    (xii) the initiation or settlement by the corporation of claims or litigation (A) in excess of $250,000 per individual claim or litigation (other than collection matters or insured claims) or (B) otherwise material to the corporation,

    (xiii) (A) sell all or substantially all of the assets of the corporation, (B) adopt a plan of liquidation or dissolution of the corporation, (C) engage in a merger, consolidation, share exchange or other business combination involving the corporation, (D) engage in a recapitalization, stock split or similar reconstitution of the Capital Stock or (E) file a petition by or on behalf of the corporation or any Subsidiary, or the taking of similar action, under any bankruptcy, insolvency, reorganization or similar law,

    (xiv) other than as contemplated by the Merger Agreement, declare or make any provision for payment of, or the setting aside of assets with respect to, any dividend or other distribution of any property,

    (xv) take any action that would reasonably be expected to, as a result of a law, rule or regulation of a Governmental Authority organized within the United States of America, United Kingdom or any other jurisdiction where Zeneca or its Subsidiaries conduct a material portion of Zeneca's business,
  (A) prevent

  Zeneca from exercising the Call Option or from otherwise obtaining complete control of the corporation, (B) require Zeneca Shareholder to divest or otherwise limit Zeneca Shareholder's ability to exercise full rights or ownership over any shares of Capital Stock (whether acquired upon exercise of the Call Option or otherwise) or (C) require the corporation or any Subsidiary to divest any material assets or impose a material limitation on the conduct of the corporation or any Subsidiary's business,

    (xvi) the appointment or removal, with or without cause, of any Senior Officer of the corporation and its Subsidiaries,

    (xvii) the adoption or amendment of any employee compensation, severance, pension, profit sharing, bonus, stock option or other benefit plan or arrangement or the execution or amendment of, or supplement to, any collective bargaining or union contract (other than an extension or renewal of the collective bargaining agreement at Temple University Medical Center, which affects the Company's cancer center, and related collective bargaining agreement at Temple University),

    (xviii) except for any transaction contemplated by, authorized by or described in the Employment Agreements, any transaction by the corporation or its Subsidiaries with any Senior Officer or director of the corporation or any of its Subsidiaries or such Senior Officers' and directors' Affiliates or with any Zeneca Group Entity,

    (xix) any licensing or sub-licensing of any material intellectual property owned or licensed by the corporation or any Subsidiary (including, without limitation, any proprietary or confidential information, patient data and any databases) other than licensing or sublicensing commitments contained in prior agreements existing on the date hereof, copies of which have been made available to representatives of a Zeneca Group Entity, or pursuant to agreements which have previously been approved in principal or in general as part of the adoption of any Business Plan or annual budget,

    (xx) any change in the fiscal year of the corporation,

    (xxi) the appointment or termination of engagement of the independent auditors for the corporation and its Subsidiaries, and

    (xxii) the creation and composition of any committee of the Board of Directors.

  (c) The Board of Directors of the corporation may delegate (by vote in accordance with paragraph (b) above) to an operational committee such of the powers listed in clauses (i) through (xxii) of said paragraph (b) as the Board of Directors of the corporation deems appropriate, which delegation the Board of Directors of the corporation shall revise at such time as it deems appropriate. Such operational committee shall at all times consist of an equal number of directors elected by the holders of the Common Stock and directors elected by the holders of the Special Common Stock and vacancies on said committee shall be filled in the manner provided in Article III of these by-laws.

  (d) The following terms, as used in paragraph (b) immediately above, have the following meanings:

  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

  "Business Plan" has the meaning set forth in the Governance Agreement.

  "Call Option" means (i) the transactions contemplated by the Company Call Rights and (ii)the issuance to a Zeneca Shareholder of the Common Stock to fund the aggregate Call Price.

  "Call Price" has the meaning set forth in the Certificate of Incorporation.

  "Capital Stock" means, at any time, the Common Stock and the Special Common Stock and any other shares of authorized capital stock of the corporation.

  "Company Call Right" means the right to call the Special Common Stock pursuant to Section C of Article FOURTH of the Certificate of Incorporation.

  "Core Business" means, at any time, the following lines of business: diagnostic and therapeutic services to patients with complex, chronic illnesses requiring sophisticated long-term care including, but not limited to, the provision of personnel, equipment and other components necessary therefor, principally in the areas of cancer, kidney failure, organ transplantation and certain immune deficiency diseases.

  "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and current liabilities arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vi) all guarantees, endorsements and other contingent obligations with respect to Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto and (vii) obligations to repurchase assets previously sold.

  "Depositary" has the meaning set forth in Article FOURTH of the Certificate of Incorporation.

  "Employee Options" means any replacement options to purchase Special Common Stock granted to employees, consultants, officers or directors of the corporation or any of its Subsidiaries as contemplated by the Merger Agreement.

  "Employment Agreements" means any employment agreements of the Senior Officers entered into by the Company and such Senior Officer in connection with the Merger.

  "Event Date" means the earlier of (i) the date on which the corporation has exercised the Call Option and paid to the Depositary on the behalf of the corporation the aggregate Call Price and (ii) the date on which the Put Period has expired and the corporation has paid to the Depositary the purchase price for all shares of the Special Common Stock, if any, with respect to which the Put has been exercised.

  "Governance Agreement" means that certain Governance Agreement, dated as of December 22, 1994, by and among Bernard Salick, Zeneca and the corporation.

  "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive, or legislative instrumentality, or any agency, authority, commission, board or official thereof.

  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which is has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

  "Merger Agreement" means the Agreement and Plan of Merger dated as December 22, 1994 among the corporation, Zeneca and Atkemix Thirty-nine Inc., a Delaware corporation.

  "New Securities" means any securities of the corporation or any Subsidiary of the corporation of any type whatsoever (including, without limitation, any stock appreciation or similar interest rights with respect to such securities).

  "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Put" and "Put Period" have the respective meanings set forth in the Certificate of Incorporation.

  "Senior Officer" means, at any time, the twenty-five officers and employees of the corporation or any of its Subsidiaries, who have the then-highest aggregate annual salary and benefits.

  "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such Person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner and (iii) any other entity that is, directly or indirectly, controlled by such Person.

  "Zeneca" means Zeneca Limited, an English company.

  "Zeneca Group Entity" means, at any time, Zeneca and (i) Zeneca Group PLC, an English company, (ii) any entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by Zeneca Group PLC at such time and (iii) any other entity that is, directly or indirectly, controlled by Zeneca Group PLC at such time.

  "Zeneca Shareholder" means, at any time, any Zeneca Group Entity that owns shares of Capital Stock at such time.

  Capitalized terms used in paragraph (b) above or this paragraph (d) but not defined in this paragraph (d) have the respective meanings provided for in the Merger Agreement.

  Section 10. Compensation of Directors.

  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III--COMMITTEES

  Section 1. Committees of the Board of Directors.

  The Board of Directors, by a vote of a majority of the whole Board as provided in Section 9(b) of Article II of these by-laws, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect only directors to serve thereon as the members. Any committee so designated shall consist at all times of an equal number of directors elected by the holders of the Common Stock and directors elected by the holders of the Special Common Stock. In case any vacancy shall occur on any committee among the members thereof who are directors elected by holders of the Common Stock, such vacancy shall be filled only by a majority of the directors elected by the holders of the Common Stock who are then in office, although less than a quorum thereof, or by the sole remaining director elected by the Common Stock. In case any vacancy shall occur on any committee among the members thereof who are directors elected by holders of the Special Common Stock, such vacancy shall be filled only by a majority of the directors elected by the holders of the Special Common Stock who are then in office, although less than a quorum thereof, or by the sole remaining director elected by the Special Common Stock.

  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.

  Section 2. Conduct of Business.

  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of two members, in which event two members shall constitute a quorum; and, in any event, all matters shall be determined by a majority vote of the members present, including the affirmative vote of at least one director elected by the holders of the Common Stock and at least one director elected by the holders of the Special Common Stock. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE IV--OFFICERS

  Section 1. Generally.

  The officers of the corporation shall consist of a Chairman of the Board, President, a Secretary, a Treasurer and such other officers, including one or more Vice Presidents, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

  Section 2. Chairman of the Board.

  The Chairman of the Board shall be a member of the Board of Directors, the chief executive officer of the corporation and, if present, preside at all meetings of the stockholders and Board of Directors. He or she shall exercise and perform powers and duties, incident to the office of the chief executive officer and such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these by-laws.

  Section 3. President.

  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors. When performing the duties of the Chairman of the Board, he or she shall have the powers and be subject to the restrictions placed upon the Chairman of the Board. Subject to the provisions of these by-laws, the supervisory powers, if any, of the Chairman of the Board of Directors, and to the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the office of President and such other powers and duties as may from time to time be delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He or she shall have general supervision of and direction over all of the other officers and agents of the corporation.

  Section 4. Vice President.

  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

  Section 5. Chief Financial Officer.

  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

  The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

  Section 6. Treasurer.

  The Treasurer shall have the responsibility for such day-to-day financial matters of the corporation and other duties as are commonly incident to the office of Treasurer (other than those duties performed by the Chief Financial Officer) or as the Board of Directors or the chief executive officer may from time to time prescribe.

  Section 7. Secretary.

  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as are commonly incident to the office of Secretary or as the Board of Directors may from time to time prescribe.

  Section 8. Delegation of Authority.

  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

  Section 9. Removal.

  Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

  Section 10. Action with Respect to Securities of Other Corporations.

  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or any officer of the corporation authorized by the chief executive officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V--STOCK

  Section 1. Certificates of Stock.

  Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

  Section 2. Transfers of Stock.

  Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

  Section 3. Record Date.

  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 4. Lost, Stolen or Destroyed Certificates.

  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

  Section 5. Regulations.

  The issue, transfer, conversion and registration of certificates, of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI--NOTICES

  Section 1. Notices.

  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with an overnight courier service or by sending such notice by facsimile or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address or facsimile number as the same appears on the books of the corporation. The time when such notice is received, if hand delivered or sent by facsimile, or dispatched, if delivered through the mails or by overnight courier, shall be the time of the giving of the notice.

  Section 2. Waivers.

  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII--MISCELLANEOUS

  Section 1. Facsimile Signatures.

  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

  Section 2. Corporate Seal.

  The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer, Treasurer or by an Assistant Secretary or Assistant Treasurer.

  Section 3. Reliance upon Books, Reports and Records.

  Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

  Section 4. Fiscal Year.

  The fiscal year of the corporation shall be as fixed by the Board of Directors.

  Section 5. Time Periods.

  In applying any provision of these by-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

            ARTICLE VIII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 1. Right to Indemnification.

  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

  Section 2. Right to Advancement of Expenses.

  The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

  Section 3. Right of Indemnitee to Bring Suit.

  If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the corporation within twenty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication from which there is no further right to appeal that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the corporation.

  Section 4. Non-Exclusivity of Rights.

  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 5. Insurance.

  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

  Section 6. Indemnification of Employees and Agents of the Corporation.

  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                             ARTICLE IX--AMENDMENTS

  Subject to the provisions of Section 9(b) of Article II of these by-laws, these by-laws may be amended or repealed by the Board of Directors at any meeting or by the vote of the stockholders as provided in the Certificate of Incorporation.

                                                                        ANNEX D

                                  SECTION 262

                    OF THE DELAWARE GENERAL CORPORATION LAW

  (a) Any stockholder of a corporation of this State who hold shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section.

    Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger of consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger of consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX E

PERSONAL AND CONFIDENTIAL

December 22, 1994

Board of Directors
Salick Health Care, Inc.
8201 Beverly Boulevard
Los Angeles, CA 90048

Mesdames and Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Salick Health Care, Inc. (the "Company") of the Merger Consideration (as defined below) to be received for Shares pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of December 22, 1994 among the Company, Zeneca Limited ("Zeneca"), and an indirect wholly-owned subsidiary of Zeneca ("Merger Subsidiary").

The Agreement provides for the merger (the "Merger") of Merger Subsidiary with and into the Company, with the Company surviving, and the conversion of each outstanding Share into the right to receive one half share of the special common stock of the Company (the "Special Common Stock" or the "Stock Consideration") and $18.875 in cash (the "Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration"). The Special Common Stock will have the terms and conditions provided in the Agreement and, subject to the terms of the Agreement, will represent, on a fully diluted basis, 50% of the total common stock of the Company outstanding immediately after effectiveness of the Merger. In addition, the Company will make a deferred payment of $0.625 per Share, payable to the record holders of the Shares in two equal installments at 180 days and 360 days after effectiveness of the Merger.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to Zeneca from time to time, and may provide investment banking services to Zeneca in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended August 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; and certain annual and interim reports to shareholders of Zeneca. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects, and with members of the management of Zeneca regarding the future operations of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the health care services industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. In providing our opinion, we are not expressing any view as to the prices at which the Special Common Stock may trade (a) following the issuance of such Special Common Stock, or (b) more particularly, after the latest date at which such Special Common Stock may be put to the Company. In this regard, we are assuming that holders of the Shares who become holders of the Special Common Stock as a result of the Merger will exercise such put right when it becomes available, to the extent they have not previously disposed of their Special Common Stock. We express no view as to whether, under certain circumstances, it may be advantageous for holders of the Special Common Stock to continue to hold such Special Common Stock after the latest date at which such Special Common Stock can be put to the Company. Also, we have assumed that the obligation of Zeneca pursuant to Section 1.10 of the Agreement is a valid and binding obligation of Zeneca.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,

GOLDMAN, SACHS & CO.

                                                                         ANNEX F

                                          December 22, 1994

Board of Directors
Salick Health Care, Inc.
8201 Beverly Boulevard
Los Angeles, CA 90048

Members of the Board:

  We understand that Salick Health Care, Inc. (the "Company"), Zeneca Limited ("Zeneca"), and a subsidiary of Zeneca ("Merger Subsidiary") have entered into an Agreement and Plan of Merger dated as of December 22, 1994 (the "Agreement"). The Agreement provides for the merger (the "Merger") of Merger Subsidiary with and into the Company, with the Company surviving, and the conversion of each outstanding share of the Company's Common Stock, par value $0.001 per share (the "Shares"), into the right to receive one half share of the callable puttable common stock of the Company (the "Special Common Stock" or the "Stock Consideration") and $18.875 in cash (the "Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration"). The Special Common Stock will have the terms and conditions provided in the Agreement and, subject to the terms of the Agreement, will represent, on a fully diluted basis, 50% of the total common stock of the Company outstanding immediately after effectiveness of the Merger. In addition, the Company will make a deferred payment of $0.625 per Share, payable to the record holders of the Shares in two equal installments at 180 days and 360 days after effectiveness of the Merger.

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding Shares of the Merger Consideration to be received by them in the Merger. In connection with this opinion, we have:

  (i)  Reviewed the financial terms and conditions of the Agreement;

  (ii) Analyzed certain historical business and financial information relating to the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended August 31, 1994;

  (iii) Analyzed certain historical business and financial information relating to Zeneca, including the Annual Report on Form F-20 for the year ended December 31, 1993, and the report on Form 6-K for the period ended June 30, 1994, as well as Moody's Investors Service and Standard & Poor's reports on Zeneca;

  (iv) Reviewed various financial forecasts and other data provided to us by the Company relating to its business;

  (v) Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company and the strategic objectives of the Company;

  (vi) Held discussions with members of the senior management of Zeneca with respect to the business and prospects of Zeneca;

  (vii) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the business of the Company;

  (viii) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to that of the Company, and in other industries generally;

  (ix) Reviewed the historical stock prices and trading volumes of the Company's common stock; and

  (x) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or Zeneca. With respect to financial forecasts of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Acquisition will not have an adverse effect on the Company. With your permission, we have assumed that the obligation of Zeneca in
Section 1.10 of the Agreement is a valid and binding obligation of Zeneca. In providing our opinion, we are not expressing any view as to the prices at which the Special Common Stock may trade (a) following the issuance of such Special Common Stock, or (b) more particularly, after the latest date at which such Special Common Stock may be put to the Company. In this regard, we are assuming that holders of the Shares who become holders of the Special Common Stock as a result of the Merger will exercise such put right when it becomes available, to the extent they have not previously disposed of their Special Common Stock. We express no view as to whether, under certain circumstances, it may be advantageous for holders of the Special Common Stock to continue to hold such Special Common Stock after the latest date at which such Special Common Stock can be put to the Company.

  Lazard Freres & Co. is acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services upon closing of the Merger.

  Based on and subject to the foregoing, we are of the opinion that the Merger Consideration to be received by the holders of the outstanding Shares pursuant to the Agreement is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO.

- -------------------------------------------------------------------------------

PROXY                       SALICK HEALTH CARE, INC.

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR

                         ANNUAL MEETING APRIL 13, 1995

  LESLIE F. BELL and BARBARA BROMLEY-WILLIAMS, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Common Stock held of record by the undersigned at the meeting of stockholders of Salick Health Care, Inc. (the "Company"), to be held on Thursday, April 13, 1995 at 9:30 A.M., local time, or any adjournments or postponements thereof with respect to:

  1. Approval and adoption of an Agreement and Plan of Merger, dated as of December 22, 1994, as amended, by and among the Company, Zeneca Limited, an English company ("Zeneca"), and Atkemix Thirty-nine Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Zeneca ("Merger Subsidiary"), pursuant to which, among other things, (a) Merger Subsidiary will be merged (the "Merger") with and into the Company, with the Company being the surviving corporation, (b) the Company's certificate of incorporation of the Company will be amended to, among other things, authorize the issuance by the Company of Callable Puttable Common Stock, par value $.001 per share (the "Special Common Stock"), having the rights described in the Proxy Statement/Prospectus accompanying this Proxy, (c) each outstanding share of Common Stock, $.001 par value per share, of the Company (the "Shares") (other than Shares as to which appraisal rights have been perfected in accordance with Delaware General Corporation Law), will be converted into the right to receive $18.875 in cash and, although no fractional shares will be issued, one-half share of Special Common Stock, (d) the outstanding common stock of Merger Subsidiary will be converted into shares of the Common Stock of the Company representing immediately after the Merger 50% of the equity of the Company (assuming exercise in full of all options outstanding immediately prior to the Merger), (e) options to purchase shares of Special Common Stock will be issued in exchange for the options to purchase Shares which are outstanding immediately prior to the effective time of the Merger and (f) the ten nominees to the Company's Board of Directors who are listed in the Proxy Statement/Prospectus accompanying this Proxy will be elected. All fractional shares of Special Common Stock that holders of Shares otherwise would be entitled to receive will be aggregated and sold and the net proceeds paid to such holders. Holders of the Special Common Stock will have the right to cause the Company to purchase all or some of the shares thereof during a twenty business day period commencing two and one-half years after the consummation of the Merger (the "Closing") at a price of $42.00 per share and the Company will have the right to acquire all, but not less than all, of the Special Common Stock at any time during the four year period commencing with the Closing at the market price therefor (subject, during the first two years and seven months, to a minimum price of $42.00 per share, discounted from a date which is two years and six months from the effective time of the Merger, if called prior to that date, at a rate which, when compounded daily, is equal to four percent on an annualized basis, and a maximum price of $50.00 per share). As additional consideration for Shares converted in the Merger, the Company will make a distribution to all holders of record of Shares immediately prior to the effective time of the Merger in an aggregate amount of $0.625 per Share, to be paid in two equal installments of $0.3125 each, the first to be paid 180 days after the Closing and the second to be paid 360 days after the Closing.

  2. Election of Directors:  [_] For[_] Against[_] Abstain

   [_] FOR all Class I nominees       [_] WITHHOLD AUTHORITY to
       listed below (except as            vote for all Class I
       marked below)                      nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.)

                    Bernard Salick, M.D. and Leslie F. Bell
- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------
                          PLEASE DATE, SIGN AND RETURN

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE FOR PROPOSAL 1, THE MERGER PROPOSAL, AND FOR PROPOSAL 2, THE ELECTION OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                             Dated: ___________________________


                                             ----------------------------------
                                                 (Stockholder's Signature)


                                             ----------------------------------
                                                 (Stockholder's Signature)

                                             Please sign exactly as your name
                                             appears on this proxy. If signing
                                             for estates, trusts or
                                             corporations, title or capacity
                                             should be stated. If shares are
                                             held jointly, each holder should
                                             sign.
- -------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) Indemnification of Directors and Officers of Salick Health Care, Inc.

  Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the liability of its directors in accordance with the provisions set forth therein. The existing certificate of incorporation of Salick Health Care, Inc. provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

  Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The existing by-laws of Salick Health Care, Inc. generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

  Salick Health Care, Inc. is party to Indemnification Agreements with certain of its officers and directors. In general, the Indemnification Agreements provide for indemnification of the individuals party thereto for certain expenses and liabilities, provided that the individual meets certain standards of conduct. The Indemnification Agreements also establish certain procedures and deadlines for indemnification and advancement of expenses as well as certain limitations upon indemnification.

  Salick Health Care, Inc. has purchased directors' and officers' liability insurance in the amount of $20,000,000.

  (b) Indemnification of Directors and Officers of Zeneca PLC

  Article 141 of the Articles of Association of Zeneca PLC provides:

    "Subject to the provisions of and so far as may be consistent with the Securities Act, every Director, Secretary or other officer of Zeneca [PLC] shall be entitled to be indemnified by Zeneca [PLC] out of its own funds against and/or exempted by Zeneca [PLC] from all cash charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

  Article 142 of the Articles of Association of Zeneca PLC provides:

    "The Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, or employees of Zeneca [PLC] or of any other company in which Zeneca [PLC] has any interest whether direct or indirect, or who are or were at any time trustees of any pension fund or employees' share scheme or any other scheme or arrangements principally for the benefit of employees in which employees of Zeneca [PLC] or of any such other company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect to any act or omission in the actual or purported execution or discharge of their duties or in the exercise of their powers or otherwise in relation to their duties, powers or offices in relation to Zeneca [PLC] or any such other company or pension fund, employees' share scheme or any other such scheme or arrangements."

  Section 310 of the United Kingdom Companies Act 1985 (the "Companies Act") provides:

    "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

    (2) Except as provided by the following subsection, any such provision is void.

    (3) This section does not prevent a company--

        (a) from purchasing and maintaining for any officer or auditor insurance against any such liability, or

        (b) from indemnifying any such officer or auditor against any liability incurred by him--

                (i) in defending any proceedings (whether civil or criminal)
              in which judgment is given in his favor or he is acquitted, or

                (ii) in connection with any application under Section 144(3)
              or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

  Section 727 of the Companies Act provides:

    "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

    (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

    (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from his liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

  Zeneca PLC will indemnify and hold harmless each director and each officer or representative of Zeneca PLC who signs the Registration Statement and Zeneca PLC's authorized representatives from and against certain civil liabilities based on information supplied by Zeneca PLC for use herein.

  As of January 1, 1995, Zeneca PLC has purchased directors' and officers' liability insurance from United States and United Kingdom insurers in the amount of $150 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

        2.1  Copy of Agreement and Plan of Merger, dated as of December 22,
             1994, as amended, by and among Salick Health Care, Inc, Zeneca
             Limited and Atkemix Thirty-nine Inc. (attached as Annex A to the
             Proxy Statement/Prospectus forming a part of this Registration
             Statement).
        2.2 Assignment Agreement, dated January 26, 1995, among Zeneca Limited and Zeneca PLC.
        2.3  Copy of Agreement and Plan of Merger between Salick Health Care,
             Inc., a California corporation, and Salick Health Care, Inc., a
             Delaware corporation. Incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-B of Salick Health Care, Inc.
             dated August 28, 1991.
        3.1 Certificate of Incorporation of Salick Health Care, Inc. in the form to be effective on the effective date of the Merger (attached as Annex B to the Proxy Statement/
             Prospectus forming a part of this Registration Statement on Form
             S-4 of Salick Health Care, Inc.).
        3.2 By-Laws of Salick Health Care, Inc. in the form to be effective on the effective date of the Merger (attached as Annex C to the Proxy
             Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Salick Health Care, Inc.).
        4.1  Business Loan Agreement of Salick Health Care, Inc. with Bank of
             America NT&SA dated January 1, 1993. Incorporated by reference to
             Exhibit 4(f) of the Form 10-K of Salick Health Care, Inc. for the year ended August 31, 1993.
        4.2  Specimen form of certificate of Common Stock of Salick Health
             Care, Inc. Incorporated by reference to Exhibit 4(g) of the Registration Statement on Form 8-B of Salick Health Care, Inc.
             dated August 28, 1991.
        4.3  Specimen form of certificate of Callable Puttable Common Stock of
             Salick Health Care, Inc.
        5.1  Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
             Corporation, on behalf of Salick Health Care, Inc.
        5.2 Opinion of the Solicitor of Zeneca PLC as to the validity of the contingent debt obligations of Zeneca PLC.
        5.3  Opinion of Davis Polk & Wardwell, United States counsel for Zeneca
             PLC, as to the validity of the contingent debt obligations of Zeneca PLC.
        8.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for Salick Health Care, Inc.
       12.1 Computation of Ratio of Earnings to Fixed Charges under UK GAAP for Zeneca PLC.
       12.2 Computation of Ratio of Earnings to Fixed Charges under US GAAP for Zeneca PLC.
       23.1  Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional
             Corporation (included in Exhibit 5.1).
       23.2  Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
             Exhibit 8.1).
       23.3  Consent of Independent Accountants for Salick Health Care, Inc.
       23.4  Consent of the Solicitor of Zeneca PLC (included in Exhibit 5.2).
       23.5  Consent of Davis Polk & Wardwell (included in Exhibit 5.3).

  (a) Exhibits.


       23.6  Consent of KPMG, independent chartered accountants to Zeneca PLC.
       23.7  Consent of Goldman, Sachs & Co.
       23.8  Consent of Lazard Freres & Co.
       23.9  Consent of Robert C. Black to be named as a director
      23.10  Consent of Dr. Michael G. Carter to be named as a director
      23.11  Consent of John G. Goddard to be named as a director
      23.12  Consent of Dr. Thomas F.W. McKillop to be named as a director
      23.13  Consent of Dr. Clifford Richard Guy to be named as a director
      24     Powers of Attorney with respect to Zeneca PLC signatories
             (included on the signature pages).

  (b) Financial Statement Schedule

    Schedule VIII--Valuation and Qualifying Accounts (included as page II-
    11)

ITEM 22. UNDERTAKINGS

  Salick Health Care, Inc. hereby undertakes:

  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Salick Health Care, Inc. pursuant to the foregoing provisions, or otherwise, Salick Health Care, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Zeneca PLC hereby undertakes:

  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S) 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or
(S) 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) To respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The above undertaking includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Zeneca PLC pursuant to the foregoing provisions, or otherwise, Zeneca PLC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 10, 1995.

                                          SALICK HEALTH CARE, INC.

                                                   /s/ Bernard Salick
                                          By___________________________________
                                                   Bernard Salick, M.D.,
                                               Chairman of the Board, Chief
                                              Executive Officer and President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                         TITLE                DATE

        /s/ Bernard Salick              Chairman of the         March 10, 1995
- -------------------------------------   Board, Chief
        Bernard Salick, M.D.            Executive Officer,
                                        President and
                                        Director (Principal
                                        Executive Officer)

        /s/ Leslie F. Bell              Executive Vice          March 10, 1995
- -------------------------------------   President, Chief
           Leslie F. Bell               Financial Officer,
                                        Secretary and
                                        Director (Principal
                                        Financial Officer)

   /s/ Barbara Bromley-Williams         Senior Vice             March 10, 1995
- -------------------------------------   President--
      Barbara Bromley-Williams          Professional
                                        Services and
                                        Director

       /s/ Michael T. Fiore             Executive Vice          March 10, 1995
- -------------------------------------   President, Chief
          Michael T. Fiore              Operating Officer
                                        and Director

       /s/ Sheldon S. King              Executive Vice          March 10, 1995
- -------------------------------------   President and
           Sheldon S. King              Director

         /s/ Thomas Mintz               Director                March 10, 1995
- -------------------------------------
         Thomas Mintz, M.D.

                                        Director
- -------------------------------------
           Paul G. Rogers

                                        Director
- -------------------------------------
        Regina E. Herzlinger

       /s/ Blair L. Hundahl             Vice President-         March 10, 1995
- -------------------------------------   Finance (Principal
          Blair L. Hundahl              Accounting Officer)

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England on the 10th day of March, 1995.

                                          ZENECA GROUP PLC


                                                   /s/ J.D.F. Barnes
                                          By:__________________________________
                                            Name: J. David F. Barnes
                                            Title: Chief Executive

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby appoints Glenn M. Engelmann and William C. Lucas and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registration Statement to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                         TITLE                DATE

                                        Chairman
- -------------------------------------
       Sir Denys H. Henderson

        /s/ J.D.F. Barnes               Chief Executive and     March 10, 1995
- -------------------------------------   Director (Principal
         J. David F. Barnes             Executive Officer)

         /s/ John C. Mayo               Finance Director        March 10, 1995
- -------------------------------------   (Principal Financial
            John C. Mayo                and Accounting
                                        Officer)

       /s/ Dr. Peter Doyle              Director                March 10, 1995
- -------------------------------------
           Dr. Peter Doyle

     /s/ Anthony T.G. Rodgers           Director                March 10, 1995
- -------------------------------------
        Anthony T.G. Rodgers

              SIGNATURE                         TITLE                DATE

        /s/ Alan I.H. Pink              Director                March 10, 1995
- -------------------------------------
           Alan I.H. Pink

                                        Director
- -------------------------------------
          Peter L. Bonfield

                                        Director
- -------------------------------------
         Lord Henry Chilver

    /s/ Sir Richard Greenbury           Director                March 10, 1995
- -------------------------------------
        Sir Richard Greenbury

                                        Director
- -------------------------------------
          Gillian M. Lewis

     /s/ Sir M. Sydney Lipworth         Director                March 10, 1995
- -------------------------------------
       Sir M. Sydney Lipworth

                                        Director
- -------------------------------------
         Sir C. Jeremy Morse

                                        Director
- -------------------------------------
           Thomas H. Wyman

Authorized Representative

       /s/ Glenn M. Engelmann
- -------------------------------------
Glenn M. Engelmann, as the duly
authorized representative of Zeneca
Group PLC in the United States

                                                                   SCHEDULE VIII

                       VALUATION AND QUALIFYING ACCOUNTS

                                    ADDITIONS
                                    CHARGED TO
                         BALANCE AT COSTS AND                            BALANCE AT
                         JANUARY 1   EXPENSES  OTHER ACCOUNTS DEDUCTIONS DECEMBER 31
                         ---------- ---------- -------------- ---------- -----------
                                              ((Pounds) MILLION)
1991
Allowance for doubtful
 accounts...............       10          8            1           (3)         16
Allowance for losses
 (deducted from
 investments)...........      --           2          --           --            2
                          -------    -------      -------      -------     -------
Total...................       10         10            1           (3)         18
                          =======    =======      =======      =======     =======
1992
Allowance for doubtful
 accounts...............       16          6           21           (5)         38
Allowance for losses
 (deducted from invest-
 ments).................        2          1          --           --            3
                          -------    -------      -------      -------     -------
Total...................       18          7           21           (5)         41
                          =======    =======      =======      =======     =======
1993
Allowance for doubtful
 accounts...............       38         11          --           (11)         38
Allowance for losses
 (deducted from invest-
 ments).................        3          1          --           --            4
                          -------    -------      -------      -------     -------
Total...................       41         12          --           (11)         42
                          =======    =======      =======      =======     =======

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                             DESCRIPTION
   -------                            -----------
        2.1  Copy of Agreement and Plan of Merger, as amended, dated as of December 22, 1994, by and among Salick Health Care, Inc,
             Zeneca Limited and Atkemix Thirty-nine Inc. (attached as
             Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement).
        2.2  Assignment Agreement, dated January 26, 1995, among Zeneca
             Limited and Zeneca PLC.
        2.3  Copy of Agreement and Plan of Merger between Salick Health
             Care, Inc., a California corporation, and Salick Health
             Care, Inc., a Delaware corporation. Incorporated by
             reference to Exhibit 1 of the Registration Statement on Form
             8-B of Salick Health Care, Inc. dated August 28, 1991.
        3.1  Certificate of Incorporation of Salick Health Care, Inc. in
             the form to be effective on the effective date of the Merger
             (attached as Annex B to the Proxy Statement/
             Prospectus forming a part of this Registration Statement on
             Form S-4 of Salick Health Care, Inc.).
        3.2  By-Laws of Salick Health Care, Inc. in the form to be effective on the effective date of the Merger (attached as
             Annex C to the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Salick Health
             Care, Inc.).
        4.1  Business Loan Agreement of Salick Health Care, Inc. with
             Bank of America NT&SA dated January 1, 1993. Incorporated by reference to Exhibit 4(f) of the Form 10-K of Salick Health
             Care, Inc. for the year ended August 31, 1993.
        4.2  Specimen form of certificate of Common Stock of Salick
             Health Care, Inc. Incorporated by reference to Exhibit 4(g)
             of the Registration Statement on Form 8-B of Salick Health
             Care, Inc. dated August 28, 1991.
        4.3  Specimen form of certificate of Callable Puttable Common
             Stock of Salick Health Care, Inc.
        5.1  Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A
             Professional Corporation, on behalf of Salick Health Care,
             Inc.
        5.2  Opinion of the Solicitor of Zeneca PLC as to the validity of the contingent debt obligations of Zeneca PLC.
        5.3  Opinion of Davis Polk & Wardwell, United States counsel for
             Zeneca PLC, as to the validity of the contingent debt
             obligations of Zeneca PLC.
        8.1  Opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for Salick Health Care, Inc.
       12.1  Computation of Ratio of Earnings to Fixed Charges under UK
             GAAP for Zeneca PLC.
       12.2  Computation of Ratio of Earnings to Fixed Charges under US
             GAAP for Zeneca PLC.
       23.1  Consent of Sanders, Barnet, Goldman, Simons & Mosk, A
             Professional Corporation (included in Exhibit 5.1).
       23.2  Consent of Fried, Frank, Harris, Shriver & Jacobson
             (included in Exhibit 8.1).
       23.3  Consent of Independent Accountants for Salick Health Care,
             Inc.
       23.4  Consent of the Solicitor of Zeneca PLC (included in Exhibit
             5.2).
       23.5  Consent of Davis Polk & Wardwell (included in Exhibit 5.3).


   EXHIBIT
   NUMBER                        DESCRIPTION
   -------                       -----------
      23.6   Consent of KPMG, independent chartered accountants
             to Zeneca PLC.
      23.7   Consent of Goldman, Sachs & Co.
      23.8   Consent of Lazard Freres & Co.
      23.9   Consent of Robert C. Black to be named as a
             director
      23.10  Consent of Dr. Michael G. Carter to be named as a
             director
      23.11  Consent of John G. Goddard to be named as a
             director
      23.12  Consent of Dr. Thomas F.W. McKillop to be named as
             a director
      23.13  Consent of Dr. Clifford Richard Guy to be named as
             a director
      24     Powers of Attorney with respect to Zeneca PLC
             signatories (included on the signature pages).